As filed with the Securities and Exchange Commission on September 8, 2009

Registration No. 333-160323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 3

to

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

COLONY FINANCIAL, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

1999 Avenue of the Stars, Suite 1200

Los Angeles, CA 90067

(310) 282-8820

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald M. Sanders, Esq.

660 Madison Avenue, Suite 1600

New York, NY 10065

(212) 230-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Warren Gorrell, Jr., Esq. David P. Slotkin, Esq. Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Phone: (202) 637-5600 Facsimile: (202) 637-5910	Larry P. Medvinsky, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY Phone: (212) 878-8000 Facsimile: (212) 878-8375

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)
Common Stock, par value $0.01	$575,000,000	$4,185

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their overallotment option.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)	$27,900 previously paid on June 26, 2009 for an initial maximum aggregate offering price of $500,000,000. $4,185 paid herewith for a total proposed maximum aggregate offering price of $575,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of the securities is not permitted.

Subject to Completion

Preliminary Prospectus, dated September 8, 2009

PROSPECTUS

25,000,000 Shares

Common Stock

We are a newly organized real estate finance company that will acquire, originate and manage a diversified portfolio of real estate-related debt instruments. We initially intend to focus primarily on acquiring, originating and managing commercial mortgage loans and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. We will be externally managed and advised by Colony Financial Manager, LLC, a wholly owned subsidiary of Colony Capital, LLC, a privately-held independent global real estate investment firm founded in 1991. Colony Capital has an extensive global footprint and corresponding infrastructure, with 14 offices in 10 countries.

This is our initial public offering and no public market currently exists for our common stock. We are offering 25,000,000 shares of our common stock. All of the shares of common stock offered by this prospectus are being sold by us. We expect the initial public offering price of our common stock to be $20.00 per share. Our common stock has been approved for listing on the New York Stock Exchange, or the NYSE, subject to official notice of issuance, under the symbol “CLNY.”

Concurrently with the completion of this offering, (i) certain of our executive officers and certain officers of Colony Capital, LLC and its affiliates will acquire 500,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or preferred stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common stock:

•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•

We have not yet identified any specific investments for our portfolio and, therefore, you will be unable to evaluate the allocation of net proceeds from this offering and the concurrent private placement or the economic merits of our investments prior to making an investment decision.

•

There are various conflicts of interest in our relationship with Colony Capital and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.

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We are dependent on our Manager, Colony Capital and their key personnel for our success, and we may not find a suitable replacement for our Manager and Colony Capital if the management agreement or the investment advisory agreement is terminated, or for these key personnel if they leave our Manager or Colony Capital or otherwise become unavailable to us, which would materially and adversely affect us.

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Maintenance of our exemption from registration under the Investment Company Act of 1940 will impose significant limits on our operations, which may have a material adverse effect on our ability to execute our business strategy.

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If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax and potentially state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

•	We may change our business, investment, leverage and financing strategies without stockholder consent.

	Per Share	Total
Public offering price	$20.00	$
Underwriting discounts and commissions(1)	$1.20	$
Proceeds, before expenses, to us	$18.80	$

(1)	The underwriters will be entitled to receive $.60 per share from us at closing in underwriting discounts and commissions. In addition, our Manager will pay to the underwriters $.20 per share for such shares sold in the offering at closing and the underwriters will forego the receipt of payment of $.40 per share in underwriting discounts and commissions, subject to the following. We will agree to reimburse the $.20 per share to our Manager and pay the $.40 per share in underwriting discounts and commissions to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discounts and commissions paid by us, based on $.60 per share (or 3% of the public offering price), and by our Manager, based on $.20 per share (or 1% of the public offering price), would be $20,000,000. See “Underwriting.”

We have granted the underwriters the right to purchase up to 3,750,000 additional shares of our common stock from us at the initial public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock sold in this offering will be ready for delivery on or about                      , 2009.

Joint Book Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	Morgan Stanley	UBS Investment Bank

Calyon Securities (USA) Inc.

HSBC

JMP Securities

Keefe, Bruyette & Woods

RBC Capital Markets

The date of this prospectus is                      , 2009.

You should rely only on the information contained in this prospectus, or in any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Colony Financial, Inc., a Maryland corporation, together with its consolidated subsidiaries; “our Manager” refers to our external manager, Colony Financial Manager, LLC, a newly formed Delaware limited liability company; and “Colony Capital” refers to Colony Capital, LLC (which is our sponsor for purposes of this offering), together with its affiliates (other than us), the parent of our Manager. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $20.00 per share, (2) the sale in a concurrent private placement to certain of our executive officers and certain officers of Colony Capital and its affiliates of an aggregate of 500,000 shares of our common stock and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional 3,750,000 shares of our common stock.

Our Company

We are a newly organized real estate finance company that will acquire, originate and manage a diversified portfolio of real estate-related debt instruments. We initially intend to focus primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. We collectively refer to commercial mortgage loans, other commercial real estate-related debt investments, commercial mortgage-backed securities, or CMBS, real estate owned, or REO, properties and other real estate and real estate-related assets, as discussed below, as our target assets.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Colony Capital, a privately-held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr. Colony Capital has an extensive global footprint and corresponding infrastructure, with over 200 employees operating in a total of 14 offices in the following 10 countries: China, England, France, Italy, Japan, Lebanon, South Korea, Spain, Taiwan and the United States. This global infrastructure provides Colony Capital’s acquisition team with proprietary market knowledge, exceptional sourcing capabilities and the local presence required to identify and execute complex transactions. Over the past 18 years, Colony Capital established 30 investment vehicles, including dedicated private domestic and foreign investment funds and investment-specific co-investment vehicles, raising an aggregate of approximately $15.7 billion of capital, which has been invested in most major sectors of real estate, including investments in our target assets.

Since inception, Colony Capital has adapted its investment strategy to the different market opportunities presented from time to time. Beginning in 1991, Colony Capital became one of the pioneering purchasers of distressed assets from the Resolution Trust Corporation, or the RTC, and the Federal Deposit Insurance Corporation, or the FDIC. In the mid-1990s, as U.S. opportunities decreased, Colony Capital identified investment opportunities in Europe. As a result, Colony Capital began to build a significant European presence, with an initial investment focus on distressed real estate. As the market opportunities again shifted in the mid- to late-1990s, Colony Capital broadened its focus to include equity investments in real estate and real estate-related assets in the U.S., Europe and Asia, and expanded its global presence by setting up operations in Asia to capitalize on opportunities arising from the Asian financial crisis of the late 1990s. Since then, Colony Capital has established several closed-end investment funds primarily focused on equity investments in real estate and operating businesses that are significantly dependent on real estate. As the global economy suffered a significant downturn beginning in late 2007 and commercial real estate fundamentals began to deteriorate, Colony Capital leveraged its prior experiences to capitalize on distressed real estate debt opportunities. In 2008, Colony Capital established a distressed credit private investment fund that has participated in five recent FDIC auctions, with two successful bids, and invested approximately $172 million of capital through the acquisition of four portfolios of commercial mortgage loans and other commercial real estate-related debt investments. Our Manager will be able to draw upon Colony Capital’s experience and expertise in identifying and capitalizing on investment opportunities in our target asset classes. In addition, we will have access to Colony Capital’s pipeline of potential investment opportunities.

Our objective is to provide returns that are attractive in light of the amount of risk associated with achieving such returns, or attractive risk-adjusted returns, to our investors, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective through investments in, and active management of, a diversified investment portfolio of performing, sub-performing and non-performing commercial mortgage loans and other attractively priced real estate-related debt investments. We define a performing loan as a loan on which the borrower is in substantial compliance with the terms of the loan; a sub-performing loan as a loan with a very high loan-to-value ratio, with a low debt service coverage ratio and/or is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan’s entire unpaid principal balance; and a non-performing loan as a loan that is in default of its covenants, is past due in principal and interest payments, or is past its final maturity date and has not been repaid. We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. We believe that events in the financial markets have created significant dislocation between price and intrinsic value in certain of our target assets and that attractive investment opportunities will be available for a number of years. We believe that we are well positioned to capitalize on such opportunities as well as to remain flexible to adapt our strategy as market conditions change. We also believe that our Manager’s and its affiliates’ in-depth understanding of commercial real estate and real estate-related investments (including our target assets), and in-house underwriting and asset management capabilities, will enable us to acquire assets with attractive in-place cash flows and the potential for meaningful capital appreciation.

We have not made any investments in our target assets as of the date of this prospectus. We will commence operations upon completion of this offering. We are a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Our Competitive Strengths

We believe we distinguish ourselves from our competitors through the following competitive advantages:

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Experienced Management Team with Expertise in Real Estate and Real Estate-Related Debt Investments and Capital Markets.    Our senior management team, which consists of certain of Colony Capital’s executive officers and is led by Thomas J. Barrack, Jr. and Richard B. Saltzman, together with Colony Capital’s executive committee, has a long track record and extensive experience managing and investing in commercial mortgage loans and other commercial real estate and real estate-related investments through a variety of credit cycles and market conditions. The members of the senior management team have an average of approximately 22 years of experience in real estate investing and financing, including significant experience in distressed real estate backed sub-performing and non-performing loan portfolios, and REO properties.

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Access to Extensive Pipeline of Investment Opportunities.    Through our Manager, we have access to Colony Capital’s extensive long-term relationships with real estate owners, developers and financial intermediaries, including primary dealers, leading investment and commercial banks, brokerage firms, public and private real estate investment companies, mortgage lenders and many strategic partners. We believe these relationships, together with our Manager’s global infrastructure, will provide us access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to our competitors.

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Strong Asset Level Underwriting Capabilities.    Our Manager has access to Colony Capital’s fully integrated in-house underwriting platform, which has extensive experience underwriting, conducting due diligence and valuing real estate and real estate-related assets, including the asset classes in which we intend to invest. The foundation of this underwriting platform is the in-depth, asset level evaluation of each investment opportunity using rigorous quantitative and qualitative analysis. We believe that these tools provide an advantage relative to many of our competitors and enable us to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment. We believe our underwriting, credit, financing and asset management experience should enable us to generate attractive risk-adjusted returns by expeditiously resolving performance issues associated with the loans that we acquire from the FDIC through work-outs, refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the underlying property.

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Value-Added Execution and Asset Management Experience.    Colony Capital’s in-house asset management team has extensive experience creating capital appreciation opportunities through active management of real estate and real estate-related assets. Working collaboratively with the underwriting team, the asset management team formulates a strategic plan to extract the maximum amount of value from each asset through, among other things, repositioning, restructuring and intensive management. Colony Capital has been successful by formulating and executing various asset management strategies through a variety of economic cycles domestically and abroad and in complex capital structures. In the past, such strategies have included the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition. We expect this expertise to benefit our loan-to-own and REO property investments in particular.

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Dynamic and Flexible Investment Strategy.    Our investment strategy is dynamic and flexible, which enables us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies around the world. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles, often before other investors identify such opportunities. Colony Capital’s global platform provides us the ability to adjust swiftly to shifts in global markets and deploy capital in markets around the world as attractive investment opportunities arise.

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Alignment of Interests.    We have structured our relationship with our Manager to closely align our interests with those of our Manager and its affiliates, including Colony Capital. In addition to the incentive fees that may be earned by our Manager (which are payable in shares of our common stock, subject to our ownership limitations), concurrently with the completion of this offering (i) certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital (which shares will vest ratably on each of the first, second and third anniversaries of this offering). Assuming the vesting of all such shares of restricted stock, such persons collectively will beneficially own approximately 4.4% of our outstanding common stock upon completion of this offering and the concurrent private placement. The individuals acquiring our common stock in the concurrent private placement will agree with the underwriters that, for a period of one year after the date of this prospectus, they will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, sell or otherwise transfer these shares, subject to certain exceptions and extension in certain circumstances. We believe that the ownership of our common stock by such individuals, as well as the incentive fees that may be earned by our Manager, will align our interests with those of our senior management team and our Manager, which will create an incentive to maximize returns for our stockholders.

Market Opportunities

We believe that the current economic downturn and corresponding credit crisis have produced an attractive environment to acquire real estate-related debt instruments.

Following years of unprecedented appreciation in commercial real estate values fueled by readily available and inexpensive credit, the commercial real estate market began a substantial decline in late 2007 as a result of the massive contraction in the credit and securitization markets. This began a dramatic repricing process. The sudden contraction in available capital was exacerbated as financial institutions and other motivated sellers rotated out of real estate to reduce debt on their balance sheets in order to remain solvent and/or to meet regulatory capital requirements. As the broader economy entered recession in late 2007, commercial real estate fundamentals began to deteriorate, which placed additional pressure on commercial real estate values. The long term nature of most commercial leases has generally resulted in a lag effect relative to current economic conditions. We expect commercial real estate fundamentals to remain depressed in the short-term and that there will be a scarcity of capital to refinance debt maturities in the medium- to long-term.

We believe that the confluence of these factors has caused and will continue to cause an “over-correction” in the repricing of certain real estate-related debt assets. We expect continued price deterioration to drive real estate capitalization rates (i.e., property net operating income divided by acquisition price) above historical averages, presenting an attractive entry point in the commercial real estate cycle. We believe that Colony Capital’s deep experience in commercial real estate investing, asset level underwriting practices, market analytics, discipline and asset management abilities should allow us to capitalize on these investment opportunities.

There is and will continue to be a vast inventory of commercial real estate-related assets that needs to be recapitalized as part of the industry’s reduction of outstanding debt. We expect this process to take several years. According to Property and Portfolio Research estimates, over $1.8 trillion of commercial real estate debt will mature between 2009 and 2012, with over $400 billion maturing in each year. We believe there are significant opportunities for well-capitalized investors to originate new mortgage loans, as well as to acquire existing performing, sub-performing and non-performing commercial mortgage loans and other commercial real estate-related debt investments. We expect to identify and capitalize on what we believe to be mispricings in the market while employing conservative underwriting criteria and to capitalize on continued dislocation.

Specifically, we see attractive opportunities to acquire whole mortgage loans, including performing, sub-performing and non-performing loans and loan portfolios, from financial institutions and government agencies. In particular, we believe that the FDIC will provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver. According to the FDIC, as of September 7, 2009, 89 depository institutions have failed in 2009, with more than

$91 billion in combined assets. In 2008, 25 depository institutions failed, with approximately $373 billion in assets, as compared to 2007 in which only three banks failed, with approximately $2.6 billion of assets. The FDIC has begun disposing of failed banks’ assets primarily through open auctions, a process similar to that utilized during the RTC era of 1989-1995. In addition, the FDIC recently announced that the number of banks on its “problem list” had increased to 416 at the end of June 2009, with combined assets of $299.8 billion (as compared to 117 at of the end of June 2008, with combined assets of $78.3 billion), representing the largest number of “problem” institutions since June 30, 1994, and the largest amount of assets on the list since December 31, 1993.

We also expect that the scarcity of new originations will create a protracted opportunity to originate mortgage and mezzanine loans on high-quality commercial real estate assets as banks, insurance companies and other financial institutions continue to reduce their exposure to debt instruments and reduce originations. We intend to leverage Colony Capital’s extensive experience underwriting and valuing real estate assets to capitalize on this financing gap by originating mortgage and mezzanine loans at attractive yields, underwritten to conservative credit metrics. We may seek to further enhance returns by selling A-Notes or securitizing our loans.

The current dislocation in the CMBS market has created an opportunity to acquire bonds that we believe are mispriced relative to their underlying collateral value. CMBS yields have widened significantly due to the fact that many traditional buyers of CMBS in the last five years are no longer active market participants. We expect the dislocation to persist due to near term risks, such as volatility in trading spreads, downgrade risks and the deterioration of underlying commercial property fundamentals. Further, many fixed income investors do not have the required commercial real estate and structured securities expertise to properly assess the fundamental value of CMBS bonds, which we believe will lead to a continued CMBS supply and demand imbalance. As a result, we believe favorable opportunities to invest in CMBS will continue for several years, and that Colony Capital’s asset level underwriting experience will allow us to capitalize on this market going forward.

Our participation in and knowledge of the CMBS market may also generate deal flow for our other strategies, such as whole loan originations. According to Trepp, LLC, over $250 billion of CMBS loans are expected to mature between 2009 and 2013. The absence of an active market for refinancing these loans is expected to produce a severe funding gap, which should generate new investment opportunities for us. Government initiatives such as the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program are expected to improve the CMBS market by providing financing to investors. Beginning in June 2009, up to $100 billion of Term Asset-Backed Securities Loan Facility loans (which limit may be re-evaluated by the Federal Reserve Bank of New York, or the FRBNY) became available to finance purchases of certain high quality CMBS created on or after January 1, 2009 and, beginning in July 2009, certain high quality legacy CMBS, including CMBS issued before January 1, 2009, became eligible for Term Asset-Backed Securities Loan Facility financing. However, on May 26, 2009, Standard & Poor’s issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in doing so indicated that the proposed changes would result in downgrades of a considerable number of legacy CMBS securities which would have been eligible for financing under the Term Asset-Backed Securities Loan Facility. This created doubt in the marketplace regarding the amount of legacy CMBS that will be eligible for financing under the Term Asset-Backed Securities Loan Facility. We believe that the availability of financing under the Term Asset-Backed Securities Loan Facility presents an attractive opportunity to achieve higher returns on qualifying CMBS investments.

Our Investment Strategy

We will seek to provide attractive risk-adjusted returns to our investors, primarily through acquisitions, originations and active management of a diversified portfolio of our target assets. The primary tenet upon which this objective relies is our ability to identify assets from which we can extract value. This approach is driven by a disciplined investment strategy, focused on the following:

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capitalizing on asset level underwriting experience and market analytics to identify investments with pricing dislocations and attractive risk-return profiles that can be purchased at meaningful discounts to our estimates of intrinsic value;

•	creating capital appreciation opportunities by resolving sub-performing or non-performing loans through repositioning, restructuring and active management of those assets;

•	seeking to acquire assets held for sale that are undervalued as a result of the scarcity of credit available for financing commercial real estate;

•

retaining control, where possible, over the formulation and execution of the management strategies with respect to our assets, including the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition; and

•

structuring transactions with a prudent amount of leverage, if any, given the risk of the underlying asset’s cash flows, attempting to match the structure and duration of the financing with the underlying asset’s cash flows, including through the use of hedges, as appropriate.

In implementing our investment strategy, we will utilize our Manager’s and its affiliates’ expertise in identifying attractive investment opportunities within the target asset classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macro-economic conditions. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. However, our investment strategy is dynamic and flexible, which enables us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies around the world. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles, often before other investors identify such opportunities.

Our Target Assets

The target assets we expect to acquire are as follows:

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Acquisition of Whole Mortgage Loans.    Mortgage loans, or portfolios of mortgage loans, secured by first or second liens on commercial properties, including office buildings, industrial or warehouse properties, hotels, retail properties, apartments and properties within other commercial real estate sectors, which may include performing, sub-performing and non-performing loans. In particular, we intend to invest in portfolios of commercial whole loans acquired from the FDIC, other governmental agencies and financial institutions.

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Origination of Whole Mortgage Loans.    We also may originate whole mortgage loans that provide long-term mortgage financing to commercial property owners and developers. In some cases, we may originate and fund a first mortgage loan with the intention of structuring and selling a senior tranche, or A-Note, and retaining the subordinated tranche, or B-Note.

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Commercial Mortgage-Backed Securities.    CMBS are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. Initially we expect to focus primarily on legacy CMBS, especially AAA-rated CMBS, while also seeking to acquire newly originated CMBS and subordinated and interest-only tranches.

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Mezzanine Loans.    The origination or acquisition of loans made to property owners that are subordinate to mortgage debt and are secured by pledges of the borrower’s ownership interests in the property and/or the entity that owns the property.

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Loan-to-Own.    The origination or acquisition of mortgage loans or other real estate-related loans or debt investments with the expectation of subsequently foreclosing on, or otherwise taking control of, the property securing the loan or investment, which are generally referred to as “loan-to-own” investments.

•	Real Estate Owned Properties. In certain instances, we also may invest in REO properties, which are properties owned by a lender after an unsuccessful foreclosure auction.

•

Debtor in Possession, or DIP, Loans.    The origination of whole mortgage loans, generally senior to all other liabilities of the borrower and secured by first mortgage liens on real property, designed to allow a borrower to reorganize under supervision of a bankruptcy court.

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B-Notes.    The origination or acquisition of loans that represent a junior participation in a first mortgage on a single large commercial property or group of related properties and are subordinated to the senior participation A-Note.

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Bridge Loans.    The origination or acquisition of a first priority lien on commercial property that provides interim or bridge financing to borrowers seeking short-term capital (with terms of generally up to three years) to be used in the acquisition, construction or redevelopment of a property or group of properties.

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Minority Equity Ownership Interests in Banks.    Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, from time to time, we also may seek to acquire minority equity ownership interests in commercial banks or similar financial institutions, the primary assets of which are expected to be commercial and residential mortgage loans and/or REO properties.

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Other Assets.    Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we also intend to invest in other commercial real estate-related debt investments, such as loans to REITs and real estate operating companies, or REOCs, and corporate bonds of REITs and REOCs; residential mortgage-backed securities, or RMBS; construction/rehabilitation loans; loans to providers of real estate net lease financing; residential mortgage loans; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps, or CDSs, and other derivative securities; collateralized debt obligations, or CDOs; and non-real estate-related debt investments.

Based upon existing market conditions, we currently expect our initial portfolio of our target assets will be comprised of between 60% to 80% of whole mortgage loans (which we do not expect to be rated), with a focus on secondary acquisitions of loans at discounts from financial institutions and FDIC liquidations of failed financial institutions, 10% to 20% of CMBS (which we expect to have ratings ranging from “AAA” to non-investment grade, with the majority of our investments in CMBS to be currently or originally rated “AAA”) and 10% to 20% of other target assets, including debtor in possession, or DIP, loans (which we do not expect to be rated). There can be no assurance that our initial portfolio of our target assets will be allocated in such manner, or that our portfolio of our target assets will not change over time. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. See “—Investment Process” and “—Risk Management.” In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Investment Process

Our investment process benefits from the experience, resources and professionals of our Manager and Colony Capital. This process initially involves:

•	identifying investment opportunities;

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assessing the opportunities to ensure that they meet preliminary screening criteria, including the impact of the opportunities on maintaining our REIT qualification and 1940 Act exemption, and suitability of the potential investment in light of our investment guidelines; and

•	reviewing the opportunities to determine whether to incur costs associated with more in-depth diligence.

If the decision is made to proceed with full-scale diligence, the next phase of our investment process involves assessing the risk-reward profile of the investment through, among other things:

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intensive data collection by Colony Capital’s in-house acquisition, asset management and loan-servicing personnel and third-party providers, including, as appropriate, financial, physical, legal and environmental due diligence of the assets underlying the investment opportunities;

•	data consolidation and quantitative analyses of the key drivers affecting value, such as cash flows and collateral performance, lease analysis, and credit and prepayment risk; and

•	thorough review of the investment capital structure, borrower and tenant analysis, servicer and originator information, legal structure and deal documentation.

In assessing the suitability of a particular investment for our portfolio, our Manager and its affiliates will evaluate the expected risk-adjusted return relative to the expected returns available from comparable investments. With respect to each investment opportunity, our Manager and its affiliates will also consider the ability of Colony Capital’s in-house asset management team to extract excess value from the investment through active post-acquisition asset management. Our Manager and its affiliates also will evaluate whether the assets being acquired are eligible for financing under government sponsored debt programs, such as the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program. Based on the foregoing criteria, among others, our Manager will make an investment decision and, if the decision is made to proceed with an investment, will utilize proprietary modeling systems to establish an appropriate price for such assets.

Risk Management

Risk management is a significant component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, our Manager will closely monitor our portfolio and actively manage risks associated with, among other things, our assets and interest rates. Prior to investing in any particular asset, our Manager’s underwriting team, in conjunction with third party providers, will undertake a rigorous asset-level due diligence process, involving intensive data collection and analysis, to ensure that we understand fully the state of the market and the risk-reward profile of the asset. In addition to evaluating the merits of any particular proposed investment, our Manager will evaluate the diversification of our portfolio of assets. Prior to making a final investment decision, our Manager will determine whether a target asset will cause our portfolio of assets to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, real estate sector, geographic region, source of cash flow for payment or other geopolitical issue. If our Manager determines that a proposed acquisition presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset.

For each asset that we acquire, Colony Capital’s in-house asset management team engages in active management of the asset, the intensity of which will depend on the attendant risks. Once an asset manager has been assigned to a particular asset, the asset manager will work collaboratively with the underwriting team to formulate a strategic plan for the particular asset, which includes evaluating the underlying collateral and updating valuation assumptions to reflect changes in the real estate market and the general economy. This plan also will outline several strategies for the asset to extract the maximum amount of value from each asset under a variety of market conditions. As long as an asset is in our portfolio, our Manager and its affiliates will continuously track the progress of an asset against the original business plan to ensure that the attendant risks of continuing to own the asset do not outweigh the associated rewards. We can provide no assurances, however, that we will be successful in identifying or managing all of the risks associated with a particular asset or that we will not realize losses on certain assets.

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we intend to mitigate the risk of interest rate volatility through the use of hedging instruments, such as interest rate swap agreements and interest rate cap agreements.

Our Financing Sources

Our financing sources will initially include the net proceeds of this offering and the concurrent private placement. However, subject to maintaining our qualification as a REIT and our 1940 Act exemption, we may use a number of sources to finance our assets, if available, including bank credit facilities (including term loans and revolving facilities), securitizations, warehouse facilities and repurchase agreements. We also expect to invest in a number of our assets through co-investments with other investment vehicles managed by affiliates of our Manager and/or other third parties, which may allow us to pool capital to access larger transactions and diversify investment exposure. For more information about the conflicts of interest that may arise in connection with these co-investments, see “—Conflicts of Interest.”

Leverage Policies

We currently do not intend to use debt to finance our investments, other than available borrowings under government sponsored debt programs, such as the Term Asset-Backed Securities Loan Facility. However, while we believe we can achieve attractive yields on an unleveraged basis, we may use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we may use borrowings to finance our assets. Given current market conditions, to the extent that we use borrowings to finance our assets, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 3-to-1 ratio, except with respect to investments financed with borrowings under government sponsored debt programs, such as the Term Asset-Backed Securities Loan Facility, leverage on which we currently expect would not exceed, on a debt-to-equity basis, a 6-to-1 ratio. We consider these initial leverage ratios to be prudent for our target asset classes. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Summary of Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 23 of this prospectus before purchasing our common stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

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We have not yet identified any specific investments for our portfolio and, therefore, you will be unable to evaluate the allocation of net proceeds from this offering and the concurrent private placement or the economic merits of our investments prior to making an investment decision.

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We are dependent on our Manager, Colony Capital and their key personnel for our success, and we may not find a suitable replacement for our Manager and Colony Capital if the management agreement or the investment advisory agreement is terminated, or for these key personnel if they leave our Manager or Colony Capital or otherwise become unavailable to us, which would materially and adversely affect us.

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There are various conflicts of interest in our relationship with Colony Capital and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.

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Our Manager and its affiliates, including Colony Capital, have limited experience managing a portfolio of assets in the manner necessary to maintain our exemption under the 1940 Act, and have no experience managing a public REIT.

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Maintenance of our exemption from registration under the 1940 Act will impose significant limits on our operations, which may have a material adverse effect on our ability to execute our business strategy.

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Certain private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our investments, which could adversely affect our ability to invest timely in our target assets, thereby materially and adversely affecting our results of operations and our ability to make distributions to our stockholders.

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If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

•	We may change our business, investment, leverage and financing strategies without stockholder consent.

•	We may not realize gains or income from our investments.

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The management agreement with our Manager was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

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Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

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We anticipate that a portion of our investments will be in the form of non-performing and sub-performing commercial mortgage loans, or loans that may become non-performing and sub-performing, which are subject to increased risks relative to performing loans.

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The performance of the commercial mortgage loans we expect to acquire and the mortgage loans underlying our CMBS investments will be subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

•	The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

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Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

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In the future, we may use leverage to execute our business strategy, which may adversely affect the return on our assets, reduce cash available for distribution to our stockholders and increase losses when economic conditions are unfavorable.

•	Our access to private sources of financing may be limited and thus our ability to maximize our returns may be adversely affected.

•	Hedging against interest rate exposure may adversely affect our results of operations, which could reduce our cash available for distribution to our stockholders.

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

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If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax and potentially state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

•	Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

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We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

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Until our portfolio of assets generates sufficient income and cash flow, we may be required to sell assets, borrow funds or use a portion of the net proceeds from this offering and the concurrent private placement to make quarterly distributions to our stockholders.

Our Structure

We were formed as a Maryland corporation on June 23, 2009. The following chart shows our anticipated structure and ownership of our company after giving effect to this offering and the concurrent private placement on a fully diluted basis (assuming no exercise by the underwriters of their overallotment option):

(1)	Reflects (a) 500,000 shares of our common stock acquired in a concurrent private placement by certain of our executive officers and certain officers of Colony Capital and its affiliates, (b) 637,500 shares of restricted common stock granted to certain of our officers and officers of our Manager and Colony Capital concurrently with the closing of this offering and (c) 6,000 shares of restricted common stock granted to our three director nominees concurrently with the closing of this offering.

Management Agreement

We will be externally managed and advised by our Manager, which is a wholly owned subsidiary of Colony Capital. All of our officers are employees of our Manager or its affiliates, and we do not expect to have any employees upon completion of this offering. We expect to benefit from the experience, skill, resources, relationships and contacts of the executive officers and key personnel of our Manager and its affiliates, including Colony Capital. Our Manager will be required to provide us with our management team, including a chief executive officer, president, chief financial officer (who will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital), chief investment officer and chief compliance officer, along with appropriate support personnel, to provide management services to us.

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors. Our Manager has an Investment Committee that will oversee our investment guidelines, our investment portfolio and its compliance with our investment guidelines and policies.

The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the fees that may be payable to our Manager annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior written notice of any such termination. We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days prior written notice from our board of directors for cause, as defined in the management agreement. Unless terminated for cause, our Manager will be paid a termination fee as described in the table below. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days prior written notice, in which case we would not be required to pay a termination fee.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment
Base Management Fee	1.5% of our stockholders’ equity, per annum. For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with accounting principles generally accepted in the United States, or GAAP, adjusted to exclude any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. Our stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, (2) one-time events pursuant to changes in GAAP and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors and (3) the portion of the net proceeds of this offering and the concurrent private placement that have not yet been initially invested in our target assets. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements.	Quarterly in arrears in cash

Incentive Fees

Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or portion thereof) that the management agreement is in effect in an amount not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (A) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our 2009 Equity Incentive Plan, our 2009 Non-Executive Director Stock Plan or future equity plans, which we refer to collectively as our equity incentive plans) in such quarter and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarters; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of this offering, whichever is less.

Quarterly in arrears in shares of our common stock, so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the stock ownership limits set forth in our charter, after giving effect to any waivers from such limit that our board of directors may grant to our Manager or its affiliates in the future. To the extent that payment of the incentive fee to our Manager in shares of our common stock would result in a violation of the stock ownership limits set forth in our charter (taking into account any applicable waiver, if any), all or a portion of the incentive fee payable to our Manager will

Type	Description	Payment

For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on an annualized basis.

Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the expenses incurred in connection with our formation and this offering, including the initial and additional underwriting discounts and commissions, the incentive fee, real estate depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets) and any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

be payable in cash to the extent necessary to avoid such violation. The number of shares to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the average of the closing prices of our common stock on the NYSE for the five trading days prior to the date on which such quarterly installment is paid.

Reimbursement of Expenses	Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, financial, due diligence and other services. We will not reimburse our Manager for the salaries and other compensation of its personnel. However, pursuant to a secondment agreement between us and Colony Capital, we will be responsible for Colony Capital’s expenses incurred in employing our chief financial officer. We may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.	Quarterly in cash

Termination Fee

Termination fee equal to three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee earned by the Manager, in each case during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Type	Description	Payment
Refund of Manager’s partial payment of initial underwriting discount	Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $0.20 per share with respect to each share sold in this offering, representing a portion of the initial underwriting discounts and commissions. Pursuant to the management agreement, we have agreed to refund our Manager for its partial payment of the initial underwriting discounts and commissions if, during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such quarter and (2) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its partial payment of the initial underwriting discounts and commissions irrespective of whether we have met the incentive fee hurdle described above.	Upon meeting the incentive fee hurdle or upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Conflicts of Interest

We are externally advised by our Manager, which is a wholly owned subsidiary of Colony Capital, and all of our officers are employees of our Manager or its affiliates. Pursuant to our management agreement, our Manager will be obligated to supply us with substantially all of our senior management team, and our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Neither our Manager nor Colony Capital is obligated to dedicate any specific personnel exclusively to us (other than our chief financial officer), nor are they or their personnel (other than our chief financial officer) obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager or Colony Capital will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and, other than our chief financial officer (who will be seconded exclusively to us), has significant responsibilities for other investment vehicles currently managed by Colony Capital and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Manager and other affiliates of Colony Capital, which agreements and arrangements were not negotiated at arm’s length, and the terms of such agreements and arrangements may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party.

In addition, certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our target assets, subject to us and each fund having capital available for investment and the determination by our Manager and the general partner of each fund, which is or will be an affiliate of Colony Capital, that the proposed investment is suitable for us and such fund, respectively. Currently, Colony Distressed Credit Fund, L.P., or CDCF, Colony Investors VIII, L.P. (and its parallel investment funds), or Colony VIII, and Colyzeo Investors II, L.P., or Colyzeo II, each of which is managed by Colony Capital or its affiliates, has the right to co-invest with us under certain circumstances (such funds are collectively referred to herein as the “Co-Investment Funds”). Depending on the circumstances, we may co-invest in a particular asset with one or any combination of the Co-Investment Funds. In the event that we co-invest with a Co-Investment Fund, we will not incur any additional fees payable to Colony Capital, our Manager or any of their affiliates. We would be required to pay our pro rata portion (based upon percentage of equity) of transaction and other investment-level expenses incurred in connection with such co-investment. To the extent that a Co-Investment Fund has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. Certain existing Co-Investment Funds have a significant amount of capital available for co-investment in our target assets, including CDCF, Colony VIII and Colyzeo II, which currently have approximately $785 million, $675 million and €258 million, respectively, of uncalled capital commitments. To the extent that we acquire assets with the Co-Investment Funds, our ability to invest the proceeds from this offering and the concurrent private placement in revenue-generating assets in the near term may be hindered, which would have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Colony Capital also manage the Co-Investment Funds, and fees payable to such affiliates by the Co-Investment Funds may be more advantageous than fees payable to our Manager, our interests in such investments may conflict with the interests of the Co-Investment Funds, and our Manager or its affiliates may take actions that may not be most favorable to us, including in the event of a default or restructuring of the assets subject to co-investment rights.

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-third of the capital to be funded by such investment vehicles in assets that are substantially similar to our target assets (increasing to one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral that are substantially similar to our target assets from and after the termination of the commitment period of CDCF, which terminates in July 2010), subject to change if agreed upon by a majority of our independent directors. To the extent that we do not have sufficient capital to contribute at least one-third (or one-half, as applicable) of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also will apply to any existing Co-Investment Funds. Our board of directors will re-evaluate the allocation agreement from time to time.

Our Manager and Colony Capital have also agreed that, for so long as the management agreement is in effect, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, the allocation agreement provides for a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

Colony Capital and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives. Our independent directors will periodically review our Manager’s and Colony Capital’s compliance with these conflicts of interest and allocation provisions.

Our Manager will receive substantial base management fees regardless of the performance of our portfolio and, as a result, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. In addition, our Manager has the ability to earn incentive fees each quarter based on our Core Earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which may be riskier and more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending on December 31, 2009. In addition, we may hold certain of our assets through taxable REIT subsidiaries, or TRSs, which will be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Internal Revenue Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly owned or majority-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to us by any wholly owned or majority-owned subsidiaries that we may form in the future that are relying on the exception from the definition of “investment company” contained in Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned and majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities

“primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such subsidiaries’ assets must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. We will treat as qualifying assets for this purpose whole mortgage loans, DIP loans that are wholly secured by first mortgage liens on the debtor's real estate assets, B Notes representing direct participation in mortgage loans fully secured by real property and certain mezzanine loans, in each case meeting certain other qualifications based upon SEC staff no-action letters, bridge loans wholly secured by first priority liens on real estate that provide interim financing to borrowers seeking short-term capital (with terms of generally up to three years), certain CMBS, RMBS representing ownership of an entire pool of mortgage loans, and real estate owned properties. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. The SEC staff has not, however, published guidance with respect to the treatment of some of these assets under Section 3(c)(5)(C). To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might with to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may in the future organize special purpose subsidiaries for the purpose of borrowing under the Term Asset-Backed Securities Loan Facility. We currently expect that these subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and therefore our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may also, however, seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7 with respect to certain of our subsidiaries that borrow under the Term Asset-Backed Securities Loan Facility. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.” Any such subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. We expect that the aggregate value of our interests in our subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries that rely on 3(c)(5)(C) to invest directly in MBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, or ABS, and real estate companies or in assets not related to real estate. To the extent that the Staff of the Division of Investment Management of the SEC provides more specific guidance regarding any of the matters bearing upon any exemption, we may be required to adjust our holdings and strategies accordingly. Any additional guidance from the Staff of the Division of Investment Management of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Distribution Policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income, including capital gains. For more information, please see “U.S. Federal Income Tax Considerations.” We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. We currently do not expect to use the proceeds from this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets.

Restrictions on Ownership and Transfer of Our Capital Stock

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception) from directly or indirectly, actually or constructively, owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8%, by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of such class or series of our preferred stock. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning 10% or more of the ownership interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT.

Corporate Information

Our principal executive office is located at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. Our telephone number is (310) 282-8820. Our web address is www.colonyfinancial.com. The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus.

The Offering

Common stock offered by us	25,000,000 shares (plus up to an additional 3,750,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering and the concurrent private placement	26,143,500 shares.(1)(2)

Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $483.0 million, after deducting the initial underwriting discounts and commissions of $15.0 million payable by us at closing and estimated offering expenses of approximately $2.0 million (or, if the underwriters exercise their overallotment option in full, approximately $555.8 million, after deducting the initial underwriting discounts and commissions of $17.25 million payable by us at closing and estimated offering expenses of approximately $2.0 million). The net proceeds we will receive in the concurrent private placement of our common stock will be $10.0 million. We plan to use substantially all of the net proceeds from this offering and the concurrent private placement to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus. We initially intend to focus primarily on acquiring commercial mortgage loans and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. In addition, we may use the net proceeds from this offering and the concurrent private placement in assets other than our target assets subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. See “Use of Proceeds” on page 65.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 23 and other information included in this prospectus.

Proposed NYSE symbol	“CLNY”

(1)

Excludes (a) 3,750,000 shares of our common stock issuable upon the exercise of the underwriters’ overallotment option, (b) 637,500 shares of our common stock issuable in the future under our 2009 Equity Incentive Plan, or our Equity Incentive Plan, and (c) 94,000 shares of our common stock issuable in the future under our 2009 Non-Executive Director Stock Plan, or our Director Stock Plan.

(2)

Includes (a) 500,000 shares of our common stock issued in the concurrent private placement to certain of our executive officers and certain officers of Colony Capital and its affiliates, (b) 637,500 shares of restricted common stock granted under our Equity Incentive Plan to certain of our officers and officers of our Manager and Colony Capital concurrently with the closing of this offering and (c) 6,000 shares of restricted common stock granted under our Director Stock Plan to our three director nominees concurrently with the closing of this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Management and Our Relationship With Our Manager

We are dependent on our Manager, Colony Capital and their key personnel for our success, and we may not find a suitable replacement for our Manager and Colony Capital if the management agreement or the investment advisory agreement is terminated, or for these key personnel if they leave our Manager or Colony Capital or otherwise become unavailable to us, which would materially and adversely affect us.

We are externally advised by our Manager, which is a wholly owned subsidiary of Colony Capital, and all of our officers are employees of our Manager or its affiliates, including Colony Capital. Pursuant to our management agreement, our Manager will be obligated to supply us with substantially all of our senior management team, and our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the executive officers and key personnel of our Manager and its affiliates. Executive officers and key personnel of our Manager and Colony Capital will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any member of our management from Colony Capital, particularly Thomas J. Barrack, Jr. and Richard B. Saltzman, or such officers or personnel otherwise becoming unavailable to manage our business could have a material adverse effect on our performance.

Neither our Manager nor Colony Capital is obligated to dedicate any specific personnel exclusively to us (other than our chief financial officer), nor are they or their personnel (other than our chief financial officer) obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager or Colony Capital will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and, other than our chief financial officer (who will be seconded exclusively to us), has significant responsibilities for other investment vehicles currently managed by Colony Capital and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our management agreement with our Manager, and the investment advisory agreement between our Manager and Colony Capital only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the management agreement or the investment advisory agreement are terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Manager and its affiliates, including Colony Capital, have limited experience managing a portfolio of assets in the manner necessary to maintain our exemption under the 1940 Act, and have no experience managing a public company.

In order to maintain our exemption from registration under the 1940 Act, the assets in our portfolio will be subject to certain restrictions, which will limit our operations meaningfully. See “Business—Operating and Regulatory Structure—1940 Act Exemption.” Our Manager and its affiliates, including Colony Capital, have limited experience managing a portfolio in the manner necessary to maintain our exemption from registration under the 1940 Act, and no experience managing a public company under the constraints imposed by the 1940 Act. In addition, as a public company, our Manager will be required to develop and implement substantial control systems and procedures in order for us to qualify and maintain our qualification as a public REIT. If we fail to qualify or maintain qualification as a REIT, our distributions to stockholders would not be deductible for U.S. federal income tax purposes and we would be required to pay corporate tax at applicable rates on our taxable income, which will substantially reduce our earnings and may reduce the market value of our common stock. Furthermore, as a public company we will be subject to periodic and current reporting requirements under applicable regulations of the SEC, as well as requirements imposed on public companies under the Sarbanes-Oxley Act of 2002. As a result, substantial work on our part will be required to implement appropriate reporting and compliance processes, including internal control over financial reporting, assess their design, remediate any deficiencies identified and test the operation of such processes, and we have limited experience implementing such processes in a public company. This process is expected to be both costly and challenging. In addition, failure to comply properly with SEC regulations and requirements could hinder our ability to operate as a public company.

There are various conflicts of interest in our relationship with Colony Capital and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with Colony Capital and its affiliates, including our Manager. Each of our officers and non-independent directors are employees of Colony Capital and certain of its affiliates, and, other than our chief financial officer (who will be seconded exclusively to us), may have conflicts between their duties to us and their duties to, and interests in, Colony Capital and its other investment funds. Certain investment funds managed by Colony Capital or its affiliates that seek to invest in our target assets may compete for investment opportunities with us and, as a result, we may either not be presented with the opportunity or have to compete with such other funds to acquire certain assets. In addition, the activities of other investment funds managed by Colony Capital or its affiliates could restrict our ability to pursue certain asset acquisitions or take other actions related to our business. Further, at times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from our Manager and its key personnel, Colony Capital’s other clients may likewise require greater focus and attention, placing Colony Capital’s resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our Manager’s key personnel did not have investment management responsibilities for other entities. In particular, Colony Capital or its affiliates currently manage funds that may compete with us with respect to our target assets. As a result, there may be certain situations where our officers allocate assets that may be suitable for us to such other funds. There is no assurance that the investment allocation agreement that addresses some of the conflicts relating to our assets, which is described under “Business—Conflicts of Interest and Related Policies,” will be adequate to address all of the conflicts that may arise.

Our Manager will receive substantial base management fees regardless of the performance of our portfolio and, as a result, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Consequently, we may be required to pay our Manager significant base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter. In addition, our Manager has the ability to earn incentive fees each quarter based on our Core Earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Concurrently with the completion of this offering, (i) certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital (which shares will vest ratably on each of the first, second and third anniversaries of this offering). Assuming the vesting of all such shares of restricted stock, such persons collectively will beneficially own approximately 4.4% of our outstanding common stock (or approximately 3.8% if the underwriters fully exercise their overallotment option) upon completion of this offering and the concurrent private placement. Each of our executive officers and certain officers of Colony Capital and its affiliates may sell the shares of our common stock that they purchase in the concurrent private placement at any time following the expiration of the lock-up period for such shares, which expires one year after the date of this prospectus (or earlier with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated). To the extent such persons sell some or all of these shares, our Manager’s interests may be less aligned with our interests.

Certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in certain of our target assets, which could adversely affect our ability to invest timely in our target assets, thereby materially and adversely affecting our results of operations and our ability to make distributions to our stockholders.

Certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our target assets, subject to us and each fund having capital available for investment and the determination by our Manager and the general partner of each fund, which is, or will be, an affiliate of Colony Capital, that the proposed investment is suitable for us and such fund, respectively. Currently, the Co-Investment Funds have the right to co-invest with us under certain circumstances. Depending on the circumstances, we may co-invest in a particular asset with one or any combination of the Co-Investment Funds. To the extent that a Co-Investment Fund has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. Certain existing Co-Investment Funds have a significant amount of capital available for co-investment in our target assets, including CDCF, Colony VIII and Colyzeo II, which currently have approximately $785 million, $675 million and €258 million, respectively, of uncalled capital commitments. To the extent that we acquire assets with the Co-Investment Funds, our ability to invest the proceeds from this offering and the concurrent private placement in revenue-generating assets in the near term may be hindered, which would have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Colony Capital also manage the Co-Investment Funds, and fees payable to such affiliates by the Co-Investment Funds may be more advantageous than fees payable to our Manager, our interests in such investments may conflict with the interests of the Co-Investment Funds, and our Manager or its affiliates may take actions that may not be most favorable to us, including in the event of a default or restructuring of assets subject to co-investment rights.

In addition, because the Co-Investment Funds are, and other co-investment funds managed by Colony Capital and its affiliates in the future, likely will be closed-end funds with finite lives, such funds are expected to dispose of substantially all of the assets in their respective portfolios prior to dissolution. As a result, prior to such dissolutions, we may need to sell our interests in the co-investment assets before we otherwise would in order to avoid a potential conflict. Our decision to sell such interests will depend, among other things, on our ability to sell the interests at favorable prices or at all. It is also possible that our Manager or its affiliates, who also manage such funds, may sell such co-investment assets at times or prices that are not in the best interests of us or our stockholders. In addition, to the extent that such funds dispose of co-investment assets that are qualifying assets, we may be required to purchase additional qualifying assets (subject to the availability of capital at favorable prices or at all) or sell non-qualifying assets at inopportune times or prices in order to maintain our qualification as a REIT and our exemption from registration under the 1940 Act. Even if our interests are not in conflict with those of funds with co-investment rights, we will not realize the full economic benefits of the investment. If any of the foregoing were to occur, our Manager’s ability to operate our business in a manner consistent with our business strategy could be hindered materially, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Colony Capital and/or our Manager are also subject to certain allocation policies, subject to change in their discretion, in allocating investments among us and other current and future investment funds and vehicles managed by Colony Capital or its affiliates. See “Certain Relationships and Related Transactions—Related Party Transaction Policies.”

The management agreement with our Manager was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers and two of our five directors are executives of Colony Capital. Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with Colony Capital and its affiliates.

Termination of our management agreement could be costly and may cause us to be unable to execute our business plan.

Termination of the management agreement with our Manager without cause would be difficult and costly. Our independent directors will review our Manager’s performance and the fees that may be payable to our Manager annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us; or (2) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days prior written notice of any such a termination. Additionally, upon such a termination without cause, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive fee earned by the Manager, in each case during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. In addition, we would be required to refund our Manager for its partial payment of the initial underwriting discounts and commissions, as described under “Our Manager and the Management Agreement—Management Agreement—Refund of Manager’s Partial Payment of Initial Underwriting Discounts and Commissions.” These provisions may substantially restrict our ability to terminate the management agreement without cause and would cause us to incur substantial costs in connection with such a termination.

Our Manager is only contractually committed to manage our business until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable annually for one-year terms; provided, however, that our Manager may terminate the management agreement upon 180 days prior written notice. If the management agreement is terminated and we are unable to identify a suitable replacement to manage us, we may not be able to execute our business plan.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines, which are described under “Business—Our Investment Guidelines.” In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Our Manager’s liability is limited under the management agreement and we have agreed to indemnify the Manager against certain liabilities.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, members, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of our Manager’s duties under the management agreement. In addition, we have agreed to indemnify our Manager and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the management agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the management agreement.

We do not own the Colony name, but have entered into a license agreement with Colony Capital granting us the right to use the Colony name. Use of the name by other parties or the termination of our license agreement may harm our business.

Concurrently with the completion of this offering, we will enter into a license agreement pursuant to which we have a non-exclusive, royalty-free license to use the name “Colony.” Under this agreement, we have a right to use the “Colony” name as long as Colony Financial Manager, LLC remains our Manager pursuant to the management agreement. Colony Capital will retain the right to continue using the “Colony” name. We will further be unable to preclude Colony Capital from licensing or transferring the ownership of the “Colony” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Colony Capital or others. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Colony” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized on June 23, 2009 and have no operating history upon which to evaluate our likely performance. In addition, we currently have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our business strategies as described in this prospectus. Furthermore, our investors are not acquiring an interest in Colony Capital or its affiliates through this offering. We can provide no assurance that our Manager will replicate Colony Capital’s historical success or our management team’s success in its previous endeavors, and our investment returns could be substantially lower than the returns achieved by these previous endeavors. Our results of operations depend on several factors, including the availability of attractive risk-adjusted investment opportunities in our target asset classes, the ability of our Manager to identify and consummate investments on favorable terms or at all, the level and volatility of interest rates and general economic conditions.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of government sponsored entities, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and results of operations may be adversely affected. In addition, we can provide no assurances that we will be successful in executing our business strategies or that, even if we successfully implement our business strategies, we will ever generate revenues or profits.

We may change our business, investment, leverage and financing strategies without stockholder consent.

As the market evolves, we may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we may in the future use leverage at times and in amounts deemed prudent by our Manager in its discretion, and such decision would not be subject to stockholder approval. Furthermore, as the market evolves, our board of directors may determine that the commercial real estate market does not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our intention to elect and qualify to be taxed as a REIT and to operate in a manner to maintain our exemption from registration under the 1940 Act. For example, if our board of directors believes it would be advisable for us to be a more active seller of loans and securities, our board of directors may determine that we should conduct such business through a TRS or that we should cease to maintain our REIT qualification. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Maintenance of our exemption from registration under the 1940 Act will impose significant limits on our operations, which may have a material adverse effect on our ability to execute our business strategy.

We intend to conduct our operations so as not to become regulated as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly owned or majority-owned subsidiaries, the securities issued by such subsidiaries that are relying on the exception from the definition of “investment company” contained in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries.

We expect certain of our subsidiaries to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. The SEC staff has not, however, published guidance with respect to the treatment of some of these assets under Section 3(c)(5)(C). To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may in the future organize special purpose subsidiaries for the purpose of borrowing under the TALF. We currently expect that these subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and therefore our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may also, however, seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7 with respect to our subsidiaries that borrow under the TALF. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.” Any such subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. We expect that the aggregate value of our interests in our subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of our company, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. Our Manager and its affiliates have limited experience managing a portfolio of assets in the manner necessary to maintain our exemption under the 1940 Act. If we or our subsidiaries fail to maintain our exemption, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock. In addition, if we were required to register as an investment company, but failed to do so, we could be subject to criminal and civil actions. In addition, failure to maintain our 1940 Act exemption would permit our Manager to terminate the management agreement.

Rapid changes in the values of our real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. Given the illiquid nature of certain real estate investments, we can provide no assurances that we would be able to liquidate our non-qualifying assets at opportune times or prices, if at all, in order to maintain our REIT qualification and 1940 Act exemption. Similarly, we can provide no assurances that we would have sufficient capital or access to capital at favorable prices, if at all, if we were required to increase our qualifying real estate assets in order to maintain our REIT qualification and 1940 Act exemption. If the value of our assets fluctuates dramatically, our ability to maintain compliance may be particularly difficult, which may cause us to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Risks Related to Our Investments

We have not yet identified any specific investments for our portfolio and, therefore, you will be unable to evaluate the allocation of net proceeds from this offering and the concurrent private placement or the economic merits of our investments prior to making an investment decision.

We have not yet identified any specific investments for our portfolio and, thus, you will be unable to evaluate the allocation of the net proceeds of this offering and the concurrent private placement or the economic merits of our investments before making an investment decision with respect to our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. As a result, we may use the net proceeds from these offerings to make investments with which you may not agree. These factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock. The failure of our Manager to apply these proceeds effectively or find suitable investments in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our stockholders.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent private offering in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities, that are consistent with our intention to qualify as a REIT and maintain our exemption under the 1940 Act. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. We currently expect to reallocate a portion of the net proceeds from these offerings into a portfolio of our target assets within three months, subject to the availability of suitable investment opportunities; however, suitable investment opportunities may not be immediately available. Even if such opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all potential liabilities or weaknesses associated with any particular investment or that any such investment will be successful.

We cannot assure you that we will be able to identify assets that meet our investment objectives, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering and the concurrent private placement will generate revenue, income or cash flow. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

A prolonged economic slowdown, recession or declining real estate values may cause us to experience losses related to our assets, which may adversely affect our results of operations, the availability and cost of credit and cash available for distribution to our stockholders.

Our investment strategy for certain assets may rely, in part, upon local market recoveries. We can provide no assurances that any such markets will recover since such recovery will depend primarily upon events and factors outside our Manager’s control. Furthermore, we believe the risks associated with our investments will be more acute during periods of economic slowdown or recession (such as the current dislocation and weakness in the capital and credit markets), especially if these periods are accompanied by declining real estate values. Our results of operations are materially affected by conditions in the mortgage market, the commercial real estate markets, the financial markets and the economy generally. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. Furthermore, a prolonged economic slowdown may result in decreased demand for commercial property, forcing property owners to lower rents on properties with excess supply. To the extent that a property owner has fewer tenants or receives lower rents, such property owners will generate less cash flow on their properties, which increases significantly the likelihood that such property owners will default on their debt service obligations to us. If borrowers default, we may incur losses on our investments with them if the value of any collateral we foreclose upon is insufficient to cover the full amount of such investment, and the funds from such foreclosure may take a significant amount of time to realize. For the foregoing reasons, a weakening economy also may result in the increased likelihood of re-default rates even after we have completed loan modifications. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our Manager’s ability to acquire, sell and securitize loans. The further deterioration of the real estate market may result in a decline in the market value of our investments or cause us to experience losses related to our assets, which may adversely affect our results of operations, the availability and cost of credit and our ability to make distributions to our stockholders.

In addition, dramatic declines in the commercial real estate markets have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed commercial mortgage loans, real estate-related securities and real estate loans that have declined in value and caused them to suffer losses as a result of the recent downturn in the commercial mortgage markets. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all, in the event that we seek to use leverage to acquire our target assets. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our assets.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire attractive investments in our target asset classes on favorable terms or at all, which could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Colony Capital), commercial and investment banks, commercial finance and insurance companies and other financial institutions, many of whom are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which will likely create additional competition for investment opportunities.

Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government as well as borrowings that are governed by the FDIC. In addition, many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may result in an increase in the price of such assets, which may further limit our ability to generate attractive risk-adjusted returns. Moreover, when the current conditions in the mortgage market, the financial markets and the economy stabilize and/or improve, the availability of commercial mortgage loans that meet our investment objectives and strategies will likely decrease, which will increase competition and may limit us from making investments in our target assets. As a result of such increased competition, we cannot assure you that we will be able to identify and make investments in our target assets that are consistent with our investment objectives, which could have a material adverse effect on our business, financial condition and results of operations.

Our real estate assets will be subject to risks particular to real property, which may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to our stockholders.

We may own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in, and related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

In addition, under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders. If we acquire a property through foreclosure or otherwise, the presence of hazardous substances on such property may adversely affect our ability to sell the property and we may incur substantial remediation costs, which could have a material adverse effect on our results of operations, financial condition and our ability to make distributions to our stockholders.

We anticipate that a portion of our investments will be in the form of non-performing and sub-performing commercial mortgage loans, or loans that may become non-performing and sub-performing, which are subject to increased risks relative to performing loans.

We anticipate that a portion of our investments will be in the form of whole loan mortgages, including subprime commercial mortgage loans and non-performing and sub-performing commercial mortgage loans, which are subject to increased risks of loss. Such loans may already be, or may become, non-performing or sub-performing for a variety of reasons, including, without limitation, because the underlying property is too highly leveraged or the borrower falls upon financial distress, in either case, resulting in the borrower being unable to meet its debt service obligations to us. Such non-performing or sub-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may divert the attention of our Manager and management from other activities and entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of the loan. However, even if such restructuring were successfully accomplished, a risk exists that the borrower will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity.

In addition, certain non-performing or sub-performing loans that we acquire may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress or are no longer in existence. As a result, the standards by which such loans were originated, the recourse to the selling institution, and/or the standards by which such loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.

In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we acquire, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the commercial loans in which we intend to invest.

Whether or not our Manager has participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Whole loan mortgages are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations, financial condition and our ability to make distributions to our stockholders.

The supply of commercial mortgage loans available at significant discounts will likely decrease as the economy improves, which may cause us to adjust our investment strategies.

We believe that there currently are unique market opportunities to acquire commercial mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. However, when the current conditions in the mortgage market, the financial markets and the economy stabilize and/or improve, the availability of commercial mortgage loans that meet our investment objective and strategies will likely decrease, which could prevent us from implementing our business strategies. At such time, we will reevaluate our investment strategies with a view of maximizing the returns from our investment portfolio and identifying other dislocations and opportunities in real estate-related assets, but there can be no assurance that any of our strategies will be successful.

The commercial mortgage loans we expect to acquire and the mortgage loans underlying our CMBS investments will be subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

The ability of a commercial mortgage borrower to repay a loan secured by an income-producing property, such as a multi-family or commercial property, typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

Most commercial mortgage loans underlying CMBS are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the underlying collateral. In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral (or our ability to realize such value through foreclosure) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our results of operations and cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS in which we may invest are subject to the risks of the securitization process.

CMBS are subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. Furthermore, to the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to the CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series (except in the case of TALF-financed CMBS, where the TALF rules prohibit control by investors in a subordinate class once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”), provided further, that under a TALF financing we will have to agree not to exercise or refrain from exercising any voting, consent or waiver rights without the consent of the FRBNY. To the extent that we acquire more senior classes of CMBS, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests, including, among others, by modifying the terms of the loans in a way that is not in our best interests or foreclosing on the loan prematurely, either of which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

If our Manager underestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

Our Manager will value our potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. Based on these loss estimates, our Manager will either adjust the pool composition accordingly through loan removals and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our Manager’s loss estimates may not prove accurate, as actual results may vary from such estimates. In the event that our Manager underestimates the pool level losses relative to the price that we pay for a particular CMBS investment, we may experience losses with respect to such investment.

Our investments in non-investment grade rated loans, corporate bank debt and debt securities of commercial real estate operating or finance companies will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

Some of our investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments will have a higher risk of default and loss than investment grade rated assets. We also may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may be subordinated to its other obligations. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

These investments will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to commercial properties and similar risks, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

The B-Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may acquire B-Notes. A B-Note is a mortgage loan typically (1) secured by a first mortgage on a single large commercial property or group of related properties (and therefore reflect the risks associated with significant concentration) and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral. A privately negotiated intercreditor agreement between the holders of the A- and B-Notes may restrict the rights of the B-Note holders. In particular, the intercreditor agreement may prohibit the B-Note holder from calling the loan, making modifications with respect to the loan or filing a bankruptcy petition without the consent of the A-Note holder. As a result, to the extent that we acquire B-Notes, the A-Note holder may take actions that we do not agree with and that are not in our stockholders’ best interests.

In addition, because the rights of the B-Note holder are subordinated to the rights of the A-Note holder, the B-Note may be the first to incur loss if the loan does not perform and the collateral value diminishes. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. If there are insufficient funds after payment to the A-Note holders, we could incur significant losses related to our B-Notes, which would result in operating losses for us and may limit our ability to make distributions to our stockholders.

The mezzanine loan assets that we may acquire will involve greater risks of loss than senior loans secured by income-producing properties.

We may acquire mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements between the holder of the mortgage loan and us, as the mezzanine lender, may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some or all of our investment, which could result in losses. In addition, even if we are able to foreclose on the underlying collateral following a default on a mezzanine loan, we would be substituted for the defaulting borrower and, to the extent income generated on the underlying property is insufficient to meet outstanding debt obligations on the property, may need to commit substantial additional capital to stabilize the property and prevent additional defaults to lenders with existing liens on the property. Significant losses related to our mezzanine loans could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

The bridge loans that we may acquire will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or rehabilitation of a property. The typical borrower under a bridge loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial expenditure.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and “special hazard” losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our company and the price of our shares of common stock may be adversely affected.

We may acquire non-Agency RMBS collateralized by subprime and Alt A mortgage loans, which are subject to increased risks.

We also may acquire non-Agency RMBS, which are backed by residential real estate property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac and, in the case of the Government National Mortgage Association, or Ginnie Mae, the U.S. Government. We may acquire non-Agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting “prime mortgage loans” and “Alt A mortgage loans.” These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to current economic conditions, including fluctuations in interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans that we may acquire could be adversely affected, which could materially and adversely impact our results of operations, financial condition and business.

We may invest in derivative instruments, which would subject us to increased risk of loss.

Subject to maintaining our qualification as a REIT, we may invest in derivative instruments. The prices of derivative instruments, including futures and options, are highly volatile. Payments made pursuant to swap agreements may also be highly volatile. Price movements of futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the value of the assets underlying them. In addition, our assets are also subject to the risk of the failure of any of the exchanges on which our positions trade or of our clearinghouses or counterparties.

We may buy or sell (write) both call options and put options, and when we write options, we may do so on a “covered” or an “uncovered” basis. A call option is “covered” when the writer owns securities of the same class and amount as those to which the call option applies. A put option is covered when the writer has an open short position in securities of the relevant class and amount. Our option transactions may be part of a hedging strategy (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which we will have the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be substantial, depending on the circumstances.

In general, without taking into account other positions or transactions we may enter into, the principal risks involved in options trading can be described as follows: when we buy an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of our investment in the option (including commissions). We could mitigate those losses by selling short, or buying puts on, the securities for which we hold call options, or by taking a long position (e.g., by buying the securities or buying calls on them) in securities underlying put options.

When we sell (write) an option, the risk can be substantially greater than when we buy an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price. The risk is theoretically unlimited unless the option is “covered,” in which case we would forego the opportunity for profit on the underlying security only to the extent the market price of the security rises above the exercise price. If the price of the underlying security were to drop below the exercise price, the premium received on the option (after transaction costs) would provide profit which, in the case of a covered call, would reduce or offset any loss we might suffer as a result of owning the security. The Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that the trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our results of operations, financial condition and business.

We may invest in credit default swaps, which may subject us to an increased risk of loss.

Subject to maintaining our qualification as a REIT, we may invest in credit default swaps, or CDS. A CDS is a contract between two parties which transfers the risk of loss if a borrower fails to pay principal or interest on time or files for bankruptcy. CDS can be used to hedge a portion of the default risk on a single corporate debt or a portfolio of loans. In addition, CDS can be used to implement our Manager’s view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, we may “write” credit default protection in which we receive spread income. We may also “purchase” credit default protection even in the case in which we do not own the referenced instrument if, in the judgment of our Manager, there is a high likelihood of credit deterioration. The CDS market in high yield securities is comparatively new and rapidly evolving compared to the CDS market for more seasoned and liquid investment grade securities. Swap transactions dependent upon credit events are priced incorporating many variables, including the potential loss upon default. As such, there are many factors upon which market participants may have divergent views.

We may invest in construction loans, which may expose us to an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Participating interests may not be available and, even if obtained, may not be realized.

In connection with the origination or acquisition of certain structured finance assets, subject to maintaining our qualification as a REIT, we may obtain participating interests, or equity “kickers,” in the owner of the property that entitle us to payments based upon a development’s cash flow or profits or any increase in the value of the property that would be realized upon a refinancing or sale thereof. Competition for participating interests is dependent to a large degree upon market conditions. Participating interests are more difficult to obtain when real estate financing is available at relatively low interest rates. Participating interests are not insured or guaranteed by any governmental entity and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in making investments that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

The residential mortgage loans that we may acquire, and that underlie the RMBS we may acquire, are subject to risks particular to investments secured by mortgage loans on residential property.

Residential mortgage loans are secured by single family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, if the federal or a U.S. state government imposes freezes on the ability of lenders to foreclose on residential property or requires lenders to modify loans, we may be precluded from foreclosing on, or exercising other remedies with respect to, the property underlying loans, or may be required to accept modifications not favorable to us.

To the extent that we purchase or originate residential mortgage loans, we may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in the HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

To the extent that we originate residential mortgage loans, we would be required to comply with these laws. In addition, if we purchase residential mortgage loans from residential mortgage loan originators or servicers who failed to comply with these laws as an assignee or purchaser to the related residential mortgage loans, we could be subject to monetary penalties and the borrowers could rescind the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If any of our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may result in significant losses.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, which could result in significant losses.

Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

Our investment in certain assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders. A significant risk associated with our target assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. As a result, we could realize a loss if the securities were sold.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Increases in these rates will tend to decrease our net income and market value of our assets.

Rising interest rates may also cause our target assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of our target assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends may be materially and adversely affected. An increase in interest rates may cause a decrease in the volume of certain of our target assets, which could adversely affect our ability to acquire target assets that satisfy our investment objectives and to generate income and make distributions to our stockholders.

The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses. As a result of the foregoing, significant fluctuations in interest rates could materially and adversely affect our results of operations, financial conditions and our ability to make distributions to our stockholders.

We may experience a decline in the fair value of our assets, which could materially and adversely affect our results of operations, financial condition and our ability to make distributions to our stockholders.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale. If we experience a decline in the fair value of our assets, our results of operations, financial condition and our ability to make distributions to our stockholders could be materially and adversely affected.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. Depending on whether these securities and other investments are classified as available-for-sale or held-to-maturity, we will value certain of these investments quarterly at fair value, as determined in accordance with SFAS No. 157, “Fair Value Measurements,” or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Valuations of certain assets in which we may invest may be difficult to obtain or unreliable. In general, third-party dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Therefore, conflicts of interest exist to the extent that our Manager is involved in the determination of the fair value of our investments. Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Accounting rules for certain of our investments are highly complex and involve significant judgment and assumptions, and changes in such rules, accounting interpretations or our assumptions could adversely impact our ability to timely and accurately prepare our financial statements.

Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting rules, interpretations or our assumptions could undermine our ability to prepare timely and accurate financial statements, which could result in a lack of investor confidence in our publicly filed information and could materially and adversely affect the market price of our common stock.

Prepayment rates may adversely affect the value of our portfolio of assets.

The value of our assets may be affected by prepayment rates on mortgage loans. If we acquire mortgage-related securities or a pool of mortgage securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, as a result of the risk of prepayment, the market value of the prepaid assets may benefit less than other fixed income securities from declining interest rates.

Recent market conditions may make it more difficult for us to analyze potential investment opportunities or our portfolio of assets.

Our success will depend, in part, on our ability to analyze effectively potential investment opportunities in order to assess the level of risk-adjusted returns that we should expect from any particular investment. To estimate the value of a particular asset, our Manager and its affiliates may use historical assumptions that may or may not be appropriate during the current unprecedented downturn in the real estate market and general economy. To the extent that our Manager uses historical assumptions that are inappropriate under current market conditions, we may overpay for an asset or acquire an asset that we otherwise might not acquire, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

In addition, as part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. Recent dislocations in the mortgage market or other developments may change the way that prepayment trends have historically responded to interest rate changes, which may adversely affect our ability to (1) assess the market value of our portfolio of assets, (2) implement our hedging strategies and (3) implement techniques to reduce our prepayment rate volatility. If our estimates prove to be incorrect or our hedges do not adequately mitigate the impact of changes in interest rates or prepayments, we may incur losses that could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Many of our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Investments in mortgage-related assets generally experience periods of illiquidity, including during the recent period of delinquencies and defaults with respect to commercial and residential mortgage loans. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale or the unavailability of financing for these assets. In addition, certain of our target assets, such as B-Notes, mezzanine loans and bridge and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. The illiquidity of our investments may make it difficult for us to sell such investments at advantageous times or in a timely manner if the need or desire arises, including, if necessary, to maintain our status as a REIT or to maintain our exemption from the 1940 Act. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively affect the liquidity of our assets. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which may cause us to incur losses. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. If and to the extent that we use leverage to finance our investments that are or become liquid, the adverse impact on us related to trying to sell assets in a short period of time for cash could be greatly exacerbated.

Our investments may be concentrated and will be subject to risk of default.

We are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments may at times be concentrated in certain asset types that are subject to a higher risk of non-performance or foreclosure, or secured by a single property, related properties or properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may materially and adversely affect our results of operations, the value of our common stock and our ability to pay dividends to our stockholders.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

On May 26, 2009, Standard & Poor’s, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Standard & Poor’s noted that its preliminary findings indicate that approximately 25%, 60% and 90% of the most senior tranches (by count) within the 2005, 2006 and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category, from any TALF CMBS-eligible rating agency, which includes Standard & Poor’s. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may substantially limit the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions utilized by rating agencies to rate CMBS, including Standard & Poor’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

Risks Related to Our Financing and Hedging Activities

In the future, we may use leverage to execute our business strategy, which may adversely affect the return on our assets, reduce cash available for distribution to our stockholders and increase losses when economic conditions are unfavorable.

In the future, subject to market conditions and availability, we may use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of available borrowings, if any, under government sponsored debt programs, such as the TALF and the PPIP, to acquire all types of commercial real estate loans and other real estate-related assets, to the extent such assets are eligible for funding under such programs. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend on our available capital, our ability to access financing arrangements, our Manager’s estimate of the stability of cash flows generated from the asset in our portfolio and our Manager’s assessment of the risk-adjusted returns associated with those assets. The percentage of leverage will vary over time depending on our ability to enter into repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities), our ability to participate in and obtain funding under programs established by the U.S. government, available credit limits and financing rates, type and/or amount of collateral required to be pledged and our assessment of the appropriate amount of leverage for the particular assets we are funding. We may use leverage at times and in amounts deemed appropriate by our Manager without approval of our board of directors or our stockholders.

To the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. We may leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

Our access to private sources of financing may be limited and thus our ability to maximize our returns may be adversely affected.

Even if we choose to use leverage to finance the acquisition of our target assets, our access to such sources of financing will depend upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our eligibility to participate in and access capital from programs established by the U.S. Government;

•	our current and potential future earnings and cash distributions; and

•	the market price of our common stock.

The current dislocations and weaknesses in the capital and credit markets could adversely affect one or more private lenders and could cause one or more lenders to be unwilling or unable to provide us with financing or to increase the costs of such financing. In addition, several banks and other institutions that historically have been reliable sources of financing have gone out of business, which has reduced significantly the number of lending institutions and the availability of credit. Moreover, the return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. If we are unable to obtain financing on favorable terms or at all, we may have to curtail our investment activities, which could limit our growth prospects, any we may be forced to dispose of assets at inopportune times in order to maintain our REIT qualification and 1940 Act exemption.

Under current market conditions, structured financing arrangements are generally unavailable, which has also limited borrowings under warehouse and repurchase agreements that are intended to be refinanced by such financings. Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our stockholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our results of operations and growth prospects.

If we incur significant debt in the future, we could be subject to increased risk of loss, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

To the extent deemed appropriate by our Manager in its discretion, we may incur significant leverage, which could subject us to several risks, including, among others, that:

•

Our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in:

•

acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all,

•	our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements, and/or

•	the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

We may seek to utilize non-recourse long-term securitizations in the future, and such structures may expose us to risks, which could result in losses to us.

In the future, we may seek to utilize non-recourse long-term securitizations of our investments in mortgage loans, especially loan originations, if and when they become available and to the extent consistent with the maintenance of our REIT qualification and exemption from the 1940 Act in order to generate cash for funding new investments. This would involve conveying a pool of assets to a special purpose vehicle (or the issuing entity) which would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds on the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to access the securitization market, or be able to do so at favorable rates. The inability to consummate securitizations of our portfolio to finance our investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business.

To the extent that we obtain debt financing, we expect that certain of our financing facilities may contain restrictive covenants relating to our operations, which could have a material adverse effect on our business, results of operations, ability to make distributions to our stockholders and the market value of our common stock.

If or when we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, such loan documents could contain negative covenants that limit, among other things, our ability to repurchase shares of our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, hold mortgage loans for longer than established time periods, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their respective interests against existing collateral. We also may be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes. A default also could limit significantly our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

In the event that securitization financings become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and no assurance can be given that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

Any repurchase agreements and bank credit facilities that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

Although under current market conditions we do not anticipate that we will utilize repurchase agreements and bank credit facilities (including term loans and revolving facilities) to finance our assets, we may utilize such arrangements in the future to finance our assets if they become available on acceptable terms. In the event we utilize such financing arrangements, they would involve the risk that the market value of the loans pledged or sold by us to the repurchase agreement counterparty or provider of the bank credit facility may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of repurchase agreement financing and bank credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain one or more such facilities on favorable terms, or at all.

To the extent that we acquire minority equity ownership interests in commercial banks, we may be subject to additional regulatory requirements that could adversely affect our business.

In the future, we may acquire minority equity interests in commercial banks, the primary assets of which are commercial mortgage loans. Our ownership of equity in such banks could cause us to become subject to oversight, regulation and examination by U.S. state and federal regulators, including the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision. If we came under the oversight of such regulators, we could be required to meet certain regulatory capital adequacy guidelines and other regulatory requirements that could limit our ability to execute our business strategy and make distributions to our stockholders.

There can be no assurance that our business will benefit from the actions of the U.S. government, the Federal Reserve and the U.S. Treasury, including the establishment of the TALF and the PPIP, or from further government or market developments, any of which could materially and adversely impact our business.

The TALF was first announced by the Federal Reserve in November 2008 and has since been expanded in size and scope. Under the TALF, the FRBNY makes loans (which, with certain exceptions, are non-recourse) to borrowers to fund their purchase of eligible assets, currently certain asset-backed securities, including certain CMBS. The nature of the eligible assets has been expanded several times. Beginning in June 2009, the TALF was expanded to include certain high quality CMBS as eligible assets. Currently, TALF loans have either three-year or five-year terms, have interest due monthly, are exempt from mark to market rules and margin calls related to a decrease in the underlying collateral value, are pre-payable in whole or in part, and prohibit the substitution of any underlying collateral. Borrowers currently have the option to select five-year loans for certain eligible assets, including CMBS. Payments of principal on the collateral underlying a TALF loan are required to be applied to reduce the loan’s principal amount pro rata based upon the original loan-to-value ratio. The U.S. Treasury announced in March 2009 that through the expansion of the TALF, loans will be made available to investors to fund purchases of certain legacy securitization assets, including legacy CMBS. Terms of the general TALF program may be modified by the FRBNY at any time. Accordingly, we may not be able to acquire assets through the TALF on favorable terms or at all.

In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning the PPIP, including the Legacy Loans Program, and made further announcements in July 2009 regarding the Legacy Securities PPIP. The Legacy Loans Program will provide financing for loan purchases from financial institutions and may stimulate financial institutions to strengthen their balance sheets by selling their troubled loans. In addition to the foregoing, the U.S. Congress and/or various states and local legislatures may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

Although we believe the Legacy Loans Program has the potential to be a source of investment opportunities for us, the launch of the program has been postponed and the FDIC has yet to announce a target operational date for asset sales under the program. Furthermore, the TALF and the PPIP are in their early stages. Consequently, it is not possible to predict how the TALF, the PPIP or other recent U.S. government actions will impact the financial markets, including current significant levels of volatility, or our future investments. To the extent the market does not respond favorably to these initiatives or they do not function as intended, they may not provide our business the positive impact we anticipate. In June 2009, the FRBNY received no requests from investors for TALF financing to buy newly originated CMBS, and demand for TALF financing for legacy CMBS has been weak thus far. The Legacy Loans Program as currently proposed is subject to change and there can be no assurance as to its final terms or that we will be successful in winning a bid on any assets in the future. The extent to which depository institutions will participate under the program and its ultimate impact on the market for residential mortgage loans or CMBS is uncertain. We can provide no assurance that we will be eligible to use these programs or, if eligible, will be able to utilize them successfully. Further, the incentives provided by these programs may increase competition for, and the pricing of, our target assets.

In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. There can be no assurances that such actions will have a beneficial impact on the financial markets, including current extreme levels of volatility. Additionally, we cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition.

There is no assurance that we will be able to obtain any TALF loans, the terms and conditions of the TALF may change and we could lose our eligibility as a TALF borrower, each of which could adversely affect our business.

The TALF is operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF, including asset and borrower eligibility, at any time. To the extent that the Federal Reserve modifies asset eligibility requirements, the pool of assets available for financing under the TALF may be limited, which could make it more difficult to identify attractive investments in our target assets. In addition, the FRBNY may limit the volume of TALF loans secured by legacy CMBS and will retain the right to reject any newly originated or legacy CMBS as TALF loan collateral based on its risk assessment. Any such modifications or limitations may adversely affect the market value of any of our assets financed through the TALF or our ability to obtain additional TALF financing. TALF loans are currently available for newly originated ABS and legacy CMBS through March 31, 2010 and for newly originated CMBS through June 30, 2010; however, if the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

Each TALF loan must be repaid within three to five years. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold or refinanced for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or other default events occur and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from such sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

The customer agreement required under TALF may expose us to additional liabilities.

To obtain TALF loans, we must execute a customer agreement with at least one primary dealer, which will act on our behalf under the TALF program. Such agreements may make the terms of any TALF borrowings less favorable to us and/or expose us to additional liabilities. The FRBNY will have full recourse to us for repayment of any TALF loan for breaches of our representations made to our primary dealers in connection with obtaining such loan. As a result, we could be subject to losses from any TALF borrowing in excess of the equity we invest to obtain such borrowing.

There is no assurance that we will be able to participate in the PPIP or, if we are able to participate, that we will be able to do so in a manner that is consistent with our investment strategy.

Investors in the Legacy Loans Program must be pre-qualified by the FDIC. It is likely that the FDIC will have broad discretion regarding the qualification of investors in the Legacy Loans Program and is under no obligation to approve our participation even if we meet all of the applicable criteria. While the U.S. Treasury and the FDIC have released a summary of preliminary terms and conditions for the PPIP, they have not released the final terms and conditions governing these programs. The preliminary terms and conditions do not address the specific terms and conditions relating to, among other things: (1) the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program, (2) the debt financing from the U.S. Treasury in the Legacy Securities Program and (3) the warrants that the U.S. Treasury will receive under both programs. The FDIC has indicated that Legacy Loans PPIFs will be subject to government loan modification program requirements. In addition, the U.S. Treasury and FDIC have reserved the right to modify the proposed terms of the PPIP. When the final terms and conditions are released, there is no assurance that we will be able to participate in the PPIP in a manner that is consistent with our investment strategy or at all.

We may not be able to acquire sufficient amounts of eligible assets to qualify for participation in the TALF or the PPIP consistent with our investment strategy.

Assets to be used as collateral for TALF and PPIP loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the TALF and the PPIP consistent with our investment strategy.

In the Legacy Loans Program, eligible depository institutions must consult with the FDIC before offering an asset pool for sale and there is no assurance that a sufficient number of eligible depository institutions will be willing to participate as sellers in the Legacy Loans Program. Once an asset pool has been offered for sale by an eligible financial institution, the FDIC will determine the amount of leverage available to finance the purchase of the asset pool. There is no assurance that the amount of leverage available to finance the purchase of eligible assets will be acceptable to our Manager. Furthermore, the asset pools will be purchased through a competitive auction conducted by the FDIC, which may cause the price of these assets to increase. Even if we submit the winning bid on an eligible asset pool at a price that is acceptable to us, the selling depository institution may refuse to sell us the eligible asset pool at that price.

These factors may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the Legacy Loans Program consistent with our investment strategy.

Our ability to transfer assets purchased using the TALF and the PPIP funding is restricted.

Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is March 31, 2010 for newly originated ABS and legacy CMBS and June 30, 2010 for newly originated CMBS, unless extended by the Federal Reserve.

We would expect our assets purchased using PIPP funding to be pledged to the FDIC as collateral for their guarantee under the Legacy Loans Program. If we sell or transfer any of these assets, we would expect to need to either repay the related loan or obtain the consent of the FDIC or the U.S. Treasury to assign our obligations to the applicable assignee. We would expect the FDIC or the U.S. Treasury, each in its discretion, would restrict or prevent us from assigning our obligations to a third party, including a third party that meets the criteria for participation in the PPIP.

These restrictions may limit our ability to trade or otherwise dispose of our assets, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

Investments in international real estate-related assets are subject to special risks that we may not manage effectively, which would have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

From time to time, we may invest in assets outside the United States if our Manager deems such investments appropriate in its discretion. To the extent that we invest in non-domestic real estate-related assets, we may be subject to certain risks associated with international investments generally, including, among others:

•	economic fluctuations in the international locations in which we invest;

•

the availability of capital to purchase assets located outside the United States may be unavailable on favorable terms or at all, or may be subject to non-customary covenants that hinder our operations;

•	the burdens of complying with international regulatory requirements and prohibitions that differ between jurisdictions;

•	social, political and economic changes and disruptions;

•	tariffs and other trade barriers or restrictions;

•	potentially adverse tax consequences;

•	difficulty enforcing contractual rights;

•	governmental currency controls; and

•	currency exchange rate fluctuations.

If any of the foregoing risks were to materialize, our results of operations and our ability to make distributions to our stockholders could be materially and adversely affected.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, part of our strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely affect our financial condition.

Hedging against interest rate exposure may adversely affect our results of operations, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from certain hedging transactions (other than through TRSs) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually adversely affect our results of operations and our ability to make distributions to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may fail to qualify for hedge accounting treatment, which could have a material adverse effect on our results of operations.

Changes in application of relevant accounting standards, especially SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or SFAS 133, could materially increase earnings volatility. We are subject to earnings volatility because of our use of derivatives and the application of SFAS 133 in accounting for those derivatives. This earnings volatility is caused by hedge ineffectiveness, which is the difference in the amounts recognized in our earnings for the changes in fair value of a derivative and the related hedged item, and by the changes in the fair values of derivatives that do not qualify for hedge accounting under the rules of SFAS 133 (referred to as economic hedges where the change in fair value of the derivative is not offset by any change in fair value on a hedged item). If we did not apply hedge accounting or fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective, the result could be an increase in volatility of our earnings from period to period. Furthermore, if we fail to qualify for hedge accounting treatment, the losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, which may have a material adverse effect on our results of operations.

Risks Related to Our Common Stock

There is currently no public market for our common stock and an active trading market for our common stock may never develop following this offering and the trading and price of our common stock may be volatile and could decline substantially following this offering.

Prior to this offering, there has not been a public market for our common stock. An active trading market for our common stock may never develop or be sustained, which may affect your ability to sell your common stock and could depress the market price of your common stock. In addition, the initial public offering price will be determined through negotiations between us and the representatives of the underwriters and may bear no relationship to the price at which the common stock will trade upon completion of this offering.

The stock markets, including the NYSE, on which we have been approved to list our common stock (subject to official notice of issuance), have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus and others such as:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business strategy or prospects;

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings estimates;

•	publication of research reports about us or the real estate industry;

•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher yield;

•	the use of significant leverage to finance our assets;

•	changes in market valuations of similar companies;

•	additions to or departures of our Manager’s or its affiliates’ key personnel;

•	actions by our stockholders;

•	changes in accounting principles;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus; and

•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

Common stock eligible for future sale may have adverse effects on our share price.

We are offering 25,000,000 shares of our common stock as described in this prospectus. Concurrently with the completion of this offering, (i) certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital (which shares will vest ratably on each of the first, second and third anniversaries of this offering). Assuming the vesting of all such shares of restricted stock, such persons collectively will beneficially own approximately 4.4% of our outstanding common stock (or approximately 3.8% if the underwriters fully exercise their overallotment option) upon completion of this offering and the concurrent private placement. Each of our executive officers and certain officers of Colony Capital and its affiliates may sell the shares of our common stock that they purchase in the concurrent private placement at any time following the expiration of the lock-up period for such shares, which expires one year after the date of this prospectus (or earlier with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated).

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

In addition, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described in this prospectus. Because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. We currently do not expect to use the proceeds from this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets.

Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. In addition, we could be required to utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. Funding our distributions from the net proceeds of this offering and the concurrent private placement may constitute a return of capital to our investors, which would have the effect of reducing the basis of a stockholder’s investment in our common stock.

Our board of directors will make determinations regarding distributions based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to invest the proceeds of this offering and our concurrent private offering;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of the underlying assets; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. Our board of directors may elect to become subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting capital stock; and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our personnel who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to adopt certain mechanisms, some of which (for example, a classified board) we do not yet have. These provisions may have the effect of limiting or precluding a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we elect, at such time as we become eligible to do so, to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law generally, a director is required to perform his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, directors are presumed to have acted with this standard of care. In addition, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter obligates us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may only be removed for cause upon the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8%, by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or more than 9.8%, by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of such series or class of our preferred stock. Our board may, in its sole discretion, grant an exemption to the stock ownership limits, subject to such conditions and the receipt by our board of certain representations and undertakings. Our charter also prohibits any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or (b) transferring stock if such transfer would result in our stock being owned by fewer than 100 persons. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter key off of the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. However, the ownership limit on our common stock might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Risks Related to Our Taxation as a REIT

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Certain rules applicable to REITs are particularly difficult to interpret or to apply in the case of REITs investing in real estate mortgage loans that are acquired at a discount, subject to work-outs or modifications, or reasonably expected to be in default at the time of acquisition. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax and potentially state and local taxes which would reduce the amount of cash available for distribution to our stockholders.

We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we will receive an opinion of Hogan & Hartson LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Hogan & Hartson LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued. Hogan & Hartson LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Hogan & Hartson LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Hogan & Hartson LLP.

Our ability to satisfy the gross income and asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. In some cases, the real property will be under construction or the subject of significant improvements, making such collateral even more difficult to value. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% (through 2010). Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. If the amendments to the outstanding debt are “significant modifications” under the applicable U.S. Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. In addition, we could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Internal Revenue Code to maintain our qualification as a REIT. See “U.S. Federal Income Tax Considerations—Taxation of REITs in General.” Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we intend to hold some of our assets through our TRS or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. Our TRS may have tax liability with respect to “phantom income” if it is treated as a “dealer” for U.S. federal income tax purposes which would require the TRS to mark to market its assets at the end of each taxable year. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of MBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Requirements of Qualification as a REIT.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or contribute to a TRS, otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders. In addition, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make, and, in certain cases, maintain ownership of certain attractive investments.

We may in the future choose to pay dividends in our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable by us in cash or stock in 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the MBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

In the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate MBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Finally, we or our TRS may recognize taxable “phantom income” as a result of modifications, pursuant to agreements with borrowers, of debt instruments that we acquire if the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations. In addition, our TRS may be treated as a “dealer” for U.S. federal income tax purposes, in which case the TRS would be required to mark to market its assets at the end of each taxable year and recognize taxable gain or loss on those assets even though there has been no actual sale of those assets.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our common stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Our ownership of TRSs will be limited and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s length terms.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.

TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed by such domestic TRSs to us. We anticipate that the aggregate value of the stock and securities of our TRSs will be less than 25% of the value of our total assets (including our TRS stock and securities). Furthermore, we will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of this offering;

•	our business and investment strategy;

•	our projected operating results;

•

actions and initiatives of the U.S. Government, including the establishment of the TALF and the PPIP, and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;

•	our ability to obtain financing arrangements;

•	financing and advance rates for our target assets;

•	our expected leverage;

•	general volatility of the securities markets in which we invest;

•	our expected investments;

•	our expected co-investment allocations and related requirements;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of changes in governmental regulations, tax law and rates, and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of investment opportunities in mortgage-related and real estate-related investments and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section above entitled “Risk Factors.”

USE OF PROCEEDS

We are offering shares of our common stock at the anticipated public offering price of $20.00 per share. Concurrently with the completion of this offering, we will complete a private placement in which we will sell shares of our common stock to certain of our executive officers and certain officers of Colony Capital and its affiliates at a price per share equal to the initial public offering price per share. We estimate that the net proceeds we will receive from this offering will be approximately $483.0 million, after deducting the initial underwriting discounts and commissions of $15.0 million payable by us at closing and estimated offering expenses of approximately $2.0 million (or, if the underwriters exercise their overallotment option in full, approximately $555.8 million, after deducting the initial underwriting discounts and commissions of $17.25 million payable by us at closing and estimated offering expenses of approximately $2.0 million). The net proceeds we will receive in the concurrent private placement of our common stock will be $10.0 million.

All of the shares sold in this offering will be sold to the underwriters at $19.20 per share, representing initial discounts and commissions to the underwriters of $.80 per share. Of these initial discounts and commissions, we will pay the underwriters $.60 per share, and our Manager will pay the underwriters $.20 per share, in each case upon the closing of this offering. We have agreed to refund our Manager $.20 per share and pay the underwriters an additional $.40 per share, in each case with respect to all shares sold in this offering if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such quarter and (2) 8%. If we meet the performance hurdle described above, we would refund our Manager $5.0 million in the aggregate (or approximately $5.8 million if the underwriters exercise their overallotment option) and pay the underwriters an additional underwriting discount equal to $10.0 million in the aggregate (or $11.5 million if the underwriters exercise their overallotment in full). In such case, our total net proceeds from this offering would be approximately $468.0 million (or, if the underwriters exercise their overallotment option in full, approximately $538.5 million), after deducting the initial underwriting discounts and commissions, the additional underwriting discounts and commissions, and estimated offering expenses.

We plan to use substantially all the net proceeds from this offering and the concurrent private placement as described above to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus. See “Business—Our Investment Strategy,” “Business—Our Target Assets” and “Business—Our Investment Guidelines.” We initially intend to focus primarily on acquiring commercial mortgage loans and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. Based upon existing market conditions, we currently expect our initial portfolio of our target assets will be comprised of between 60% to 80% of whole mortgage loans (which we do not expect to be rated), with a focus on secondary acquisitions of loans at discounts from financial institutions and FDIC liquidations of failed financial institutions, 10% to 20% of CMBS (which we expect to have ratings ranging from “AAA” to non-investment grade, with the majority of our investments in CMBS to be currently or originally rated “AAA”) and 10% to 20% of other target assets, including DIP loans (which we do not expect to be rated). There can be no assurance that our initial portfolio of our target assets will be allocated in such manner, or that our portfolio of our target assets will not change over time. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering and the concurrent private placement to invest in assets other than our target assets, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the 1940 Act. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We currently expect to use substantially all of the net proceeds from this offering and the concurrent private placement within six to twelve months from the closing of this offering.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income, including capital gains. For more information, please see “U.S. Federal Income Tax Considerations.” We generally intend over time to pay quarterly distributions in an amount equal to our taxable income, which would be reduced by, among other things, the amount of the base management fee payable, and expenses reimbursable, to our Manager. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. We currently do not intend to use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form (including cash and shares of our common stock at the election of each of our stockholders) and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets. Although not currently anticipated, in the event that our board of directors determines to make distributions in excess of the income or cash flow generated from our portfolio of assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders’ elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder’s entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, we could be required to utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. We generally will not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. Dividends and other distributions made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see “U.S. Federal Income Tax Considerations.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at June 24, 2009 and (2) our capitalization as adjusted to reflect (i) the sale of 25,000,000 shares of our common stock in this offering at an assumed public offering price of $20.00 per share after deducting the initial and the additional underwriting discounts and commissions and estimated organizational and offering expenses payable by us and (ii) the concurrent private placement of 500,000 shares of our common stock to certain of our executive officers and certain officers of Colony Capital and its affiliates at a price per share equal to the initial public offering price per share. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of June 24, 2009
	Actual	As Adjusted(1)
		(Unaudited)
Stockholders’ Equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, and 1,000 shares issued and outstanding, actual and 450,000,000 shares authorized, and 26,143,500 issued and outstanding, as adjusted	$10	$261,435
Preferred Stock, par value $0.01 per share; 0 shares authorized and 0 shares issued and outstanding, actual and 50,000,000 shares authorized and 0 shares issued and outstanding, as adjusted	—	—
Additional paid in capital	990	477,738,565	(2)

Total stockholder’s equity	$1,000	$478,000,000

(1) Includes (a) 500,000 shares of our common stock issued in the concurrent private placement to certain of our executive officers and certain officers of Colony Capital and its affiliates, (b) 637,500 shares of restricted common stock granted to certain of our officers and officers of our Manager and Colony Capital concurrently with the closing of this offering, and (c) 6,000 shares of restricted common stock granted to our three director nominees concurrently with the closing of this offering, but excludes (i) up to 3,750,000 shares issuable upon exercise of the underwriters’ overallotment option, (ii) 637,500 shares of our common stock issuable in the future under our Equity Incentive Plan, (iii) 94,000 shares of our common stock issuable in the future under our Director Stock Plan and (iv) 1,000 shares of our common stock that we sold to Colony Capital Acquisitions, LLC at $1.00 per share in connection with our formation, which shares will be repurchased at their issue price in connection with this offering.

(2) Additional paid-in capital has been reduced by estimated organizational and offering expenses, the initial underwriting discounts and commissions and the additional underwriting discounts and commissions. The additional underwriting discounts and commissions will only be paid by us if we meet the performance hurdle described in “Use of Proceeds.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Business” and our audited balance sheet as of June 24, 2009, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly organized real estate finance company that will acquire, originate and manage a diversified portfolio of real estate-related debt instruments. We initially intend to focus primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. We collectively refer to commercial mortgage loans, other commercial real estate-related debt investments, CMBS, REO properties and other real estate and real estate-related assets as our target assets.

Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective through investments in, and active management of, a diversified investment portfolio of performing, sub-performing and non-performing commercial mortgage loans and other attractively priced real estate-related debt investments. We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. We believe that events in the financial markets have created significant dislocation between price and intrinsic value in certain of our target assets and that attractive investment opportunities will be available for a number of years. We believe that we are well positioned to capitalize on such opportunities as well as to remain flexible to adapt our strategy as market conditions change. We also believe that our Manager’s and its affiliates’ in-depth understanding of commercial real estate and real estate-related investments (including our target assets), and in-house underwriting and asset management capabilities, will enable us to acquire assets with attractive risk-adjusted return profiles and the potential for meaningful capital appreciation.

As market conditions change over time, we intend to adjust our investment strategy to adapt to such changes as appropriate. We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. However, in order to capitalize on the investment opportunities that may be present in the various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to acquire, originate and manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions. See “Business—Our Investment Strategy.”

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of this offering and the concurrent private placement.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will depend primarily on, among other things, the ability of the borrowers of our assets to service our debt as it is due and payable, our ability to actively and effectively service any sub-performing and non-performing loans we may have from time to time in our portfolio, the market value of our assets and the supply of, and demand for, commercial mortgage loans, commercial real estate debt, CMBS and other of our target assets, and the level of our net interest income. Our net interest income, which includes the amortization of purchase premiums and the accretion of purchase discounts, varies primarily as a result of changes in market interest rates, prepayment rates on our mortgage loans, prepayment speeds and the ability of our borrowers to make scheduled interest payments. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, credit worthiness of our borrowers, competition and other factors, none of which can be predicted with any certainty. Our operating results also may be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are held directly by us or that are included in our CMBS and RMBS.

Changes in Fair Value of Our Assets

It is our business strategy to hold our target assets as long-term investments. As such, we expect that most of our MBS will be carried at their fair value, as available-for-sale in accordance with Statement of Financial Accounting Standards, or SFAS, No. 115, “Accounting for Certain Investments in Debt or Equity Securities,” or SFAS 115, with changes in fair value recorded through accumulated other comprehensive income (loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for “other-than-temporary” impairment. A change in our ability and/or intent to continue to hold any of our assets could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates

With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

•	the value of the assets in our portfolio to decline;

•	prepayments on certain assets in our portfolio to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts;

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase;

•	coupons on our floating and adjustable-rate mortgage loans, CMBS and RMBS to reset, although on a delayed basis, to higher interest rates; and

•	to the extent we use leverage to finance our assets, the interest expense associated with our borrowings to increase.

Conversely, decreases in interest rates, in general, may over time cause:

•	the value of the assets in our portfolio to increase;

•	prepayments on certain assets in our portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts;

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease;

•	coupons on our floating and adjustable-rate mortgage loans, CMBS and RMBS to reset, although on a delayed basis, to lower interest rates; and

•	to the extent we use leverage to finance our assets, the interest expense associated with our borrowings to decrease.

Credit Risk

One objective of our strategy is to minimize credit losses and financing costs. However, we expect to be subject to varying degrees of credit risk in connection with our target assets. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets, at appropriate prices given anticipated and unanticipated losses and by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Size of Investment Portfolio

The size of our portfolio of assets, as measured by the aggregate principal balance of our commercial mortgage loans, other commercial real estate-related debt investments and the other assets we own, is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we earn increases. However, a larger portfolio may result in increased expenses to the extent that we incur additional interest expense to finance the purchase of our assets.

Market Conditions

We believe that market conditions will impact our operating results and will cause us to adjust our investment and financing strategies over time as new opportunities emerge and risk profiles of our business change. In addition, changes in government programs, including delayed implementation or termination of programs intended to finance the acquisition of our target assets, could impact our ability to acquire our target assets. Except as set forth above, we are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Critical Accounting Policies And Use Of Estimates

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Basis of Presentation

Our consolidated balance sheet will include the accounts of our company and certain of our subsidiaries and will be prepared in accordance with GAAP. We will consolidate subsidiaries in which we hold, directly or indirectly, more than 50% of the voting rights or where we exercise control. We will follow the equity method of accounting for joint ventures and investments in associated companies in which we hold between 20% and 50% of the voting rights and/or have significant influence. We also will evaluate our investments in all entities to determine if we have primary beneficial interests in any entities deemed to be variable interest entities, or VIEs. All significant intercompany balances will be eliminated in consolidation.

Use of Estimates

We will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements to prepare consolidated financial statements in conformity with GAAP. These estimates and assumptions will be based on management’s best estimates and judgment. Management will evaluate its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, we will encounter primarily two significant types of economic risk: credit risk and market risk. Credit risk is the risk of default on our loans and securities or derivative instruments that results from a borrower’s or derivative counterparty’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in loans and securities or derivative instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and securities held by us.

Classification of Investment Securities and Valuations of Financial Instruments

Our MBS investments are expected to initially consist primarily of commercial real estate debt instruments and CMBS that we will classify as either available-for-sale or held-to-maturity. As such, we expect that our MBS classified as available-for-sale will be carried at their fair value in accordance with SFAS No. 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings. MBS investments will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

When we deem a security to be other-than-temporarily impaired, we will write it down to its estimated fair value (with the reduction in fair value recorded as a charge to earnings) and will established a new reference amount for the investment. If there are no adverse changes to our assumptions and the change in value is solely due to changes in interest rates, we will not recognize an other-than-temporary impairment. Estimating cash flows and determining whether there is other-than-temporary impairment requires management to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated prepayments, loss assumptions, and assumptions regarding changes in interest rates. As a result, actual impairment losses, and the timing of income recognized on these securities, could differ from reported amounts.

Loans Held-for-Investment

Loans will be classified as held-for-investment based upon management’s intent and ability to hold the loans for the foreseeable future. Loans held-for-investment will be recorded at amortized cost, or the outstanding unpaid principal balance of the loan, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases”, or SFAS 91. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as a yield adjustment using the interest method or a method that approximates a level rate of return over the loan term. We may purchase loans held-for-investment at a discount to face value where, at the acquisition date, we expect to collect less than the contractual amounts due under the terms of the loan based, at least in part, on our assessment of the credit quality of the borrower. In accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” or SFAS 140, loans acquired in a transfer are initially measured at fair value (in the aggregate, presumptively the price paid).

Loan Impairment

Loans classified as held-for-investment, will be evaluated for impairment on a quarterly basis in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Loans held-for-investment will be considered impaired when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan or, for loans acquired at a discount to face value, when it is deemed probable that we will not be able to collect all amounts estimated to be collected at the time of acquisition. Impairment will be measured by comparing the recorded amount of the loan to the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Loans Held-for-Sale

Loans classified as held-for-sale will be recorded at the lower of amortized cost or fair value. We will determine fair value of loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, we will consider other factors in estimating fair value, including modeled valuations using assumptions management believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of a loan classified as held-for-sale, we will record a valuation allowance to write the loan down to fair value, with a corresponding charge to net income.

Fair Value Option

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” or SFAS 159, permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of Financial Instruments

SFAS No. 157, “Fair Value Measurements,” or SFAS 157, establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under SFAS 157 are described below:

Level I—Quoted prices in active markets for identical assets or liabilities.

Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Investment Consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine whether such entity should be consolidated in our financial statements. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will consider guidance in SFAS 140 and FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities,” or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No 51, “Consolidated Financial Statements,” to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

Interest Income Recognition

We expect that interest income on our mortgage loans and AAA rated MBS will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments in accordance with SFAS 91. We will place mortgage loans on nonaccrual status when any portion of principal or interest is more than 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a mortgage loan is placed on nonaccrual status, we will reverse the accrual for unpaid interest and will not recognize interest income until the cash is received or the mortgage loan returns to accrual status. Generally, a mortgage loan may be returned to accrual status when all delinquent principal and interest are brought current in accordance with the terms of the loan agreement and certain performance criteria have been met by the borrower.

We expect that interest income on our securities rated below AAA, including unrated securities, will be recognized in accordance with Emerging Issues Task Force, or EITF, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,” or EITF 99-20. Pursuant to EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For whole loans purchased at a discount, we will apply the provisions of Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” or SOP 03-3. SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recognized as impairment.

Hedging Instruments and Hedging Activities

We will apply the provisions of SFAS No. 133, as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” or SFAS 133. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value in accordance with SFAS 157 and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Securitizations

We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS 140 and will be accounted for as either a “sale” and the loans will be removed from our balance sheet or as a “financing” and will be classified as “securitized loans” on our balance sheet, depending upon the structure of the securitization transaction. SFAS 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a “sale” or a “financing.”

Income Taxes

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income taxes.

Stock-Based Compensation

As a component of our Manager’s compensation, we may issue stock-based compensation to personnel of our Manager under an equity incentive plan. We will account for stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment,” or SFAS 123R. Pursuant to SFAS 123R, we will recognize compensation cost related to share-based awards based upon their grant date fair value. The compensation cost related to share-based awards will be amortized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. Since the compensation cost related to share-based awards is measured based upon grant date fair value, the expense related to these awards recognized in future periods may differ from the expense recognized if the awards were periodically remeasured at fair value.

Recent Accounting Pronouncements

In October 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” or FSP 157-3, in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. We will apply the guidance in FSP 157-3 in determining the fair value of our financial instruments.

In January 2009, FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20,” or FSP EITF 99-20-1, was issued in an effort to provide a more consistent determination on whether an other-than-temporary impairment has occurred for certain beneficial interests in securitized financial assets. Other-than-temporary impairment has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of FSP EITF 99-20-1, SFAS 115 continues to apply. The objective of other-than-temporary impairment analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an other-than-temporary impairment decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor. We anticipate that our Non-Agency MBS assets will fall under the guidance of FSP EITF 99-20-1 and as such we will assess each security for OTTI in accordance with its guidance.

On April 9, 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” or FSP 157-4. FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with SFAS 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We will apply the guidance in FSP 157-4 in determining the fair value of our financial instruments.

In conjunction with FSP 157-4, the FASB issued FSP 115-2 “Recognition and Presentation of Other Than Temporary Impairments,” or FSP 115-2, which revises the OTTI evaluation methodology. Under FSP 115-2, determination of OTTI will depend on whether an entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the entity does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in other comprehensive income. If the entity intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. We will consider the guidance of FSP 115-2 in evaluating our investments for OTTI.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events", or SFAS 165. SFAS 165 establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or available to be issued. Among other things, SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 will be reflected as of June 30, 2009.

On June 12, 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140,” or SFAS 166. SFAS 166 removes the concept of a qualifying special-purpose entity, or SPE, from SFAS 140, and eliminates the exception for qualifying special purpose entities, or SPEs, from the consolidation guidance of FIN 46R. In addition, among other things, SFAS 166 (i) amends and clarifies the unit of account eligible for sale accounting as an entire financial asset, group of entire financial assets, or participating interest in an entire financial asset; (ii) eliminates the practicability exception for fair value measurement of assets obtained and liabilities incurred by a transferor in a transfer that meets the conditions for sale accounting; (iii) removes the special provisions in SFAS 140 and SFAS No. 65, “Accounting for Certain Mortgage Banking Activities,” for guaranteed mortgage securitizations; (iv) clarifies the requirements of the legal isolation analysis and the principle of effective control; and (v) requires enhanced disclosure about, among other things, a transferor’s continuing involvement with transfers of financial assets accounted for as sales, the risks inherent in transferred financial assets that have been retained, and the nature and financial effect of restrictions on the transferor’s assets that continue to be reported on the balance sheet.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” or SFAS 168, which establishes Codification, which supersedes all existing accounting standard documents and will become the single source of authoritative non-governmental GAAP. All other accounting literature not included in the Codification will be considered non-authoritative. The Codification will be effective for interim and annual periods ending after September 15, 2009. The Company will conform its financial statements and related Notes to the new Codification for the quarter ended September 30, 2009.

In conjunction with the issuance of SFAS 166, the FASB also issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” or SFAS 167, which, among other things, amends certain guidance in FIN 46R for determining whether an entity is a VIE, requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE, and requires enhanced disclosures about an enterprise’s involvement with a VIE. Under SFAS 167, an entity will be required to consolidate a VIE if it has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In addition, SFAS 167 removes the current exemption for troubled debt restructurings.

The collective amendments to SFAS 140 and FIN 46R are likely to result in more consolidation by sponsors of, and transferors to, entities that currently meet the definition of qualifying SPEs and will significantly affect securitization practices and accounting for transfers of financial assets. SFAS 166 and SFAS 167 are effective for the first annual reporting period that begins after November 15, 2009, or our fiscal year ended December 31, 2010. We are currently evaluating the effect, if any, the adoption of SFAS 166 and SFAS 167 will have on our securitizations strategy.

Results of Operations

As of the date of this prospectus, we have not commenced any operations and will not commence any operations until we have completed this offering and the concurrent private placement.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant amounts of cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Initially, our sources of cash will consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets and cash generated from our operating results. In the future, we may use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of available borrowings, if any, under government sponsored debt programs, such as the TALF, to finance our CMBS and ABS and the PPIP to acquire portfolios of residential or commercial mortgage loans. In addition, we may utilize other sources of financing to the extent available to us.

Our financing sources will initially include the net proceeds of this offering and the concurrent private placement. However, subject to maintaining our qualification as a REIT and our 1940 Act exemption, we may use a number of sources to finance our assets, including bank credit facilities (including term loans and revolving facilities), securitizations, warehouse facilities and repurchase agreements. We also expect to invest in a number of our assets through co-investments with other investment vehicles managed by affiliates of our Manager and/or other third parties, which may allow us to pool capital to access larger transactions and diversify investment exposure. For more information about the conflicts of interest that may arise in connection with these co-investments, see “Business—Conflicts of Interest and Related Policies.”

Government Sources

The Term Asset-Backed Securities Loan Facility.    Under the TALF, the FRBNY provides non-recourse loans to borrowers to fund their purchase of eligible assets. On August 17, 2009, the Federal Reserve and the U.S. Treasury announced that to promote the flow of credit to businesses and households and to facilitate the financing of commercial properties, they approved extending TALF loans against newly originated ABS and legacy CMBS through March 31, 2010, and because new CMBS deals can take a significant amount of time to arrange, they also approved TALF lending against newly originated CMBS through June 30, 2010. Initially, the list of eligible assets was limited to certain ABS, but subsequently has been expanded to CMBS. Beginning in June 2009, up to $100 billion of TALF loans (which limit may be re-evaluated by the FRBNY) became available to finance purchases of certain high quality CMBS created on or after January 1, 2009 and, beginning in July 2009, certain high quality legacy CMBS issued before January 1, 2009 became eligible for TALF financing. As of August 20, 2009, approximately $3.0 billion have been requested for legacy CMBS (the initial request was approximately $669 million and the second request was approximately $2.3 billion, of which only approximately $2.15 billion was settled); however, no requests have been made for TALF loans for newly originated CMBS. To be eligible for TALF financing, the CMBS created after January 1, 2009 must, among other things:

•	evidence an interest in a trust fund consisting of fully-funded, first priority mortgage loans that:

•	are secured by a fee or leasehold interest in income-generating commercial properties that are located in the United States or one of its territories;

•

hold 95% or more of the dollar amount of the credit exposures underlying the CMBS in exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks;

•	are fixed rate loans that provide for payment of principal and interest and do not provide for interest-only payments during the loans’ remaining terms;

•	are current in payment at the time of securitization;

•	were originated on or after July 1, 2008; and

•

are underwritten or re-underwritten recently prior to the issuance of the CMBS on the basis of then-current in place, stabilized and recurring net operating income and then-current property appraisals.

•	must not be junior to other securities with claims on the same pool of loans;

•	be subject to the pooling and servicing agreement and other agreements governing the issuance of the CMBS and servicing of the assets that satisfies the following conditions:

•

if the class of the CMBS is one of two or more time-tranched classes of the same distribution priority, distributions of principal must be made on a pro-rata basis to all such classes once credit support is reduced to zero, as a result of both actual realized losses and “appraisal reduction amounts;”

•

control over the servicing is never held by investors in a subordinate class of CMBS once the principal balance of that subordinate class is reduced to less than 25% of the initial principal balance of that class, as a result of both actual realized losses and “appraisal reduction amounts;”

•	no recognition of post-securitization property appraisals obtained by someone other than the servicer or trustee;

•

representations by each seller of a mortgage loan that is included in the collateral pool that the improvements at each related property were in material compliance with law at the time of origination; and

•	provide for sufficient reporting to enable the FRBNY to monitor its position.

•

as of the TALF loan closing date, have a credit rating in the highest long-term investment-grade rating category from at least two of TALF CMBS-eligible rating agencies without the benefit of a third-party guarantee and must not have a credit rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency and have not been placed on review or watch for downgrade by any TALF CMBS-eligible rating agency;

•	not have been issued by an agency of the United States or a government sponsored enterprise; and

•	the FRBNY has the discretion to accept or reject an individual mortgage loan underlying a CMBS based upon various factors, including diversification of collateral pools.

To be eligible for TALF financing, legacy CMBS issued prior to January 2009 must, among other things:

•	evidence an interest in a trust fund consisting of fully-funded mortgage loans that are:

•

secured by (or, if payments due under the loan have been defeased, the security for the loan or its predecessor must have previously included) a fee or leasehold interest in income-generating commercial properties;

•	as of the TALF loan subscription date, at least 95% of the properties, by related loan principal balance, must be located in the United States or one of its territories; and

•	fixed rate loans that provide for payment of principal and interest and do not provide for interest-only payments during the loans’ remaining terms;

•

as of the TALF loan subscription date, have a credit rating in the highest long-term investment-grade rating category from at least two TALF CMBS-eligible rating agencies without the benefit of a third-party guarantee and must not have a credit rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency and have not been placed on review or watch for downgrade by any TALF CMBS-eligible rating agency;

•	upon issuance, must not have been junior to other securities with claims on the same pool of loans; and

•	not have been issued by an agency or instrumentality of the United States or a government sponsored enterprise.

The FRBNY may limit the volume of TALF loans secured by legacy CMBS, and is considering whether to allocate such volume via an auction or other procedure for legacy CMBS. The FRBNY also will retain the right to reject any newly originated or legacy CMBS as TALF loan collateral based on its risk assessment.

If our Manager deems appropriate, we may seek to participate in the TALF in a manner consistent with our investment strategy and Investment Guidelines, including maintaining our REIT qualification and our 1940 Act exemption. However, we can provide no assurances that we will be eligible to participate in the TALF or, if we are eligible, that we will be able to utilize the program successfully or at all.

The Public-Private Investment Program.    The PPIP is composed of two programs, the Legacy Loans Program and the Legacy Securities Program. As proposed, PPIFs under the Legacy Loans Program will be established to purchase troubled loans from insured depository institutions and PPIFs under the Legacy Securities Program will be established to purchase legacy non-Agency RMBS and legacy CMBS that were originally AAA rated and issued prior to 2009. The U.S. Treasury announced on July 8, 2009, that it chose nine pre-qualified fund managers to form PPIFs for the Legacy Securities Program based upon over 100 applications for pre-qualification of fund managers submitted in April of 2009. The launch of the Legacy Loans Programs has been postponed, and the FDIC has yet to announce a target operational date for the asset sales under the Legacy Loans Program. If available, Legacy Loan PPIFs and Legacy Securities PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. Treasury or the FDIC. If our Manager deems appropriate, we may seek to participate in the PPIP, including through investments in Legacy Loans PPIFs and Legacy Securities PPIFs. If we do seek to participate in the PPIP and we are deemed eligible to participate, our participation will be conducted in a manner consistent with our investment strategy and investment guidelines, including maintaining our REIT qualification and our 1940 Act exemption. However, we can provide no assurances that we will be eligible to participate in the program, that we will be able to utilize the program successfully or at all or that this program will ever be finalized or adopted in a way that is advantageous to our business.

Bank Credit Facilities

We may use bank credit facilities (including term loans and revolving facilities) to finance our assets. These financings may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. For a description of risks related to bank credit facilities, see “Risk Factors—Risks Related to Our Financing and Hedging Activities—Any repurchase agreements and bank credit facilities that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.”

Repurchase Agreements

We may use repurchase agreements to finance our assets. Repurchase agreements effectively allow us to borrow against loans and securities that we own. Under these agreements, we will sell our loans and securities to a counterparty and agree to repurchase the same loans and securities from the counterparty at a price equal to the original sales price plus an interest factor. During the term of the repurchase agreement, we receive the principal and interest on the related loans and securities and pay interest to the counterparty. We intend to maintain formal relationships with multiple counterparties to obtain repurchase agreement financing on favorable terms. For a description of risks related to repurchase agreements, see “Risk Factors—Risks Related to Our Financing and Hedging Activities—Any repurchase agreements and bank credit facilities that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.”

Warehouse Facilities

We may use warehouse facilities as a source of short-term financing for our assets. Warehouse facilities are typically lines of credit from commercial and investment banks that can be drawn upon to fund the acquisition of assets. Warehouse facilities are typically collateralized loans made to investors who invest in loans and securities that in turn pledge the resulting loans and securities to the warehouse lender. Third party custodians, usually large banks, typically hold the loans and securities funded with the warehouse facility borrowings, including the loans, securities, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the loans and securities and, if there is a default under the warehouse line, for the benefit of the warehouse lender. For a description of risks related to warehouse facilities, see “Risk Factors—Risks Related to Our Financing and Hedging Activities—Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.”

Securitizations

In the future, we may seek to utilize non-recourse long-term securitizations of our investments in mortgage loans, especially loan originations, if and when they become available and to the extent consistent with the maintenance of our REIT qualification and exemption from the 1940 Act in order to generate cash for funding new investments. This would involve conveying a pool of assets to a special purpose vehicle (or the issuing entity), which would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds on the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. See “Risk Factors—Risks Related to Our Financing and Hedging Activities—We may seek to utilize non-recourse long-term securitizations in the future, and such structures may expose us to risks, which could result in losses to us.”

Other Potential Sources of Financing

In the future, we may also use other sources of financing to fund the acquisition of our target assets, including secured and unsecured forms of borrowing. We may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Leverage Policies

We currently do not intend to use debt to finance our investments, other than available borrowings under government sponsored debt programs, such as the TALF. If we are unable to obtain financing under the TALF or other government sponsored debt programs, we still intend to pursue acquisitions of our target assets, including CMBS. However, while we believe we can achieve attractive yields on an unleveraged basis, we may use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we may use borrowings to finance our assets. Given current market conditions, to the extent that we use borrowings to finance our assets, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 3-to-1 ratio, except with respect to investments financed with borrowings under government sponsored debt programs, such as the TALF, leverage on which we currently expect would not exceed, on a debt-to-equity basis, a 6-to-1 ratio. We consider these initial leverage ratios to be prudent for our target asset classes. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use. To the extent that we use leverage in the future, we may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap and cap agreements, to serve as a hedge against future interest rate increases on our borrowings.

Contractual Obligations and Commitments

We had no contractual obligations as of June 24, 2009. Concurrently with the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will be entitled to receive a base management fee and the reimbursement of certain expenses (including a refund of our Manager’s partial payment of the initial underwriting discounts and commissions as described under “Our Manager and the Management Agreement—Management Agreement—Refund of Manager’s Partial Payment of Initial Underwriting Discounts and Commissions”), and may earn incentive fees. See “Our Manager and the Management Agreement.” Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us (other than our chief financial officer, who will be seconded exclusively to us by Colony Capital).

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service if any. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We currently do not intend to use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders.

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited. In addition, we have entered into a license agreement relating to the use of the Colony name and logo and a co-investment commitment agreement with the Co-Investment Funds relating to the respective rights of us and the Co-Investment Funds with regards to co-investments with such funds.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors may influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with GAAP and any distributions we may make to our stockholders will be determined by our board of directors primarily based on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

We expect to be subject to varying degrees of credit risk in connection with our assets. Our Manager will seek to manage credit risk by performing deep credit fundamental analysis of potential assets. Prior to investing in any particular asset, our Manager’s underwriting team, in conjunction with third party providers, will undertake a rigorous asset-level due diligence process, involving intensive data collection and analysis, to ensure that we understand fully the state of the market and the risk-reward profile of the asset. Credit risk will also be addressed through our Manager’s execution of an asset-specific business plan focused on actively managing the attendant risks, evaluating the underlying collateral and updating valuation assumptions, and determining disposition strategies. Additionally, investments will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. Although we currently do not intend to use leverage to finance our investments, we may in the future use various forms of financing to acquire our target assets, including, but not limited to, repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) and borrowings under government sponsored debt programs. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest Rate Effect on Net Interest Income

Our operating results will depend, in part, on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our floating and adjustable rate mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Cap Risk

We may acquire floating and adjustable rate mortgage assets, which generally will not be subject to restrictions on the amount by which the interest yield may change during any given period. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate and hybrid mortgage assets would effectively be limited. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We may fund a portion of our acquisition of mortgage loans and MBS assets with borrowings that are based on the London Interbank Offered Rate, or LIBOR, while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury, or CMT, index, the Monthly

Treasury Average, or MTA, index or the 11th District Cost of Funds Index, or COFI. Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension Risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the mortgages. In general, when we acquire a fixed-rate, adjustable-rate or hybrid MBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid fixed-rate assets would remain fixed. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk.    Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real Estate Risk.    Commercial and residential mortgage assets are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loan or loans, as the case may be, which could also cause us to suffer losses.

Risk Management

Risk management is a significant component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, our Manager will closely monitor our portfolio and actively manage risks associated with, among other things, our assets and interest rates. Prior to investing in any particular asset, our Manager’s underwriting team, in conjunction with third party providers, will undertake a rigorous asset-level due diligence process, involving intensive data collection and analysis, to ensure that we understand fully the state of the market and the risk-reward profile of the asset. In addition to evaluating the merits of any particular proposed investment, our Manager will evaluate the diversification of our portfolio of assets. Prior to making a final investment decision, our Manager will determine whether a target asset will cause our portfolio of assets to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, real estate sector, geographic region, source of cash flow for payment or other geopolitical issues. If our Manager determines that a proposed acquisition presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset.

For each asset that we acquire, Colony Capital’s in-house asset management team engages in active management of the asset, the intensity of which will depend on the attendant risks. Once an asset manager has been assigned to a particular asset, the manager will work collaboratively with the underwriting team to formulate a strategic plan for the particular asset, which includes evaluating the underlying collateral and updating valuation assumptions to reflect changes in the real estate market and the general economy. This plan also will outline several strategies for the asset to extract the maximum amount of value from each asset under a variety of market conditions. Such strategies will vary depending on the type of asset, the availability of refinancing options, recourse and maturity, but may include, among others, the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition. As long as an asset is in our portfolio, our Manager and its affiliates will continuously track the progress of an asset against the original business plan to ensure that the attendant risks of continuing to own the asset do not outweigh the associated rewards. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold assets that we originate or acquire for between three and ten years. However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset. We can provide no assurances, however, that we will be successful in identifying or managing all of the risks associated with acquiring, holding of disposing of a particular asset or that we will not realize losses on certain assets.

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we intend to mitigate the risk of interest rate volatility through the use of hedging instruments, such as interest rate swap agreements and interest rate cap agreements. The goal of our interest rate management strategy is to minimize or eliminate the effects of interest rate changes on the value of our assets, to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of financing such assets. We can provide no assurances that our efforts to manage interest rate volatility will successfully mitigate the risks of such volatility on our portfolio.

BUSINESS

Our Company

We are a newly organized real estate finance company that will acquire, originate and manage a diversified portfolio of real estate-related debt instruments. We initially intend to focus primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), and other commercial real estate-related debt investments. We also may acquire other real estate and real estate-related debt assets. We collectively refer to commercial mortgage loans, other commercial real estate-related debt investments, CMBS, REO properties and other real estate and real estate-related assets, as discussed below, as our target assets.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Colony Capital, a privately-held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr. Colony Capital has an extensive global footprint and corresponding infrastructure, with over 200 employees operating in a total of 14 offices in the following 10 countries: China, England, France, Italy, Japan, Lebanon, South Korea, Spain, Taiwan and the United States. This global infrastructure provides Colony Capital’s acquisition team with proprietary market knowledge, exceptional sourcing capabilities and the local presence required to identify and execute complex transactions. Over the past 18 years, Colony Capital established 30 investment vehicles, including dedicated private domestic and foreign funds and investment-specific co-investment vehicles, raising an aggregate of approximately $15.7 billion of capital, which has been invested in most major sectors of real estate, including investments in our target assets.

Since inception, Colony Capital has adapted its investment strategy to the different market opportunities presented from time to time. Beginning in 1991, Colony Capital was one of the pioneering purchasers of distressed assets from the RTC and the FDIC. In the mid-1990s, as U.S. opportunities decreased, Colony Capital identified investment opportunities in Europe. As a result, Colony Capital began to build a significant European presence, with an initial investment focus on distressed real estate. As the market opportunities again shifted in the mid- to late-1990s, Colony Capital broadened its focus to include equity investments in real estate and real estate-related assets in the U.S., Europe and Asia, and expanded its global presence by setting up operations in Asia to capitalize on opportunities arising from the Asian financial crisis of the late 1990s. Since then, Colony Capital has maintained its global footprint by establishing several closed-end investment funds primarily focused on equity investments in real estate and operating businesses that are significantly dependent on real estate. As the global economy suffered a significant downturn beginning in late 2007 and commercial real estate fundamentals began to deteriorate, Colony Capital leveraged its prior experiences to capitalize on distressed real estate debt opportunities. In 2008, Colony Capital established a distressed credit private investment fund that has participated in five recent FDIC auctions, with two successful bids, and invested approximately $172 million of capital through the acquisition of four portfolios of commercial mortgage loans and other commercial real estate-related debt investments. Our Manager will be able to draw upon Colony Capital’s experience and expertise in identifying and capitalizing on investment opportunities in our target asset classes. In addition, we believe we will have access to Colony Capital’s pipeline of potential investment opportunities.

Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective through investments in, and active management of, a diversified investment portfolio of performing, sub-performing and non-performing commercial mortgage loans and other attractively priced real estate-related debt investments. We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. We believe that events in the financial markets have created significant dislocation between price and intrinsic value in certain of our target assets and that attractive investment opportunities will be available for a number of years. We believe that we are well positioned to capitalize on such opportunities as well as to remain flexible to adapt our strategy as market conditions change. We also believe that our Manager’s and its affiliates’ in-depth understanding of commercial real estate and real estate-related investments (including our target assets), and in-house underwriting and asset management capabilities, will enable us to acquire assets with attractive in-place cash flows and the potential for meaningful capital appreciation.

We have not made any investments in our target assets as of the date of this prospectus. We will commence operations upon completion of this offering. We are a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Market Opportunities

We believe that the current economic downturn and corresponding credit crisis have produced an attractive environment to acquire real estate-related debt instruments.

Following years of unprecedented appreciation in commercial real estate values fueled by readily available and inexpensive credit, the commercial real estate market began a substantial decline in late 2007 as a result of the massive contraction in the credit and securitization markets. This began a dramatic repricing process. The sudden contraction in available capital was exacerbated as financial institutions and other motivated sellers rotated out of real estate to reduce debt on their balance sheets in order to remain solvent and/or to meet regulatory capital requirements. As the broader economy entered recession in late 2007, commercial real estate fundamentals began to deteriorate, which placed additional pressure on commercial real estate values. The long term nature of most commercial leases has generally resulted in a lag effect relative to current economic conditions. We expect commercial real estate fundamentals to remain depressed in the short-term and that there will be a scarcity of capital to refinance debt maturities in the medium- to long-term.

We believe that the confluence of these factors has caused and will continue to cause an “overcorrection” in the repricing of certain real estate-related debt assets. We expect continued price deterioration to drive real estate capitalization rates above historical averages, presenting an attractive entry point in the commercial real estate cycle. We believe that Colony Capital’s deep experience in commercial real estate investing, asset level underwriting practices, market analytics, discipline and asset management abilities should allow us to capitalize on these investment opportunities.

There is and will continue to be a vast inventory of commercial real estate-related assets that needs to be recapitalized as part of the industry’s reduction of outstanding debt. We expect this process to take several years. According to Property and Portfolio Research estimates, over $1.8 trillion of commercial real estate debt will mature between 2009 and 2012, with over $400 billion maturing in each year. We believe there are significant opportunities for well-capitalized investors to originate new mortgage loans, as well as to acquire existing performing, sub-performing and non-performing commercial mortgage loans and other commercial real estate-related debt investments. We expect to identify and capitalize on what we believe to be mispricings in the market while employing conservative underwriting criteria and to capitalize on continued dislocation as (i) the economic downturn further depresses the commercial real estate market, (ii) existing commercial real estate debt instruments reach maturity with no clear refinancing source as a result of a lack of capital or principal in excess of current real estate market values and (iii) structural issues associated with complex real estate debt products are resolved.

Specifically, we see attractive opportunities to acquire whole mortgage loans, including performing, sub-performing and non-performing loans and loan portfolios, from financial institutions and government agencies. In particular, we believe that the FDIC will provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver.

According to the FDIC, as of September 7, 2009, 89 depository institutions have failed in 2009, with more than $91 billion in combined assets. In 2008, 25 depository institutions failed, with approximately $373 billion in assets, as compared to 2007 in which only three banks failed, with approximately $2.6 billion of assets. The FDIC has begun disposing of failed banks’ assets primarily through open auctions, a process similar to that utilized during the RTC era of 1989-1995. In addition, the FDIC recently announced that the number of banks on its “problem list” had increased to 416 at the end of June 2009, with combined assets of $299.8 billion (as compared to 117 at of the end of June 2008, with combined assets of $78.3 billion), representing the largest number of “problem” institutions since June 30, 1994, and the largest amount of assets on the list since December 31, 1993.

We also expect that the scarcity of new originations will create a protracted opportunity to originate mortgage and mezzanine loans on high-quality commercial real estate assets as banks, insurance companies and other financial institutions continue to reduce their exposure to debt instruments, and generally have limited interest in originating new real estate loans. Additionally, according to Commercial Mortgage Alert, the 30 insurance companies with the largest mortgage portfolios also reduced originations by approximately 35% in 2008. We intend to leverage Colony Capital’s extensive experience underwriting and valuing real estate assets to capitalize on this financing gap by originating mortgage and mezzanine loans at attractive yields, underwritten to conservative credit metrics. We may seek to further enhance returns by selling A-Notes or securitizing our loans.

The current dislocation in the CMBS market has created an opportunity to acquire bonds that we believe are mispriced relative to their underlying collateral value. CMBS yields have widened significantly due to the fact that many traditional buyers of CMBS in the last five years are no longer active market participants for various reasons, including margin call sales, forced sales by regulated investors and general scarcity of investment capital and credit. We expect the dislocation to persist due to near term risks, such as volatility in trading spreads, downgrade risks and the deterioration of underlying commercial property fundamentals. Further, many fixed income investors do not have the required commercial real estate and structured securities expertise to properly assess the fundamental value of CMBS bonds, which we believe will lead to a continued CMBS supply and demand imbalance and provide attractive CMBS investment opportunities for an extended period of time. As a result, we believe favorable opportunities to invest in CMBS will continue for several years, and that Colony Capital’s asset level underwriting experience will allow us to capitalize on this market going forward.

Our participation in and knowledge of the CMBS market may also generate deal flow for our other strategies, such as whole loan originations. According to Trepp, LLC, over $250 billion of CMBS loans are expected to mature between 2009 and 2013. The absence of an active market for refinancing these loans is expected to produce a severe funding gap, which should generate new investment opportunities for us. Government initiatives such as the TALF and the PPIP, are expected to improve the CMBS market by providing financing to investors. Beginning in June 2009, up to $100 billion of TALF loans (which limit may be re-evaluated by the FRBNY) became available to finance purchases of certain high quality CMBS created on or after January 1, 2009 and, beginning in July 2009, certain high quality legacy CMBS, including CMBS issued before January 1, 2009, became eligible for TALF financing. However, on May 26, 2009, Standard & Poor’s issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in doing so indicated that the proposed changes would result in downgrades of a considerable number of legacy CMBS securities which would have been TALF eligible. This created doubt in the marketplace regarding the amount of legacy CMBS that will be eligible for TALF financing. Following the announcement of these programs, spreads on the most senior AAA-rated CMBS tightened and pricing stabilized somewhat. The current CMBS supply and demand imbalance suggests that investment opportunities will persist and we expect further pricing volatility to create attractive risk-adjusted opportunities. As a result, we believe that our Manager will be able to make attractive CMBS investments for an extended period of time. In addition, we believe that the availability of TALF financing presents an attractive opportunity to achieve higher returns on qualifying CMBS investments.

Our Competitive Strengths

We believe we distinguish ourselves from our competitors through the following competitive advantages:

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Experienced Management Team with Expertise in Real Estate and Real Estate-Related Debt Investments and Capital Markets.    Our senior management team, which consists of certain of Colony Capital’s executive officers and is led by Thomas J. Barrack, Jr. and Richard B. Saltzman, together with Colony Capital’s executive committee, has a long track record and extensive experience managing and investing in commercial mortgage loans and other commercial real estate and real estate-related investments through a variety of credit cycles and market conditions. The members of the senior management team have an average of approximately 22 years of experience in real estate investing and financing, including significant experience in distressed real estate backed sub-performing and non-performing loan portfolios, and REO properties. Beginning in 1991, Colony Capital became one of the pioneering purchasers of distressed assets from the RTC and the FDIC, and was a significant acquirer of non-performing loans in the United States from 1991 to 1995. Over the past 18 years, Colony Capital has remained a major acquirer of real estate and real estate-related assets from government agencies, commercial banks, investment banks, insurance companies and other private sector financial institutions, both domestic and foreign.

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Access to Extensive Pipeline of Investment Opportunities.    Through our Manager, we have access to Colony Capital’s extensive long-term relationships with real estate owners, developers and financial intermediaries, including primary dealers, leading investment and commercial banks, brokerage firms, public and private real estate investment companies, mortgage lenders and many strategic partners. We believe these relationships, together with our Manager’s global infrastructure, will provide us access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to our competitors.

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Strong Asset Level Underwriting Capabilities.    Our Manager has access to Colony Capital’s fully integrated in-house underwriting platform, which has extensive experience underwriting, conducting due diligence and valuing real estate and real estate-related assets, including the asset classes in which we intend to invest. The foundation of this underwriting platform is the in-depth, asset level evaluation of each investment opportunity using rigorous quantitative and qualitative analysis. This approach includes intensive data collection by in-house asset management and loan servicing personnel and third-party providers, including, as appropriate, physical inspection of the assets underlying the investment opportunities, and data consolidation and analysis of the key drivers affecting value, such as credit and prepayment risk, cash flows and collateral performance. We believe that these tools provide an advantage relative to many of our competitors and enable us to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment. As the velocity of bank failures increases, we believe the FDIC and other government agencies are increasingly likely to value with participants who can purchase loans in scale on an accelerated timetable and on a highly reliable basis in order to reduce loan backlog and closing risk. We believe that Colony Capital’s market knowledge, experience as an acquirer of real estate assets from government agencies and ability to execute complex transactions expeditiously, will enable us to successfully acquire our target assets. In addition, we believe our underwriting, credit, financing and asset management experience will enable us to generate attractive risk-adjusted returns by expeditiously resolving performance issues associated with the loans that we acquire from the FDIC through work-outs, refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the underlying property.

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Value-Added Execution and Asset Management Experience.    Colony Capital’s in-house asset management team has extensive experience creating capital appreciation opportunities through active management of real estate and real estate-related assets. Working collaboratively with the underwriting team, the asset management team formulates a strategic plan to extract the maximum amount of value from each asset through, among other things, repositioning, restructuring, and intensive management. Colony Capital has been successful by formulating and executing various asset management strategies through a variety of economic cycles domestically and abroad and in complex capital structures. In the past, such strategies have included the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition. We expect this expertise to benefit our loan-to-own and REO property investments in particular.

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Dynamic and Flexible Investment Strategy.    Our investment strategy is dynamic and flexible, which enables us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies in markets around the world. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles, often before other investors identify such opportunities. Since inception, Colony Capital has established 12 funds and investment-specific co-investment vehicles with a focus primarily on markets outside of the U.S. that have raised an aggregate of approximately $2.6 billion of capital commitments. Colony Capital’s global platform provides us the ability to adjust swiftly to shifts in global markets and deploy capital in markets around the world as and when attractive investment opportunities arise.

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Alignment of Interests.    We have structured our relationship with our Manager to closely align our interests with those of our Manager and its affiliates, including Colony Capital. In addition to the incentive fees that may be earned by our Manager (which are payable in shares of our common stock, subject to our ownership limitations), concurrently with the completion of this offering (i) certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital (which shares will vest ratably on each of the first, second and third anniversaries of this offering). Assuming the vesting of all such shares of restricted stock, such persons collectively will beneficially own approximately 4.4% (or approximately 3.8% if the underwriters exercise the overallotment in full) of our outstanding common stock upon completion of this offering and the concurrent private placement. The individuals acquiring our common stock in the concurrent private placement will agree with the underwriters that, for a period of one year after the date of this prospectus, they will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, sell or otherwise transfer these shares, subject to certain exceptions and extension in certain circumstances. We believe that the ownership of our common stock by such individuals, as well as the incentive fees that may be earned by our Manager, will align our interests with those of our senior management team and our Manager, which will create an incentive to maximize returns for our stockholders.

Our Investment Strategy

We will seek to provide attractive risk-adjusted returns to our investors, primarily through acquisitions, originations and active management of a diversified portfolio of our target assets. The primary tenet upon which this objective relies is our ability to identify assets from which we can extract value. This approach is driven by a disciplined investment strategy, focused on the following:

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capitalizing on asset level underwriting experience and market analytics to identify investments with pricing dislocations and attractive risk-return profiles that can be purchased at meaningful discounts to our estimates of intrinsic value;

•	creating capital appreciation opportunities by resolving sub-performing or non-performing loans through repositioning, restructuring and active management of those assets;

•	seeking to acquire assets held for sale that are undervalued as a result of the scarcity of credit available for financing commercial real estate;

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retaining control, where possible, over the formulation and execution of the management strategies with respect to our assets, including the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition; and

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structuring transactions with a prudent amount of leverage, if any, given the risk of the underlying asset’s cash flows, attempting to match the structure and duration of the financing with the underlying asset’s cash flows, including through the use of hedges, as appropriate.

In implementing our investment strategy, we will utilize our Manager’s and its affiliates’ expertise in identifying attractive investment opportunities within the target asset classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macro-economic conditions. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. However, our investment strategy is dynamic and flexible, which enables us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies around the world. Consistent with this strategy, in order to capitalize on the investment opportunities that may be present in various other points of an economic cycle, we may expand or change our investment strategy or target assets over time in response to opportunities available in different economic and capital market conditions. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to acquire, originate and manage our target assets and the flexibility of our strategy will position us to identify undervalued opportunities and to generate attractive long-term returns for our stockholders in a variety of market conditions.

Our Target Assets

Our target asset classes and the principal assets within each class that we expect to acquire are as follows:

Commercial Mortgage Loans and Other Commercial Real Estate Debt Investments

We initially intend to focus primarily on acquiring, originating and managing commercial mortgage loans and other commercial real estate and real estate-related debt investments.

Acquiring Whole Mortgage Loans.    Given current market conditions, we expect that commercial whole mortgage loans will initially be one of our primary target assets. In particular, we intend to invest in portfolios of commercial whole loans acquired from the FDIC, other governmental agencies and financial institutions. We believe that the FDIC will provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Such loans may be acquired through open auctions and other structured transactions in which the FDIC retains a participation interest in future proceeds from the loans and/or provide loss-sharing support.

Commercial whole mortgage loans are mortgage loans secured by first or second liens on commercial properties, including office buildings, industrial or warehouse properties, hotels, retail properties, apartments and properties within other commercial real estate sectors. These loans generally have maturity dates ranging from three to ten years and carry either fixed or floating interest rates. First lien loans represent the senior lien on a property while second lien loans, or second mortgages, represent a subordinate or second lien on a property.

The portfolios of whole loans in which we intend to invest may include performing, sub-performing and non-performing loans. A sub-performing loan may be a loan with a very high loan-to-value ratio, with a low debt service coverage ratio and/or is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan’s entire unpaid principal balance. A non-performing loan is a loan that is in default of its covenants, is past due in principal or interest payments, or is past its final maturity date and has not been repaid. Sub-performing and non-performing loans are typically purchased at a discount to the note balance. We also have successfully acquired performing loans from the FDIC at a discount. In addition, we may invest in commercial whole loans from financial institutions, including the acquisition of sub-performing and non-performing commercial whole loans from institutions motivated to strengthen their balance sheets in an effort to reduce their exposure to debt instruments, remain solvent and/or meet regulatory capital requirements. In general, we will make investments in such whole loans when we believe our underwriting, credit, financing and asset management experience will enable us to generate attractive risk-adjusted returns by resolving performance issues associated with these loans expeditiously through work-outs, refinancings, negotiated discounted payouts or other modifications of loan terms with borrowers or foreclosure and intense asset management to reposition the underlying property for subsequent sale.

Origination of Whole Mortgage Loans.    We also may originate whole mortgage loans that provide long-term mortgage financing to commercial property owners and developers. In some cases, we may originate and fund a first mortgage loan with the intention of structuring and selling the A-Note and retaining the B-Note. We intend to leverage Colony Capital’s extensive experience underwriting, performing due diligence and valuing real estate assets in order to develop a solid originating platform to grow this business. In addition, we intend to capitalize on our Manager’s and its affiliates’ extensive network of relationships with financial intermediaries to source our loan origination opportunities. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any whole mortgage loans.

Loan-to-Own.    We may also originate or acquire mortgage loans or other real estate-related loans or debt investments with the expectation of subsequently foreclosing on, or otherwise taking control of, the property securing the loan or investment, which are generally referred to as “loan-to-own” investments. In certain instances where the underlying assets securing these debt obligations can be purchased at meaningful discounts to intrinsic value, where market sentiment has driven down their perceived values, we may pursue a loan-to-own strategy.

Mezzanine Loans.    We may originate or acquire mezzanine loans, which are loans made to property owners that are subordinate to mortgage debt and are secured by pledges of the borrower’s ownership interests in the property and/or the entity that owns the property. Such loans are senior to the property owner’s equity interests, but are subordinate to whole mortgage loans secured by first or second mortgage liens on the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders interests in the property. At times, mezzanine loans may be secured by additional collateral, including letters of credit, personal guarantees, or collateral unrelated to the property. Mezzanine loans may be structured to carry either fixed or floating interest rates and may carry a right to participate in the equity distributions of the property securing the loan. These loans also may contain prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns to the lender. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any mezzanine loans.

Debtor-in-Possession Loans.    We may originate or participate in DIP loans that are generally senior to all other liabilities of the borrower and secured by first mortgage liens on real property. DIP loans are generally short-term facilities designed to allow a borrower to reorganize under supervision of a bankruptcy court, with repayment typically from a more permanent financing structure secured upon, or shortly after, emergence from bankruptcy protection. As a result, DIP loans typically have a higher interest rate, fees and other costs than long-term financing arrangements. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with DIP loans.

We initially expect to outsource the primary loan servicing of our mortgage loan portfolio with highly-rated servicers who will be responsible for the primary servicing activities, including collection of payments, under such loans. However, we expect to retain control over decisions related to all asset management strategies of our mortgage loan portfolio, including the restructuring, modification and resolving of non-performing or sub-performing loans, and the foreclosure of assets underlying non-performing loans.

B-Notes.    We may originate B-Notes or acquire them in negotiated transactions with the originators and in the secondary market. A B-Note represents a junior participation interest in a first mortgage loan secured by a single large commercial property or group of related properties. The B-Note is subordinated to the senior participation A-Note. The holder of the A-Note and B-Note enter into an inter-creditor agreement that sets forth the respective rights and obligations of each of the holders. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but typically are subordinated in recovery upon a default. As a result, B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any B-Notes.

Bridge Loans.    We may originate or acquire a first priority lien on commercial property that provides interim or bridge financing to borrowers seeking short-term capital (with terms of generally up to three years) to be used in the acquisition, construction or redevelopment of a property or group of properties. Bridge loans contemplate a takeout with the borrower using the proceeds of a conventional mortgage loan to repay our bridge loan. This type of bridge financing enables the borrower to secure short-term financing pending the arrangement of long-term debt. As a result of the refinancing risk, bridge loans typically have a higher interest rate, fees and other costs than long-term financing arrangements. We also may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any bridge loans.

Commercial Mortgage-Backed Securities

CMBS are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. The senior classes are often securities which, if rated, would have ratings ranging from low investment grade “BBB” to higher investment grades “A,” “AA” or “AAA.” The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade “BBB.” Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. We may invest in senior or subordinated, investment grade or non-investment grade CMBS, as well as unrated CMBS.

In general, we intend to invest in CMBS that will yield current interest income and, except for certain asset classes, where we consider the return of principal or basis, as applicable, to be likely. The yields on CMBS vary with the timing of payments of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and losses on the CMBS. In the event of a default by a borrower whose loan has been securitized, the spread servicer for the benefit of the holders of CMBS generally has recourse only to the property securing such loan. After the spread servicer has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, further remedies may be unavailable. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the junior classes of the CMBS.

We may acquire CMBS from private originators of, or investors in, CMBS and mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks, life insurance companies and other entities. To the extent available to us, we may seek to finance our CMBS investments through financing under the TALF, the proposed PPIP sponsored by the U.S. Treasury in conjunction with the Federal Reserve Board and the FDIC, or with private financing sources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Initially we expect to focus primarily on legacy CMBS, especially high investment grade “AAA” CMBS (including, as available starting in July 2009, the use of financings under the TALF for certain high quality legacy CMBS issued before January 1, 2009), while also seeking to acquire newly originated CMBS (including, if available, through public-private investment funds under the Legacy Securities Program of the PPIP) and subordinated and interest-only tranches.

Real Estate Owned Properties

In certain instances, we also may invest in REO properties, which are properties owned by a lender after an unsuccessful foreclosure auction. In particular, we may acquire REO properties or other underperforming or otherwise distressed real properties in order to reposition them for profitable disposition. In certain circumstances, we believe that REO properties may provide significant opportunities, particularly in situations where loans become non-performing yet the asset value significantly exceeds our basis in the loan. Depending on the nature of the underlying asset, we may pursue repositioning strategies through judicious capital expenditures in order to extract the maximum amount of value from the investment. Under these circumstances, REO properties will require intensified asset management, and we will rely on our Manager and its affiliates’ extensive experience repositioning under-performing assets.

Minority Equity Ownership Interests in Banks

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, from time to time, we also may seek to acquire minority equity ownership interests in commercial banks or similar financial institutions the primary assets of which are expected to be commercial and residential mortgage loans and/or REO property.

Other Assets

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we also intend to invest in other commercial real estate-related debt investments, residential real estate-related debt investments and in other real estate-related financial assets, including those set forth below.

Commercial Real Estate Corporate Debt.    We may invest in the corporate bank debt and corporate bonds of REITs and other REOCs, or corporate issuers with high concentrations of real estate assets. Corporate bank debt may be in the form of a term loan or a revolving credit facility and is generally secured by the company’s assets. Corporate bonds may be secured by the company’s assets or may be unsecured. We may invest in high yield bonds of REITs, REOCs or corporate issuers with high concentrations of real estate assets, which are debt obligations of corporations and other non-governmental entities rated below BBB- (or Baa3), as well as investment grade corporate bonds, which are debt obligations of corporations and other non-governmental entities rated BBB- (or Baa3) or higher. However, to the extent that we invest in corporate bonds, initially we expect a significant amount of the holdings will be high yield debt, which is sub-investment grade, high interest rate secured or unsecured debt. A portion of the corporate bank debt and investment grade corporate bonds we may hold may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the bond’s maturity.

Collateralized Debt Obligations.    We may invest in securities issued in various CDO offerings collateralized by bank loans, corporate bonds, mortgages, CMBS and RMBS and other instruments. In general, CDO issuers are special purpose vehicles that hold a portfolio of income-producing assets financed through the issuance of rated debt securities of different seniority and equity. The debt tranches are typically rated based on cash flow structure, portfolio quality, diversification and credit enhancement. The equity securities issued by the CDO vehicle are the “first loss” piece of the CDO vehicle’s capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle’s senior obligations have been satisfied. To the extent the securities issued in CDO offerings are treated as debt of the CDO issuer for U.S. federal income tax purposes, we will hold the securities directly, subject to the requirements of our continued qualification as a REIT as described in “U.S Federal Income Tax Considerations—Requirements for Qualification as a REIT— Asset Tests.” To the extent the securities represent equity interests in a CDO issuer for U.S. federal income tax purposes, we may be required to hold such securities through a TRS, which would cause the income recognized with respect to such securities to be subject to U.S. federal (and applicable state and local) corporate income tax. See “Risk Factors—Risks Related to Our Taxation as a REIT.”

Construction/Rehabilitation Mortgage Loans.    We also may originate or acquire participations in construction or rehabilitation loans on commercial properties. These loans generally will provide 40% to 60% of financing on the total cost of the construction or rehabilitation project and will be secured by first mortgage liens on the property under construction or rehabilitation. Investments in construction and rehabilitation loans generally would allow us to earn origination fees and may also entitle us to a percentage of the underlying property’s equity distributions (subject to our qualification as a REIT), payable on an ongoing basis.

Residential Mortgage Loans.    We may also invest in residential mortgage loans, which are generally secured by a first mortgage lien on a residential property. A portion of the loans may not have any amortization payments, or at least for a few years initially, and therefore the principal amount could remain outstanding and at risk until we exit our investment or until maturity.

Residential Mortgage-Backed Securities.    A small portion of our target assets also may include investments in RMBS, which are typically pass-through certificates created by the securitization of a pool of mortgage loans that are collateralized by residential real estate properties. The mortgage loans underlying these securities may be adjustable rate mortgage loans, or ARMs, fixed rate mortgage loans or hybrid ARMs. To the extent that we invest in RMBS, we may invest in Agency RMBS, which are guaranteed as to the payment of principal and interest by a U.S. Government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac. We may also invest in RMBS that are not guaranteed by any U.S. Government agency or federally chartered corporation, or non-Agency RMBS.

Preferred Stock and Convertible Debt Investments in REITs and REOCs.    We may invest in public and private issuances of preferred stock and other hybrid instruments such as convertible debt securities, of other real estate-related entities, including REITs and REOCs.

Credit Default Swaps and Other Derivatives.    From time to time, we may make investments in CDSs. A CDS is a financial instrument that can be used to hedge against credit-related changes in the value of our investments and to diversify our credit risk exposure on a single piece of debt or a portfolio of loans. In a credit default swap transaction, we may agree with another party to pay a premium, at specified intervals, to insure credit risk. Generally, if a credit event, as defined by the contract, occurs during the term of the CDS, the contract generally would require the other party to pay us an agreed-upon amount and take delivery of certain of our obligations. In addition, credit default swaps may be used to synthetically create investments that either are more expensive to acquire or otherwise unavailable in the cash markets. These transactions typically combine a derivative security and a U.S. Treasury or Agency security. We also may invest in other derivative securities to the extent consistent with our ability to maintain our status as a REIT and to maintain our exemption from registration under the 1940 Act.

Based upon existing market conditions, we currently expect our initial portfolio of our target assets will be comprised of between 60% to 80% of whole mortgage loans (which we do not expect to be rated), with a focus on secondary acquisitions of loans at discounts from financial institutions and FDIC liquidations of failed financial institutions, 10% to 20% of CMBS (which we expect to have ratings ranging from “AAA” to non-investment grade, with the majority of our investments in CMBS to be currently or originally rated “AAA”) and 10% to 20% of other target assets, including DIP loans (which we do not expect to be rated). There can be no assurance that our initial portfolio of our target assets will be allocated in such manner, or that our portfolio of our target assets will not change over time. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we will take an opportunistic approach to our investments and, accordingly, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

We do not have a formal portfolio turnover policy, and currently do not intend to adopt one. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold assets that we originate or acquire for between three and ten years. However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset.

Investment Sourcing

We expect our Manager to take advantage of the extensive network of relationships that Colony Capital and its affiliates have established over the past 18 years to identify investment opportunities. Through our Manager, we have access to Colony Capital’s extensive long-term relationships with real estate owners, developers and financial intermediaries, including primary dealers, leading investment and commercial banks, brokerage firms, public and private real estate investment companies, mortgage lenders and many strategic partners. We believe these relationships will provide us access to an ongoing pipeline of attractive investment opportunities, many of which may not be available to our competitors.

Investing in, and sourcing financing for, our target asset class is highly competitive. Although our Manager will compete with many other investment managers for attractive investment opportunities in targeted asset classes, we believe that our management team’s experience, together with Colony Capital’s extensive resources and relationships, will enable us to source transactions on a proprietary basis, providing us with a significant advantage in identifying and capitalizing on attractive opportunities.

Investment Process

Our investment process benefits from the experience, resources and professionals of our Manager and Colony Capital. This process initially involves:

•	identifying investment opportunities;

•

assessing the opportunities to ensure that they meet preliminary screening criteria, including the impact of the opportunities on maintaining our REIT qualification and 1940 Act exemption, and suitability of the potential investment in light of our investment guidelines; and

•	reviewing the opportunities to determine whether to incur costs associated with more in-depth diligence.

If the decision is made to proceed with full-scale diligence, the next phase of our investment process involves assessing the risk-reward profile of the investment through, among other things:

•

intensive data collection by Colony Capital’s in-house acquisition, asset management and loan-servicing personnel and third-party providers, including, as appropriate, financial, physical, legal and environmental due diligence of the assets underlying the investment opportunities;

•	data consolidation and quantitative analyses of the key drivers affecting value, such as cash flows and collateral performance, lease analysis, and credit and prepayment risk; and

•	thorough review of the investment capital structure, borrower and tenant analysis, servicer and originator information, legal structure and deal documentation.

In assessing the suitability of a particular investment for our portfolio, our Manager and its affiliates will evaluate the expected risk-adjusted return relative to the expected returns available from comparable investments. With respect to each investment opportunity, our Manager and its affiliates will also consider the ability of Colony Capital’s in-house asset management team to extract excess value from the investment through active post-acquisition asset management. Our Manager and its affiliates also will evaluate whether the assets being acquired are eligible for financing under government sponsored debt programs, such as the TALF, and the PPIP. Based on the foregoing criteria, among others, our Manager will make an investment decision and, if the decision is made to proceed with an investment, will utilize proprietary modeling systems to establish an appropriate price for such assets.

Once an asset has been acquired, our Manager and its affiliates will formulate an asset-specific business plan focused on actively managing the attendant risks, evaluating the underlying collateral and updating valuation assumptions, and determining disposition strategies. For more detailed information about post-acquisition asset management, see “—Risk Management.”

Our Investment Guidelines

Our board of directors has adopted a set of investment guidelines that set out the asset classes and other criteria to be used to evaluate the merits of specific investments as well as our overall portfolio composition. We intend to pursue investments in our target asset classes that have the potential to generate attractive risk-adjusted returns, consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. However, we have no prescribed limitation on any particular investment type.

Our board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act; and

•

until appropriate investments can be identified, our Manager may invest the proceeds of this offering and any future offerings in interest-bearing, short-term investments, including money market accounts and/or U.S. treasury securities, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the 1940 Act.

In addition, any investment of our capital of up to $10 million requires the approval of our chief executive officer; any investment in excess of $10 million but less than or equal to $100 million requires the approval of our Manager’s Investment Committee, which initially will consist of Mr. Barrack, the chairman of the committee, Mr. Saltzman, Mark M. Hedstrom and our chief financial officer, Darren J. Tangen; and any investment in excess of $100 million requires the approval of our board of directors.

While we intend to assemble a diversified portfolio, our investment guidelines do not limit the amount of our equity that may be invested in any particular class or type within our target asset classes. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market environments. As a result, we cannot predict the percentage of our equity that will be invested in any particular asset at any given time. We believe that the flexibility of our investment strategy, combined with our Manager’s and its affiliates’ experience executing various investment strategies, will enable us to exploit changes in the capital markets and provide attractive risk-adjusted long term returns to our stockholders throughout the various stages of an economic cycle.

These investment guidelines may be changed or waived from time to time by our board of directors (which must include a majority of our independent directors) without the approval of our stockholders, and we expect to disclose any such changes or waivers to our investment guidelines in the periodic reports we file with the SEC.

Investment Committee

Our Manager has an Investment Committee, which will initially be comprised of Mr. Barrack, the chairman of the committee, Mr. Saltzman, Mr. Hedstrom and our chief financial officer, Mr. Tangen. Our Manager’s Investment Committee will meet periodically, at least every quarter, to discuss investment opportunities. The Investment Committee will periodically review our investment portfolio and its compliance with our investment guidelines described above, and provide our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment guidelines and the appropriateness of our investment guidelines and strategies. In addition, from time to time, our Investment Committee may also have the benefit of the experience and expertise of Colony Capital’s Executive Committee. For more information about Colony Capital’s Executive Committee, see “Our Manager and the Management Agreement—Investment Advisory Services.”

Risk Management

Risk management is a significant component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, our Manager will closely monitor our portfolio and actively manage risks associated with, among other things, our assets and interest rates. Prior to investing in any particular asset, our Manager’s underwriting team, in conjunction with third party providers, will undertake a rigorous asset-level due diligence process, involving intensive data collection and analysis, to ensure that we understand fully the state of the market and the risk-reward profile of the asset. In addition to evaluating the merits of any particular proposed investment, our Manager will evaluate the diversification of our portfolio of assets. Prior to making a final investment decision, our Manager will determine whether a target asset will cause our portfolio of assets to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, real estate sector, geographic region, source of cash flow for payment or other geopolitical issues. If our Manager determines that a proposed acquisition presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset.

For each asset that we acquire, Colony Capital’s in-house asset management team engages in active management of the asset, the intensity of which will depend on the attendant risks. Once an asset manager has been assigned to a particular asset, the asset manager will work collaboratively with the underwriting team to formulate a strategic plan for the particular asset, which includes evaluating the underlying collateral and updating valuation assumptions to reflect changes in the real estate market and the general economy. This plan also will outline several strategies for the asset to extract the maximum amount of value from each asset under a variety of market conditions. Such strategies will vary depending on the type of asset, the availability of refinancing options, recourse and maturity, but may include, among others, the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition. As long as an asset is in our portfolio, our Manager and its affiliates will continuously track the progress of an asset against the original business plan to ensure that the attendant risks of continuing to own the asset do not outweigh the associated rewards. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold assets that we originate or acquire for between three and ten years. However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset. We can provide no assurances, however, that we will be successful in identifying or managing all of the risks associated with acquiring, holding or disposing of a particular asset or that we will not realize losses on certain assets.

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we intend to mitigate the risk of interest rate volatility through the use of hedging instruments, such as interest rate swap agreements and interest rate cap agreements. The goal of our interest rate management strategy is to minimize or eliminate the effects of interest rate changes on the value of our assets, to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of financing such assets. We can provide no assurances that our efforts to manage interest rate volatility will successfully mitigate the risks of such volatility on our portfolio.

Leverage Policies

We currently do not intend to use debt to finance our investments, other than available borrowings under government sponsored debt programs, such as the TALF. However, while we believe we can achieve attractive yields on an unleveraged basis, we may use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we may use borrowings to finance our assets. Given current market conditions, to the extent that we use borrowings to finance our assets, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 3-to-1 ratio, except with respect to investments financed with borrowings under government sponsored debt programs, such as the TALF, leverage on which we currently expect would not exceed, on a debt-to-equity basis, a 6-to-1 ratio. We consider these initial leverage ratios to be prudent for our target asset classes. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Conflicts of Interest and Related Policies

We are externally advised by our Manager, which is a wholly owned affiliate of Colony Capital, and all of our officers are employees of our Manager or its affiliates. Pursuant to our management agreement, our Manager will be obligated to supply us with substantially all of our senior management team, and our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies.

Neither our Manager nor Colony Capital is obligated to dedicate any specific personnel exclusively to us (other than our chief financial officer), nor are they or their personnel (other than our chief financial officer) obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager or Colony Capital will dedicate to the management of our business. Moreover, each of our officers, other than our chief financial officer (who will be seconded exclusively to us), and non-independent directors is also an employee of our Manager or one of its affiliates, and has significant responsibilities for other investment vehicles currently managed by Colony Capital and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Manager and other affiliates of Colony Capital, which agreements and arrangements were not negotiated at arm’s length, and the terms of such agreements and arrangements may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party.

In addition, certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our target assets, subject to us and each fund having capital available for investment and the determination by our Manager and the general partner of each fund, each of which is or will be an affiliate of Colony Capital, that the proposed investment is suitable for us and such fund, respectively. Currently, the Co-Investment Funds may have the right to co-invest with us under certain circumstances. Depending on the circumstances, we may co-invest in a particular asset with one or any combination of the Co-Investment Funds. In the event that we co-invest with a Co-Investment Fund, we will not incur any additional fees payable to Colony Capital, our Manager or any of their affiliates. We would be required to pay our pro rata portion (based upon percentage of equity) of transaction and other investment-level expenses incurred in connection with such co-investment. To the extent that a Co-Investment Fund has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. Certain existing Co-Investment Funds have a significant amount of capital available for co-investment in our target assets, including CDCF, which currently has approximately $785 million of uncalled capital commitments. To the extent that we acquire assets with the Co-Investment Funds, our ability to invest the proceeds from this offering and the concurrent private placement in revenue-generating assets in the near term may be hindered, which would have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Colony Capital also manage the Co-Investment Funds, and fees payable to such affiliates by the Co-Investment Funds may be more advantageous than fees payable to our Manager, our interests in such investments may conflict with the interests of the Co-Investment Funds, and our Manager or its affiliates may take actions that may not be most favorable to us, including in the event of a default or restructuring assets subject to co-investments rights.

In addition, because the Co-Investment Funds are, and other co-investment funds managed by Colony Capital and its affiliates in the future likely will be, closed-end funds with finite lives, such funds are expected to dispose of substantially all of the assets in their respective portfolios prior to dissolution. As a result, prior to such dissolutions, we may need to sell our interests in the co-investment assets before we otherwise would in order to avoid a potential conflict. Our decision to sell such interests will depend, among other things, on the ability to sell the interests at favorable prices or at all. It is also possible that our Manager or its affiliates, who also manage such funds, may sell such co-investment assets at times or prices that are not in the best interests of us or our stockholders. Moreover, to the extent that such funds dispose of co-investment assets that are qualifying assets, we may be required to purchase additional qualifying assets (subject to the availability of capital at favorable prices or at all) or sell non-qualifying assets at inopportune times or prices in order to maintain our qualification as a REIT and our exemption from registration under the 1940 Act. Even if our interests are not in conflict with those of funds with co-investment rights, we will not realize the full economic benefits of the investment.

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and

Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-third of the capital to be funded by such investment vehicles in assets that are substantially similar to our target assets (increasing to one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral that are substantially similar to our target assets from and after the termination of the commitment period of CDCF, which terminates in July 2010), subject to change if agreed upon by a majority of our independent directors. To the extent that we do not have sufficient capital to contribute at least one-third (or one-half, as applicable) of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also will apply to any existing Co-Investment Funds. Our board of directors will re-evaluate the allocation agreement from time to time.

Our Manager and Colony Capital have also agreed that, for so long as the management agreement is in effect, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, the allocation agreement provides for a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

To the extent our Manager’s, its affiliates’ or our business evolves in such a way as to give rise to conflicts not currently addressed by the investment allocation agreement, our Manager may need to refine the investment allocation agreement to handle such a situation. Our independent directors will review our Manager’s and its affiliates’ compliance with this investment allocation agreement. Notwithstanding this investment allocation agreement, we can provide no assurances that the agreement will be sufficient to prevent other investment vehicles of Colony Capital and its affiliates from receiving preferential treatment, and it may not prevent Colony Capital and its affiliates from directing attractive opportunities to investment vehicles other than our company. In addition, to avoid any actual or perceived conflicts of interest with Colony Capital and its affiliates, other than in connection with co-investments in accordance with our agreed upon co-investment policy, prior to an acquisition of any security structured or issued by an entity managed by Colony Capital or its affiliates or the purchase or sale of any asset from or to an entity managed by Colony Capital or its affiliates (including any investments in Legacy Loans PPIFs established and managed by Colony Capital or its affiliates, to the extent applicable) such transaction must be approved by a majority of our independent directors. Our independent directors may amend this approval policy at any time without notice to, or the consent of, our stockholders.

Colony Capital and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives. Our independent directors will periodically review our Manager’s and Colony Capital’s compliance with these conflicts of interest and allocation provisions.

Our Manager will receive substantial base management fees regardless of the performance of our portfolio and, as a result, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Consequently, we may be required to pay our Manager significant base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter. In addition, our Manager has the ability to earn incentive fees each quarter based on our Core Earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which may be riskier and more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fee to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Concurrently with the completion of this offering, (i) certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share, and (ii) we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital (which shares will vest ratably on each of the first, second and third anniversaries of this offering). Assuming the vesting of all such shares of restricted stock, such persons collectively will beneficially own approximately 4.4% of our outstanding common stock (or approximately 3.8% if the underwriters fully exercise their overallotment option) upon completion of this offering and the concurrent private placement. Each of our executive officers and certain officers of Colony Capital and its affiliates may sell the shares of our common stock that it purchases in the concurrent private placement at any time following the expiration of the lock-up period for such shares, which expires one year after the date of this prospectus. To the extent such persons sell some or all of these shares, our Manager’s interests may be less aligned with our interests.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may finance the acquisition of investments using the various sources of financing discussed above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

We may offer equity or debt securities in exchange for property or to repurchase or otherwise reacquire shares of our common stock. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may in the future invest in debt securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending on December 31, 2009. In addition, we may hold certain of our assets through TRSs, which will be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Internal Revenue Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly owned or majority-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to us by any wholly owned or majority-owned subsidiaries that we may form in the future that are relying on the exception from the definition of “investment company” contained in Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned and majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are relying on the exception from the definition of “investment company” contained in Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such subsidiaries’ assets must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. We will treat as qualifying assets for this purpose whole mortgage loans, DIP loans that are wholly secured by first mortgage liens on the debtor's real estate assets, B Notes representing direct participation in mortgage loans fully secured by real property and certain mezzanine loans, in each case meeting certain other qualifications based upon SEC staff no-action letters, bridge loans wholly secured by first priority liens on real estate that provide interim financing to borrowers seeking short-term capital (with terms of generally up to three years), certain CMBS, RMBS representing ownership of an entire pool of mortgage loans, and real estate owned properties.

The sources of investment opportunities that we plan to pursue initially include liquidations by the FDIC of portfolios of commercial mortgage loans of failed depository institutions. The structures through which our subsidiaries acquire any of these types of assets may vary. As a result, although we will attempt to structure our acquisitions of mortgage loans from the FDIC in a manner that will allow us to treat our interests as qualifying real estate assets for purposes of the 55% test, our ability to do so will depend upon the terms and the transaction structures available in connection with such acquisitions. Depending upon the structure of any proposed acquisitions from the FDIC, we may discuss with the staff of the SEC how to treat such assets for purposes of our Section 3(c)(5)(C) analysis. Depending on this determination, we may need to adjust the acquisition structure, if possible, treat the assets to be acquired as other than qualifying real estate assets or forego opportunities that we otherwise might have pursued. Further, to the extent we acquire assets from the FDIC and the staff of the SEC subsequently provides specific guidance concerning the appropriate treatment of structures through which we acquired such assets, we may be required to adjust our holdings to the extent necessary for purposes of our Section 3(c)(5)(C) analysis.

We intend to treat investments in construction loans as qualifying real estate assets. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans and any such guidance may require us to change our strategy.

We intend to invest in CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinate class of a CMBS issuance is in the first loss position and is referred to as the “controlling class” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

On the date of issuance, the controlling class of a CMBS issuance generally is the “NR” or “not rated” class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure. This self executing mechanism is intended to ensure that the class of CMBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

With respect to our investment in CMBS, if we intend to treat such investment as a qualifying real estate asset we will need to ensure that we will be able to exercise the rights of the controlling class. To do so, we would acquire 100% of the NR, B and BB classes of a CMBS issuance. In fact, the NR, B and BB classes often are sold as a “block transaction” because of the extensive due diligence that must be conducted in order for the purchaser of these classes of CMBS to evaluate the risks and to model the profitability of an investment in such classes of CMBS. We view our investment in the subordinate classes of a CMBS issuance as a single real estate investment, even though for rating agency reasons, the subordinate classes of a CMBS issuance may be divided into multiple classes. In addition, even though the subordinate CMBS may be divided into multiple classes, all of the subordinate classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based solely on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset where we acquire 100% of the controlling class of a CMBS issuance, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, when we acquire 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance, we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (i) we acquire 100% of such a class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

Some CMBS pools in which we invest include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate related notes.” With respect to real estate related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate related notes, evaluating defaulted real estate related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool.

The SEC’s staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate-related notes are qualifying real estate assets or real estate-related assets. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate related notes underlying the CMBS issuance, because we believe we have the same legal and economic experience as if we had purchased the mortgages and the real estate related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS.

In the absence of SEC guidance with respect to CMBS pools that contain some real estate related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is 15% or less of the outstanding principal balance of the entire pool, we intend to treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as qualifying real estate assets and the real estate related notes in the pool as real estate-related assets. To reflect this treatment, we will pro rate our investment in such a CMBS pool and treat as a qualifying real estate asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

As noted, the SEC has not provided guidance with respect to CMBS and may in the future take a view different than or contrary to our analysis. To the extent that the SEC staff publishes guidance with respect to CMBS different than or contrary to our analysis, we may be required to adjust our strategy accordingly.

We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate related-assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may in the future organize special purpose subsidiaries that will seek to borrow under the TALF. We currently expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may also, however, organize one or more TALF subsidiaries or other subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions in Rule 3a-7. In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we may acquire with TALF fundings, that by their terms convert into cash within a finite time period;

•

any securities sold to the public are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries that rely on 3(c)(5)(C) to invest directly in MBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate. To the extent that the Staff of the Division of Investment Management of the SEC provides more specific guidance regarding any of the matters bearing upon any exemption, we may be required to adjust our holdings and strategies accordingly. Any additional guidance from the Staff of the Division of Investment Management of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. We are subject to significant competition in acquiring our target assets. In particular, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, hedge funds, mortgage bankers, commercial finance and insurance companies, governmental bodies and other financial institutions. We may also compete with Colony Capital and its affiliates for investment opportunities. See “Risk Factors—Risks Related to Our Management and Our Relationship with Our Manager—There are various conflicts of interest in our relationship with Colony Capital and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.” In addition, there are several REITs with similar investment objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of commercial mortgage and other real estate-related assets suitable for purchase or origination. Some of our anticipated competitors have greater financial resources, access to lower costs of capital and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. In addition, some of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. Furthermore, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, or pay higher prices, than we can. Current market conditions may attract more competitors, which may increase the competition for our target assets. An increase in the competition for such assets may increase the price of such assets, which may limit our ability to generate attractive risk-adjusted returns for our stockholders, thereby adversely affecting the market price of our common stock.

In the face of this competition, we expect to have access to our Manager’s and its affiliates’ professionals and their industry expertise, which we believe will provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for potential investments. We expect that these relationships will enable us to compete more efficiently and effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. Although we believe we are well positioned to compete effectively in each facet of our business, there can be no assurance that we will be able to achieve our business goals or expectations due to the extensive competition in our market sector. For additional information concerning these competitive risks, see “Risk Factors—Risks Related to Our Investments—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire attractive investments in our target asset classes on favorable terms or at all, which could have a material adverse effect on our business, financial condition and results of operations.”

Employees

We will be externally managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. However, our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. Upon completion of this offering we will have no employees. See “Our Manager and The Management Agreement—Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager consider to be material.

Other Information

Our principal executive office is located at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. Our telephone number is (310) 282-8820. Our web address is www.colonyfinancial.com. The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our Manager. Each of our officers is an executive of Colony Capital. However, our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. The executive offices of our Manager are located at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, and the telephone number of our Manager’s executive offices is (310) 282-8820.

Officers of Our Manager

The following sets forth certain information with respect to each of the executive officers of our Manager:

Officer	Age	Position Held with Our Manager
Thomas J. Barrack, Jr.	62	Chief Executive Officer
Richard B. Saltzman	53	President
Jonathan H. Grunzweig	46	Vice President
Mark M. Hedstrom	51	Vice President, Secretary and Treasurer
Ronald M. Sanders	46	Vice President and Chief Legal Officer
Kevin P. Traenkle	39	Chief Investment Officer
David A. Palamé	32	Chief Compliance Officer

Set forth below is biographical information for the officers of our Manager.

Thomas J. Barrack, Jr. will serve as the executive chairman of our board of directors. He also serves as the Chairman and Chief Executive Officer of Colony Capital and as the chief executive officer of our Manager. As the Chairman and Chief Executive Officer of Colony Capital, Mr. Barrack provides overall strategic and investment direction and leadership to Colony Capital.

Prior to founding Colony Capital, where Mr. Barrack has worked since its formation in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack served as President of Oxford Development Ventures, Inc. and as a Senior Vice President of E.F. Hutton & Co. in New York. Prior to his tenure at Oxford, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior. In 1976, Mr. Barrack began his real estate investment career as President of Dunn International Corporation. He practiced international finance law until 1976.

Mr. Barrack serves on the board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris S.A., and Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange.

Mr. Barrack received a B.A. in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review and received a J.D. from the University of San Diego in 1972.

Richard B. Saltzman will serve as our chief executive officer, president and as a director. He is also the President of Colony Capital and the president of our Manager. Mr. Saltzman shares responsibility for Colony Capital’s global operations. In particular, Mr. Saltzman guides the strategic planning, acquisition and asset management activities of Colony Capital and oversees new business initiatives.

Prior to joining Colony Capital in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a Managing

Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking, had responsibility for Merrill Lynch’s Global Leveraged Finance business, and was also responsible for various real estate-related principal investments including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where Mr. Saltzman was a member of the investment committee.

Mr. Saltzman serves on the board of directors of Kimco Realty Corporation, a publicly traded real estate investment trust, and is on the board of directors of the Real Estate Roundtable. Previously, he was a Trustee and Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate, a Vice Chairman of the National Realty Committee, a past Chairman of the NRC Real Estate Capital Policy Advisory Committee, and a member of the Board of Governors of the National Association of Real Estate Investment Trusts.

Mr. Saltzman received his B.A. from Swarthmore College in 1977 and an M.S. in Industrial Administration from Carnegie Mellon University in 1979.

Jonathan H. Grunzweig will serve as vice president of our Manager. Mr. Grunzweig is a Principal and the Chief Investment Officer of Colony Capital, and has served in such capacities since 1999 and 2006, respectively. As Chief Investment Officer, Mr. Grunzweig oversees the sourcing, structuring, execution and management of all investments and divestments of Colony Capital on a global basis. Prior to becoming Chief Investment Officer in January 2006, Mr. Grunzweig provided the same investment related responsibilities. Mr. Grunzweig also served as General Counsel for Colony Capital’s global investment program from 2000 to 2004, prior to relocating to Colony Capital’s London office from September 2004 to December 2005.

Prior to joining Colony Capital in 1999, Mr. Grunzweig was a Partner with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he specialized in corporate finance and mergers and acquisitions.

Mr. Grunzweig received his B.A. from Cornell University in 1985, where he was a member of Phi Beta Kappa. He received a J.D., Cum Laude, from Harvard Law School in 1988. Mr. Grunzweig has also been a periodic lecturer at the University of California at Berkeley’s Haas School of Business on the subject of International Finance and Joint Ventures.

Mark M. Hedstrom will serve as vice president, treasurer and secretary of our Manager. Mr. Hedstrom is a Principal and the Chief Financial Officer of Colony Capital, and has served in such capacities since 1997 and 1993, respectively. Mr. Hedstrom is responsible for all financial and treasury functions, as well having primary responsibility for risk management and investor reporting.

Prior to joining Colony Capital in 1993, Mr. Hedstrom was Vice President of Finance and Chief Financial Officer of Koll International, a division of The Koll Company, a $4.0 billion real estate construction, development, and management firm located in Newport Beach, California. Prior to joining Koll, Mr. Hedstrom was Vice President-Finance of Castle Pines Land Co., a leading Colorado developer of master-planned communities. Mr. Hedstrom also spent seven years in the Denver office of Ernst & Young, where he was a Senior Manager with a number of major real estate companies as his clients.

Mr. Hedstrom is a Certified Public Accountant (license inactive) and received a B.S. in accounting from the University of Colorado in 1980.

Ronald M. Sanders will serve as our chief legal officer and secretary and as vice president and chief legal officer of our Manager. Mr. Sanders is a Principal and the General Counsel of Colony Capital, and has served in such capacities since joining Colony Capital in November 2004. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of Colony Capital.

Prior to joining Colony Capital in November 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP, where he specialized in the representation of private equity funds and mergers and acquisitions.

Mr. Sanders received his B.S. from the State University of New York at Albany 1985, and his J.D. from the New York University School of Law in 1988.

Kevin P. Traenkle will serve as our chief investment officer and as chief investment officer of our Manager. Mr. Traenkle is also a Principal of Colony Capital where he is involved in many facets of the firm’s activities including: distressed debt initiatives, investment and divestment decisions, business development and global client relations. Prior to becoming a Principal in January 2005, Mr. Traenkle served as a Vice President of Acquisitions. Before rejoining Colony Capital in 2002, Mr. Traenkle worked for Pacific Capital Group, a private equity investment firm, where he was responsible for real estate-related investment and management activities.

Previously, Mr. Traenkle was a Vice President at Colony Capital serving as a member of the acquisitions team and was responsible for the identification, evaluation, consummation, and management of investments. Prior to joining Colony Capital in 1993, Mr. Traenkle worked for an investment bank, First Albany Corporation, in its Municipal Finance department. Mr. Traenkle received a B.S. in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

David A. Palamé will serve as our and our Manager’s chief compliance officer. Mr. Palamé has served as the Assistant General Counsel of Colony Capital since April 2007. Mr. Palamé has and will continue to be responsible for various global legal activities and generally provide legal and other support to Colony Capital.

Prior to joining Colony Capital in April 2007, Mr. Palamé was an associate with the law firm of Sullivan & Cromwell LLP from September 2003, where he specialized in the formation of private equity funds, commercial real estate transactions and mergers and acquisitions. Beginning in August 2002, Mr. Palamé served as a law clerk to the Honorable William J. Rea, United States District Court for the Central District of California at Los Angeles.

Mr. Palamé received a B.A. from the State University of New York at Buffalo in 1999 and a J.D. from the University of Pennsylvania Law School in 2002, where he served on the board of officers of the University of Pennsylvania Law Review as a comments editor.

Investment Committee

Our Manager has an Investment Committee, which will initially be comprised of Mr. Barrack, the chairman of the committee, and Mr. Saltzman, Mr. Hedstrom and our chief financial officer, Mr. Tangen. The role of the Investment Committee is to oversee our investment guidelines, our investment portfolio and its compliance with our investment guidelines or investment portfolio holdings and related compliance with our investment and policies. See “Business—Our Investment Guidelines.” The Investment Committee will meet as frequently as it believes is necessary, but no less than quarterly. In addition to our Manager’s Investment Committee, we also expect to have the benefit of the experience and expertise of Colony Capital’s Executive Committee. For more information about Colony Capital’s Executive Committee, see “—Investment Advisory Services.”

Historical Performance of Colony Capital and its Affiliates

The information presented in this section should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors who purchase shares of our common stock will not thereby acquire an ownership interest in any of the entities to which the following information relates.

Debt Experience of Colony Capital and its Affiliates

Debt Programs Sponsored by Colony Capital. Since its inception in 1991, Colony Capital has sponsored and managed two closed-end private equity funds that have, or have had, investment objectives similar to ours in that they primarily make, or made, investments in assets that are similar to certain of our target assets. The two funds sponsored and managed by Colony Capital that have, or have had, investment objectives similar to ours are as follows:

•

Colony Fund I involved the collective investments of West Coast Acquisition Partners (described below) and a series of 10 investment partnerships sponsored by Colony Capital through Colony Investors, L.P., a non-discretionary private equity partnership, which made investments in assets that primarily focused on distressed real estate debt opportunities which are similar to certain of our target assets. Prior to the formation of, and consistent with the investment program formalized through, Colony Investors, L.P., Colony Capital formed West Coast Acquisition Partners in 1991 to acquire the approximately $1 billion West Coast Structured Transaction sold by the RTC. This portfolio included 174 assets comprised principally of sub-performing and non-performing multi-family and commercial mortgage loans backed by collateral concentrated in the Western U.S. Acquired for approximately $510 million, or approximately 53% of book value, this portfolio represented the first multi-hundred million dollar RTC disposition and brought national attention to the RTC disposition program in which Colony Capital remained highly active through Colony Investors, L.P. From its formation in September 1992, investments made by Colony Investors, L.P. were non-discretionary, which allowed investors to decline participation in specific transactions, while incurring management fees to cover Colony Capital’s expenses associated with pursuing investment opportunities. During the three-year commitment period of Colony Investors, L.P. which terminated in September 1995, 919 assets were acquired in 10 separate transactions. Representing approximately $2.7 billion of original book value, these assets were acquired for approximately $1.1 billion, or approximately 42% of book value. The assets acquired during this period included performing and non-performing senior and junior mortgages and owned real estate properties, which were acquired from the RTC, the FDIC and private financial institutions.

•	CDCF, which is described under “—Real Estate Debt and Equity Programs Sponsored by Colony Capital from 1999 to 2009.”

The table below sets forth certain performance data relating to Colony Fund I. The capital from Colony Fund I was invested during a period of distress in the real estate markets that we believe has similarities to the current real estate market conditions. Colony Fund I was fully liquidated in 2002, and the returns for this fund have been fully realized and distributed to the fund’s investors. This performance and other data is not a guarantee or prediction of the returns that we may achieve in the future.

Colony Fund I

Performance From Inception to Liquidation

($ in millions)	As of June 30, 2009
Fund	Fund Closing Date(2)	Fund Termination Date(3)	Number of Investments	Number of Assets(4)	Total Capitalization(5,6)	Total Invested Equity(5)	Total Distributions(7)	Gross Internal Rate of Return(8)	Net Internal Rate of Return(9)	Management & Incentive Fees, Expenses
Colony Fund I(1)	1991	2002	11	1,093	$1,680	$185	$324	34%	28%	$28

(1)	Includes the collective investments of West Coast Acquisition Partners and a series of 10 investment partnerships sponsored by Colony Capital as described on the prior page. Includes two non-debt investments consisting of two assets with an aggregate total capitalization of $89 million, invested equity of $16 million, and total distributions of $19 million; excludes related co-investment capital.
(2)	Represents year of initial deployment of equity.
(3)	Represents year of final investment disposition.
(4)	Number of Assets includes distinct mortgages and properties which are part of the investments.
(5)	Excludes capital called for fund-level fees and expenses.
(6)	Total Capitalization is determined as of the closing of the investment and includes all equity called and all debt funded or contractually committed to be funded by the collective investments herein.
(7)	Total Distributions before fees, expenses, and general partner’s carried interest.
(8)	Internal rates of return (gross) before fees, expenses, and general partner’s carried interest, calculated using a “time-zero” methodology in which the cash flows of all investments (actual amounts of contributions and distributions) are based from the same hypothetical starting date. Investors participating in all Colony Fund I investments achieved a time-weighted gross internal rate of return of 58% (calculated using actual dates and amounts of contributions and distributions).
(9)	Internal rates of return (net) after fees, expenses, and general partner’s carried interest, calculated using a “time-zero” methodology in which the cash flows of all investments (actual amounts of contributions and distributions) are based from the same hypothetical starting date. Investors participating in all Colony Fund I investments achieved a time-weighted net internal rate of return of 46% (calculated using actual dates and amounts of contributions and distributions).

Historical Performance of Colony Capital’s Debt Investments. Since its inception in 1991, Colony Capital has been investing in real estate and real estate-related activities primarily through the establishment of 15 closed-end private equity funds raising an aggregate of approximately $12.8 billion of capital from institutional and high net worth investors. Although each of these funds, other than Colony Fund I and CDCF, target, or have targeted, primarily equity investments in real estate, as well as investments in operating companies with a significant dependence upon real estate, many of these funds sponsored by Colony Capital also have invested in real estate-related debt investments. The table below sets forth certain performance data relating to all realized real-estate related debt investments, as of June 30, 2009, made by investment funds sponsored by Colony Capital or its affiliates. The performance and other data relating to the debt investments presented below is not a guarantee or prediction of the performance or returns that we may achieve in the future.

Colony Capital Track Record

Realized Real Estate Related Debt Investments(1)

($ in millions)	As of June 30, 2009
Investment Type	Number of Investments	Number of Assets(2)	Total Capitalization(3,4)	Total Invested Equity(4)	Total Distributions(5)	Gross Internal Rate of Return(6)	Net Internal Rate of Return(7)	Management & Incentive Fees, Expenses
Debt Investments	24	4,674	$2,251	$430	$747	29%	21%	$81

(1)	Excludes related co-investment capital.
(2)	Number of Assets includes distinct mortgages and properties which are part of the investments; with respect to corporate entity investments in which Colony Capital has majority ownership or substantial control rights, includes all real estate assets controlled through such entities; other corporate entity investments are tabulated as a single asset.
(3)	With respect to majority-owned or controlled investments, Total Capitalization is determined as of the closing of the investment and includes all equity called and all debt funded or contractually committed to be funded; with respect to non-majority-owned investments, Total Capitalization is determined as of the closing of the investment and includes Colony Capital’s allocable share of the respective investment’s total capitalization, including Colony Capital’s unfunded equity commitments, if any.

(4)	Excludes capital called for fund-level fees and expenses.
(5)	Total Distributions before fees, expenses, and general partner’s carried interest.
(6)	Internal rates of return (gross) before fees, expenses, and general partner’s carried interest, calculated using a “time-zero” methodology in which the cash flows of all investments (actual amounts of contributions and distributions) are based from the same hypothetical starting date.
(7)	Internal rates of return (net) after fees, expenses, and general partner’s carried interest, calculated using a “time-zero” methodology in which the cash flows of all investments (actual amounts of contributions and distributions) are based from the same hypothetical starting date.

Real Estate Debt and Equity Programs Sponsored by Colony Capital from 1999 to 2009

We are the first publicly offered real estate vehicle sponsored by Colony Capital. Over the past 10 years, Colony Capital and its affiliates have raised 12 closed-end private equity funds, with a total of 399 investors. Of these 12 funds, only CDCF has an investment objective focused on assets similar to certain of our target assets, primarily distressed real estate debt opportunities. Eight of these funds have opportunistic objectives and have primarily invested in operating companies with a significant dependence on real estate, real estate development projects and direct investments in real estate in North America, Europe, the Asia Pacific region, the Middle East and North Africa. The eight opportunity funds have raised an aggregate of approximately $8.3 billion in capital commitments and typically finance their investments with a combination of debt and equity. Three of the closed-end funds have value-added investment objectives and primarily make direct equity investments in U.S. real estate, with investments focused in industrial, office, multi-family and retail real estate assets. The value-added funds have raised an aggregate of approximately $1.9 billion in capital commitments and typically finance their investments with a combination of debt and equity.

During the 10 year period ended June 30, 2009, these 12 funds acquired and/or developed (either alone or through joint ventures or co-investments with third parties) approximately $32.5 billion of real estate and real estate-related projects and assets located in North America (655 assets), Asia (6,113 assets), and Europe (504 assets). This $32.5 billion of real estate and real estate-related projects and assets are comprised of assets from the following real estate sectors: gaming (35%, representing 98 assets), hospitality (22%, representing 203 assets), retail (14%, representing 387 assets), office (10%, representing 80 assets), industrial, (6%, representing 71 assets), land/residential (6%, representing 91 assets), real estate related debt assets (4%, representing 6,329 assets), and other real estate-related assets (3%, representing 13 assets). Of the total 7,272 assets acquired or developed, 6,220 assets have been sold to date.

Each of the 12 closed-end private equity funds sponsored by Colony Capital in the past 10 years is described in more detail below:

•

CDCF, which closed in May 2008, is a closed-end private equity fund with a focus on distressed debt, including assets similar to certain of our target assets. CDCF specifically was formed to capitalize on current market conditions and with target investments primarily in portfolios of performing, sub-performing and non-performing commercial real estate loans sold by the FDIC and other governmental agencies as well as portfolios of distressed whole loans from institutions motivated to strengthen their balance sheets in an effort to reduce their exposure to debt instruments, remain solvent and/or meet regulatory capital requirements. CDCF raised approximately $885 million of capital commitments and has, as of June 30, 2009, invested in CMBS (acquisition price of approximately $29 million, which has generated realized proceeds of approximately $22 million and remaining holdings with a carrying value as of June 30, 2009 of approximately $19 million), distressed whole loans collateralized by commercial real estate assets (acquisition price of approximately $79 million, which has generated realized proceeds of approximately $6 million and remaining holdings with a carrying value as of June 30, 2009 of approximately $74 million), and other real estate-related securities (acquisition price of approximately $64 million, which has generated realized proceeds of approximately $4 million and remaining holdings with a carrying value as of June 30, 2009 of approximately $62 million).

•

Colony Realty Partners III, L.P., or CRP III, which closed in January 2008, is a discretionary real estate investment fund that has called or reserved approximately one-third of its commitments for an aggregate of 10 direct investments in real estate, comprised of four industrial investments (with an aggregate of 996,000 square feet), five office investments (with an aggregate of 496,000 square feet) and one multi-family investment (with an aggregate of 552,000 square feet (496 units)).

•

Colyzeo Investors II, L.P., or Colyzeo II, is a discretionary European private equity investment fund that has called or reserved a substantial majority of the fund’s capital for six investments, comprised of investments in four operating companies with a significant dependence upon real estate, and two commercial and residential real estate developments.

•

Colony Investors VIII, L.P., or Colony VIII, including its parallel investment funds, comprise a discretionary global private equity investment fund that has called or reserved a substantial majority of the fund’s capital for 12 investments, comprised of investments in six operating companies with a significant dependence upon real estate, two commercial and residential developments, two direct investments in real estate and two investments in distressed debt. Of these 12 investments, two are global operating companies, two are based in the Asia Pacific region, five are based in North America and three are based in Europe.

•

Colony Realty Partners II, L.P., or CRP II, is a discretionary real estate investment fund that has called all of the fund’s capital for 81 direct investments in real estate, comprised of 43 industrial investments (with an aggregate of 14.1 million square feet), 27 office investments (with an aggregate of 4.6 million square feet), 10 multi-family investments (with an aggregate of 3.1 million square feet (3,077 units)) and one retail investment (with 72,000 square feet).

•

Colony Investors VII, L.P., or Colony VII, is a discretionary global private equity investment fund that has called all of the fund’s capital for 14 investments, comprised of investments in seven operating companies with a significant dependence upon real estate, five commercial and residential real estate developments, one direct investment in real estate and one non-performing loan portfolio. Of these 14 investments, two are global hospitality portfolios, one is based in the Asia Pacific region, four are based in North America, six are based in Europe and one is based in the Middle East North Africa region.

•

Colony Realty Partners, L.P., or CRP I, is a discretionary real estate investment fund that has called all of the fund’s capital for 49 direct investments in real estate, comprised of 26 industrial investments (with an aggregate of 8.2 million square feet), 15 office investments (with an aggregate of 2.8 million square feet) and eight multi-family investments (with an aggregate of 3.0 million square feet (3,075 units)).

•

Colony Investors VI, L.P., or Colony VI, is a discretionary global private equity investment fund that has called or reserved all of the fund’s capital for 17 investments, comprised of investments in six operating companies with a significant dependence on real estate, two direct investments in real estate, five non-performing loan portfolios, and four commercial developments. Eight of the investments are based in the Asia Pacific region, five are based in North America, and four are based in Europe.

•

Colyzeo Investors, L.P., or Colyzeo I, is a discretionary European private equity investment fund that has called or reserved all of its capital for nine investments, comprised of investments in four operating companies with a significant dependence upon real estate, four commercial and residential real estate developments and one direct investment in real estate.

•

Colony Asia Investors I, L.P., or Colony Asia, is a discretionary Asian-focused private equity investment fund that raised capital commitments from one institutional investor (a leading Asian financial institution with a long-standing relationship with Colony Capital) and the Colony Capital affiliated general partner. Colony Asia has fully called or reserved all of the fund’s capital for six investments, comprised of investments in two real estate operating companies and four non-performing loan portfolios. Colony Asia participated together with Colony V and Colony VI in investments in the Asia Pacific region.

•

Colony Investors V, L.P., or Colony V, is a discretionary private equity investment fund that called a substantial majority of the fund’s capital for an aggregate of 12 investments, comprised of investments in two commercial real estate developments, six direct investments in real estate and four non-performing loan portfolios. Of the 12 investments, 11 are based outside the U.S. (six in Western Europe and five in the Asia Pacific region).

•

Colony Investors IV, L.P., or Colony IV, is a discretionary private equity investment fund that called all of the fund’s capital for 26 investments, comprised of investments in six operating companies with a significant dependence on real estate, six residential and commercial real estate developments, seven direct investments in real estate, three non-performing loan portfolios and four other investments. Of the 26 investments, 16 are based outside the U.S. (seven in Western Europe and nine in the Asia Pacific region).

Unless otherwise set forth above, investors in each of the foregoing funds include corporate pension funds, endowments, financial institutions, and high net worth individuals, the majority of whom participated in multiple funds sponsored by Colony Capital.

In addition to the 12 closed-end private equity funds sponsored by Colony Capital within the past 10 years, prior to such period Colony Capital also sponsored the following closed-end private equity funds:

•

Colony Investors III, L.P., or Colony III, is a discretionary private equity investment fund that has called all of the fund’s capital for 26 investments, comprised of investments in four operating companies with a significant dependence on real estate, six residential and commercial real estate developments, 10 direct investments in real estate, one non-performing loan portfolio and five other investments. Of the 26 investments, 14 are based outside the U.S. (seven in Western Europe, five in the Asia Pacific region, one in Mexico, and one in the French West Indies).

•

Colony Investors II, L.P., or Colony II, is a discretionary private equity investment fund that called substantially all of the fund’s capital for 26 investments, comprised of investments in four operating companies with a significant dependence on real estate, seven residential and commercial real estate developments, 11 direct investments in real estate, one non-performing loan portfolio and three other investments. Of the 26 investments, four were based outside the U.S. (three in Western Europe and one in Mexico).

•	Colony Fund I, which is described above under “—Debt Experience of Colony Capital and its Affiliates—Debt Programs Sponsored by Colony Capital.”

Unless otherwise set forth above, investors in each of the foregoing funds include corporate pension funds, endowments, financial institutions, and high net worth individuals, the majority of whom participated in multiple funds sponsored by Colony Capital.

Like others in the real estate industry, Colony Capital has not been immune to the adverse effects of the recent downturn in the global economy and, in particular, the dislocations in the real estate markets. The value of certain of the assets held by investment vehicles managed and sponsored by Colony Capital and its affiliates have been materially and adversely affected. In particular, certain acquisitions made by funds managed by Colony Capital or its affiliates were completed with the use of high amounts of leverage and, as a result of the recent downturn in the global economy, such acquired assets have been at risk of or may become unable to meet their debt service obligations under such borrowings. In 2007, certain investment vehicles managed by affiliates of Colony Capital acquired a majority interest in Station Casinos, Inc., a U.S. based gaming company, a public to private buy-out with a total capitalization at acquisition of approximately $8.9 billion. As a result of the weakening U.S. economy, gambling revenue and hotel occupancy have decreased significantly, causing Station Casinos, Inc. to be unable to continue meet its debt service obligations and, in July 2009, Station Casinos, Inc. filed for bankruptcy protection under Chapter 11. Station Casinos, Inc.’s casinos are not part of the bankruptcy filing and will continue to operate.

Prior Performance of Certain Real Estate Programs Sponsored by Colony Capital

The following prior performance tables include CDCF and the other applicable real estate equity investment programs sponsored by Colony Capital. Whereas CDCF makes investments that are similar to certain of the target assets of the Company, the other applicable real estate equity investment programs are aggregated as they share an investment objective primarily focused on equity investments in real estate, as well as investments in operating companies with a significant dependence upon real estate. The prior performance tables should be read together with the historical performance summary presented above. The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our common stock will experience returns comparable to the returns experienced in the programs referred to in the tables.

Table I set forth below presents, for CDCF and the three real estate equity funds, the offering of which closed in the most recent three years, certain information regarding the amount of capital raised and invested, as well as certain other information for the period from inception of each applicable fund through June 30, 2009.

Table I

Colony Capital, LLC

Experience in Raising and Investing Funds

($ in thousands)	As of June 30, 2009
	CDCF	Real Estate Equity Funds(1)
Dollar amount offered(2)	—	$5,951,650
Dollar amount raised(3)	$885,140	$5,785,559
Less offering expenses:
Selling commissions and discounts retained by affiliates(4)	$—	$—
Organizational and offering expenses(5)	$1,500	$5,479
Reserves	$—	$—
Percent available for investment	99.83%	99.91%
Total acquisition cost of investments(6)	$150,232	$4,461,772
Percent leverage(7)	33%	9%
Date offering began	Mar-08	—
Length of offering (in months)	4	16	(8)
Months to invest 90% of amount available for investment (measured from beginning of offering)	NA (9)	NA	(9)

(1)	Includes the following programs: Colony VIII, Colyzeo II, and CRP III; each of these programs closed in the three years ended June 30, 2009; Colyzeo II is a euro-denominated fund and all conversions from euros to U.S. dollars were made at an exchange rate of €0.713 to $1.00, the exchange rate on June 30, 2009.
(2)	For CDCF, no set dollar amount was offered. For certain of the Real Estate Equity Funds, dollar amount offered includes specific amounts raised for programs for which there was no set dollar amount offered.
(3)	Colyzeo II raised €1.01 billion of commitments (approximately $1.42 billion based on an exchange rate of €0.713 to $1.00, the exchange rate on June 30, 2009).
(4)	Colony Capital and its affiliates do not receive any commissions with respect to amounts raised.
(5)	Aggregate fees and expenses paid to third parties in connection with the offerings such as legal, accounting, printing and travel expenses.
(6)	Acquisition cost basis of assets held as of June 30, 2009.
(7)	For Colony VIII, Colyzeo II, and CDCF, financing under secured revolving lines of credit and accrued liabilities, including hedge liabilities (consistent with US GAAP, excludes non-recourse, investment-level debt as financials are not consolidated), divided by acquisition cost basis of assets held as of June 30, 2009; For CRP III, financing under secured revolving line of credit, notes payable secured by real estate and accrued liabilities, including hedge liabilities, divided by acquisition cost basis of assets held as of June 30, 2009.
(8)	Represents average length of offering for Real Estate Equity Funds.
(9)	As of June 30, 2009, none of the funds presented in Table I had invested 90% of the amounts available for investment.

Table II set forth below presents certain information regarding the compensation paid to Colony Capital from CDCF and all active real estate equity funds for the three years ended December 31, 2008.

Table II

Colony Capital, LLC

Compensation to Sponsor

($ in thousands)	As of December 31, 2008
	CDCF	Real Estate Equity Funds(1)	Other Equity Funds(2)
Date offering commenced	Mar-08
Dollar amount raised(3)	$885,140	$5,737,909	$6,010,467
Amounts paid to sponsor from proceeds of offerings(4)	$—	$—	$—
Dollar amount of cash provided by (used in) operations before deducting payments to sponsor(5)	$(62,970)	$(4,496,157)	$(897,846)
Amount paid to sponsor from operations(5)
Investment management fees(6)	$367	$142,249	$146,610
Real estate management fees(7)	$310	$42,863	$28,136
Incentive Fees(8)	$—	$—	$183,168
Reimbursements(9)	$48	$23,996	$19,535

(1)	Includes the following programs: Colony VIII, Colyzeo II, and CRP III; each of these programs closed in the three years ended June 30, 2009; Colyzeo II is a euro-denominated fund and all amounts were converted from euros to U.S. dollars at an exchange rate of €0.716 to $1.00, the exchange rate on December 31, 2008.
(2)	Includes the following programs: Colony II, Colony III, Colony IV, Colony V, Colony VI, Colony VII, Colyzeo I, Colony Asia I, CRP I, and CRP II; each of these programs closed prior to June 30, 2006; Colyzeo I is a euro-denominated fund and all amounts were converted from euros to U.S. dollars at an exchange rate of €0.716 to $1.00, the exchange rate on December 31, 2008.
(3)	CRP III had its final closing on June 30, 2009 with $368.0 million of capital commitments ($326.6 million raised as of December 31, 2008); Colyzeo II raised €1.01 billion of commitments (approximately $1.41 billion based on an exchange rate of €0.716 to $1.00, the exchange rate on December 31, 2008). Colyzeo I raised €229.4 million of commitments (approximately $320.4 million based on an exchange rate of €0.716 to $1.00, the exchange rate on December 31, 2008).
(4)	Colony Capital and its affiliates do not receive any commissions with respect to amounts raised.
(5)	Aggregate amounts for three years ended December 31, 2008.
(6)	Calculations vary by fund and are generally based on capital committed or invested.
(7)	Calculations vary by fund and are generally based on investment capitalization.
(8)	Calculations vary by fund and are generally based on amounts by which internal rates of return exceed base rate of return.
(9)	Reimbursement of transaction and other costs; substantially all non-fee payments to sponsor represents repayment of costs paid to non-affiliated third parties.

Table III set forth below presents certain operating results for CDCF and all real estate equity funds that closed in the most recent five years. Of the funds presented, CDCF and CRP III are recently closed and have limited operating histories.

Table III

Colony Capital, LLC

Operating Results of Prior Programs

($ in thousands)	CDCF		Real Estate Equity Funds(1)(2)
	For the six months ended June 30, 2009	For the period from inception to December 31, 2008	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Statement of Operations Data
Investment income	$2,420	$2,567	$122,746	$233,977	$167,623	$74,892	$8,742
Expenses:
Investment Management fees	(673)	(367)	(54,857)	(109,776)	(104,888)	(30,393)	(11,000)
Interest expense	(895)	(1,528)	(70,101)	(174,031)	(164,906)	(66,440)	(12,280)
Other expenses, net	(697)	(164)	(17,544)	(37,408)	(13,332)	(5,208)	(1,604)

Total expenses	(2,265)	(2,059)	(142,502)	(321,215)	(283,126)	(102,041)	(24,884)

Net investment income (loss)	155	508	(19,756)	(87,238)	(115,502)	(27,149)	(16,142)
Net realized gain (loss) on investments	6,582	—	2,652	50,156	142,224	17,206	(30)
Net increase (decrease) in unrealized appreciation on investments	7,979	(2,611)	(1,020,393)	(4,200,447)	261,116	285,049	18,389

Net increase (decrease) in net assets resulting from operations	$14,716	$(2,103)	$(1,037,497)	$(4,237,529)	$287,838	$275,106	$2,217

Taxable income
from operations	N/A	$2,303	N/A	$(106,464)	$(131,098)	$(71,596)	$(28,725)
from gain on sale	N/A	—	N/A	13,089	295,299	17,260	(638)
Cash Flow Data
Cash provided by (used in) operations(3)	$(79,978)	$(62,970)	$(172,641)	$(1,831,012)	$(4,070,045)	$(1,759,295)	$(1,077,752)
Less: cash distributions to investors
from operations	—	—	—	—	—	—	—
from realized investments	—	—	—	(128,450)	(270,120)	(26,618)	(500)

Cash generated (deficiency) after cash distributions	$(79,978)	$(62,970)	$(172,641)	$(1,959,462)	$(4,340,165)	$(1,785,913)	$(1,078,252)

Tax and Distribution Data per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
from operations	N/A	$39.24	N/A	$(15.57)	$(35.69)	$(49.32)	$(110.97)
from recapture	N/A	$—	N/A	$—	$3.92	$—	$—
Capital gain (loss)	N/A	$—	N/A	$1.91	$71.57	$11.89	$(2.46)
Cash distributions to investors
Source (GAAP basis)
Investment income	$—	$—	$—	$3.86	$26.25	$6.14	$—
Return of capital	$—	$—	$—	$14.92	$39.22	$12.19	$1.93
Source (cash basis)
from operations	$—	$—	$—	$12.29	$16.38	$12.06	$1.93
from refinancing	$—	$—	$—	$—	$—	$—	$—
from sales	$—	$—	$—	$6.50	$49.09	$6.28	$—
Amount (in percentage terms) remaining invested at the end of the last period reported in the table (original total acquisition cost of investments retained divided by original total acquisition cost of all investments)	88%		96%

(1)	Includes the following programs: Colony VIII, Colony VII, Colyzeo II, CRP I, CRP II, and CRP III; Colyzeo II is a euro-denominated fund (for each year, conversions from euros to U.S. dollars were made using the weighted average exchange rate during the year); each of these programs closed in the five years ended June 30, 2009. Information presented for the year ended December 31, 2005 only includes information with respect to Colony VII and CRP I, which are the only funds presented that had operations during such year.
(2)	These programs have invested, in the aggregate, in assets with total capitalization of $24.4 billion.
(3)	Under GAAP for investment companies, cash used in investments and cash generated from sales of investments are included in cash from operations.

Table IV set forth below presents certain information for Colony II, the only real estate equity fund of Colony Capital that completed operations (no longer holds properties) in the most recent five years.

Table IV

Colony Capital, LLC

Operating Results of Completed Prior Programs

($ in thousands)
Program Name	Colony II
Dollar Amount Raised	$625,000
Number of Properties Purchased	26
Date of Closing of Offering	Jun-95
Date of First Sale of Property	May-96
Date of Final Sale of Property	April-07

Total
Tax and Distribution Data per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
from operations	$(12.71)
from recapture	$—
Capital gain (loss)	$204.04
Deferred gain	$—
Cash distributions to investors
Source (GAAP basis)
Investment income	$630.37
Return of capital	$542.19
Source (cash basis)
from operations	$14.68
from refinancing	$106.45
from sales	$1,051.42

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors. Our Manager does not manage or advise any other entities and is not actively seeking new advisory clients.

Management Services

Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•

serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, which review shall occur no less often than annually, any modification to which will be approved by a majority of our independent directors;

•

identifying, investigating, analyzing and selecting possible investment opportunities and acquiring, financing, negotiating, monitoring, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

•

with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers, trustees, primary dealers, custodians and brokers and, if applicable, their respective agents and representatives;

•

negotiating and entering into, on our behalf, bank credit facilities, repurchase agreements, interest rate swap agreements, agreements relating to borrowings under programs established by the U.S. Government and/or any agencies thereunder and other agreements and instruments required for us to conduct our business;

•

engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

•	advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. Government and/or any agencies thereunder;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the services in respect of any equity incentive plan, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	counseling us in connection with policy decisions to be made by our board of directors;

•

evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as modified from time to time, while maintaining our qualification as a REIT and within our investment guidelines;

•

counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set forth in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify as a REIT for tax purposes;

•

counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

•

monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

investing and reinvesting any money and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses and payment of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

•

causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us with respect to our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act of 1933, as amended, or the Securities Act, or by the NYSE;

•

assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for all information required by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

•

placing, or arranging for the placement of, all orders pursuant to our Manager’s investment determinations on our behalf, either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•

using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets and offering and selling securities publicly or privately in connection with any such structured financing;

•	forming the Investment Committee, which will propose investment guidelines to be approved by a majority of our independent directors;

•

serving as our consultant with respect to decisions regarding any financings, hedging activities or borrowings undertaken by us, including (1) assisting us in developing criteria for debt and equity financing that are specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

•	providing us with portfolio management;

•

arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•

performing such other services as may be required from time to time for the management of, and other activities relating to, our assets, business and operations as our board of directors shall reasonably request or as our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the management agreement, our Manager and its officers, directors, stockholders and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and each of its officers, directors, stockholders and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the management agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement. Our Manager has agreed to indemnify us and each of our officers, directors, employees and agents from and against any claims or liabilities arising out of or in connection with acts of our Manager constituting gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.

If our Manager or any of its officers, directors, stockholders or employees becomes involved in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with our Manager’s duties under the management agreement, we will periodically reimburse such person for reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. However, prior to any such advancement of expenses, such person must provide us with (i) an undertaking to promptly repay us if it is ultimately determined that such person was not entitled to be indemnified as provided in the management agreement, and (ii) a written affirmation that such person in good faith believes that it has met the standard of conduct necessary for indemnification under the management agreement.

Any person entitled to indemnification under the management agreement must seek recovery under any insurance policies by which such person is covered and must obtain our written consent prior to entering into any compromise or settlement which would result in us having an obligation to indemnify such person. Any amounts actually recovered under any applicable insurance policies will offset any amounts that we owe pursuant to our indemnification obligations under the management agreement. If the amounts for which indemnification is sought arise out of the conduct of our business and affairs and also of any other person for which an indemnified party was then acting in a similar capacity, the amount of the indemnification to be provided by us may be limited to our proportionate share thereof if so determined by us in good faith.

Management Team

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer, president, chief financial officer, chief investment officer and chief compliance officer, along with appropriate support personnel, to provide management services to us. None of the officers or employees of our Manager will be dedicated exclusively to us, except for our chief financial officer who will be seconded exclusively to us by Colony Capital. Members of our management team will be required to devote such time to our management as is necessary and appropriate, commensurate with our level of activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith:

•	is not in compliance with our investment guidelines;

•

would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status as an entity intended to be exempted or excluded from investment company status under the 1940 Act; or

•

would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter, bylaws or code of conduct or other compliance policies.

If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager and its officers, directors, stockholders and employees will not be liable to us or any of our directors or stockholders for acts or omissions performed in accordance with and pursuant to the management agreement, except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the fees that may be payable to our Manager annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior written notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee earned by the Manager, in each case during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. In addition, if the management agreement is terminated under circumstances pursuant to which we are obligated to pay a termination fee to our Manager, we would be required to refund our Manager for its partial payment of the initial underwriting discounts and commissions, as described below under “—Refund of Manager’s Partial Payment of Initial Underwriting Discounts and Commissions.”

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s gross negligence, bad faith, fraud, willful misconduct;

•	our Manager’s continued breach of the management agreement in any material respect following a period of 30 days after written notice thereof;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•

a change of control of Colony Capital or our Manager, as defined in the management agreement, if a majority of our independent directors reasonably determines that the change of control is materially detrimental to us;

•	our Manager is convicted (including a plea of nolo contendere) of a felony;

•	our Manager’s inability to perform its obligations under the management agreement; or

•	the dissolution of our Manager.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisors Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we breach the management agreement in any material respect or are otherwise unable to perform our obligations thereunder and the breach continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Base Management Fee, Incentive Fees and Expense Reimbursements

We do not expect to maintain an office or directly employ personnel. Instead we will rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base Management Fee

We will pay our Manager a base management fee in an amount equal to 1.5% of our stockholders’ equity, per annum, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with GAAP, adjusted to exclude any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. Our stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, (2) one-time events pursuant to changes in GAAP and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors and (3) the portion of the net proceeds of this offering and the concurrent private placement that have not yet been initially invested in our target assets. As a result, our stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its base management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our portfolio.

The base management fee of our Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

As a component of our Manager’s compensation, we may issue to our Manager or personnel of our Manager stock-based compensation under our Equity Incentive Plan. Concurrently with the closing of this offering, we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital, which shares will vest ratably on each of the first, second and third anniversaries of this offering.

Incentive Fees

Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or part thereof) that the management agreement is in effect, payable quarterly in arrears, in an amount not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (A) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such quarter and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarters; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of this offering, whichever is less. For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the expenses incurred in connection with our formation and this offering, including the initial and additional underwriting discounts and commissions, the incentive fee, real estate depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets) and any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

To the extent earned by our Manager, the incentive fee will be payable to our Manager quarterly in arrears in shares of our common stock, so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the stock ownership limits set forth in our charter, after giving effect to any waivers from such limit that our board of directors may grant to our Manager or its affiliates in the future. To the extent that payment of the incentive fee to our Manager in shares of our common stock would result in a violation of the stock ownership limits set forth in our charter (taking into account any applicable waiver), all or a portion of the incentive fee payable to the Manager will be payable in cash to the extent necessary to avoid such violation. The number of shares to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the average of the closing prices of our common stock on the NYSE for the five trading days prior to the date on which such quarterly installment is paid.

Reimbursement of Expenses

We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a quarterly basis following the end of each quarter. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with this offering, and transaction costs incident to unconsummated investments and the acquisition, disposition and financing of our consummated investments;

•

the cost of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis;

•	the compensation and expenses of our directors (excluding those directors who are officers of the Manager) and the cost of liability insurance to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel solely on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of our securitizations or any of our securities offerings;

•

costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses applicable solely to the Company or any subsidiary;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the cost of maintaining compliance with all federal, state and local rules and regulations or with any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties for the servicing and special servicing of our assets;

•

all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•

all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

We will not reimburse our Manager for the salaries and other compensation of its personnel. However, pursuant to a secondment agreement between us and Colony Capital, we will be responsible for Colony Capital’s expenses incurred in employing our chief financial officer, including annual base salary, bonus potential, any related withholding taxes and employee benefits. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Refund of Manager’s Partial Payment of Initial Underwriting Discounts and Commissions

Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $0.20 per share with respect to each share sold in this offering, representing a portion of the initial underwriting discounts and commissions. Pursuant to the management agreement, we have agreed to refund our Manager for its partial payment of the initial underwriting discounts and commissions if, during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such quarter and (2) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its partial payment of the initial underwriting discounts and commissions irrespective of whether we have met the incentive fee hurdle described above.

Investment Advisory Services

Our Manager will enter into an investment advisory agreement with Colony Capital effective upon the closing of this offering. Pursuant to this agreement, our Manager will have access to, among other things, Colony Capital’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

In addition, our Manager will have access to the experience, expertise and talent of Colony Capital’s Executive Committee, which is comprised of:

•	Thomas J. Barrack, Jr.;

•	Richard B. Saltzman;

•	Sebastien M. Bazin;

•	Jonathan H. Grunzweig;

•	Mark M. Hedstrom;

•	Richard D. Nanula;

•	Ronald M. Sanders; and

•	Kevin P. Traenkle.

The Executive Committee is responsible for the management and governance of Colony Capital as well as compliance related to sponsored vehicles. Major policy decisions related to the overall strategic direction and new business developments are also decided at the Executive Committee level.

Set forth below is biographical information for members of Colony Capital’s Executive Committee other than Messrs. Barrack, Saltzman, Grunzweig, Hedstrom, Sanders and Traenkle for which biographical information has been provided in “Our Manager and the Management Agreement—Officers of Our Manager.”

Sebastien M. Bazin is a Principal and the Managing Director Europe and the Chief Executive Officer of Colony Capital SAS, Colony Capital’s European operating subsidiary, and has served in such capacities since 1999 and 1997, respectively. Mr. Bazin is responsible for directing Colony Capital’s investment activity in Continental Europe. As such, Mr. Bazin is responsible for the identification, evaluation and consummation of all new investments in the region, with a particular concentration in France, Spain and Italy.

Prior to joining Colony Capital in 1997, Mr. Bazin was the Group Managing Director and General Manager of Immobiliere Hoteliere, a French public company, where he was responsible for Immobiliere Hoteliere’s corporate finance activities and its worldwide hotel operations. Prior to joining Immobiliere Hoteliere, Mr. Bazin was a Director of Hottinguer Rivaud Finances, a French investment bank, and was a Vice President in the mergers and acquisitions group of PaineWebber in both London and New York.

Mr. Bazin received a Master of Business Affairs (“Maîtrise de Science de Gestion”) from the Sorbonne University, Paris in 1985. He also served in the Firemen Corps of Paris from 1984 to 1985 during his military service.

Richard D. Nanula is a Principal of Colony Capital, and has served in such capacity since joining Colony Capital in January 2008. Mr. Nanula shares responsibility for the firm’s global operations, with a special focus on operating company transactions.

Prior to joining Colony Capital in January 2008, Mr. Nanula was as Executive Vice President and Chief Financial Officer of Amgen, Inc., a public biotechnology company, from 2001 to 2008. During his six-year tenure as a member of the Amgen’s executive committee, he was responsible for finance, corporate strategy, mergers & acquisitions, and internal and external relations. Prior to joining Amgen in 2001, Mr. Nanula was

Chairman and Chief Executive Officer at Broadband Sports, Inc., an Internet media company. For nearly two years, he served as President and Chief Operating Officer for Starwood Hotels and Resorts in New York. From 1986 to 1998, Mr. Nanula held a variety of increasingly senior executive positions at the Walt Disney Company, culminating in the role of Senior Executive Vice President and Chief Financial Officer. He also served as President of Disney Stores Worldwide and Corporate Treasurer, among many other roles.

Mr. Nanula was born in Southern California and received his bachelor’s degree in economics in 1982 from the University of California, Santa Barbara and his master’s degree in business administration from Harvard Business School in 1986. He is on the board of trustees of UCSB, among other civic involvements, and has also served on the corporate boards of industry leaders such as Boeing and Expedia.

Grants of Equity Compensation to Our Manager, Its Personnel, Its Affiliates and to Our Officers and Directors

Under our equity incentive plans, our compensation committee (or our board of directors, if no such committee is designated by the board) is authorized to approve grants of equity-based awards to our officers or directors and to our Manager and its personnel and affiliates. See “Our Management—Executive Compensation—2009 Equity Incentive Plan” and “Our Management—Director Compensation—2009 Non-Executive Director Stock Plan.” Concurrently with the closing of this offering, we will grant (a) 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital, which shares will vest ratably on each of the first, second and third anniversaries of this offering, and (b) 6,000 shares of restricted common stock to our three director nominees, which shares will vest ratably on each of the first and second anniversaries of this offering, subject to the director’s continued service on our board of directors.

“Colony” License Agreement

Concurrently with the completion of this offering, we will enter into a license agreement pursuant to which we have a non-exclusive, royalty-free license to use the name and trademark “Colony.” Under this agreement, we have a right to use this name and trademark for so long as Colony Financial Manager, LLC serves as our Manager pursuant to the management agreement. This license and trademark will terminate concurrently with any termination of the management agreement.

OUR MANAGEMENT

Our Directors, Director Nominees and Executive Officers

Currently, we have two directors. Upon completion of the offering, our board of directors will consist of five members, two of which are executives of Colony Capital. Pursuant to our organizational documents, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Each of the three director nominees listed in the table below will be independent within the meaning of the corporate governance listing standards of the NYSE. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our charter and bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following table sets forth certain information concerning the individuals who will be our executive officers and directors upon completion of this offering:

Name	Age	Position
Thomas J. Barrack, Jr.	62	Executive Chairman of the Board of Directors
Richard B. Saltzman	53	Chief Executive Officer, President and Director
Ronald M. Sanders	46	Chief Legal Officer and Secretary
Darren J. Tangen	38	Chief Financial Officer and Treasurer
Kevin P. Traenkle	39	Chief Investment Officer
David A. Palamé	32	Chief Compliance Officer
George G. C. Parker	70	Director Nominee*
John A. Somers	65	Director Nominee*
John L. Steffens	68	Director Nominee*

*	Independent within the meaning of the NYSE listing standards. It is expected that this individual will become a director immediately after completion of this offering.

Biographical Summaries of Executive Officers

See “Our Manager and the Management Agreement—Officers of Our Manager” for biographical information regarding Messrs. Barrack, Saltzman, Sanders, Traenkle and Palamé.

In addition to Messrs. Barrack, Saltzman, Sanders, Traenkle and Palamé, the following individual also will serve as one of our executive officers:

Darren J. Tangen will serve as our chief financial officer and treasurer and will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital. He has been a Principal of Colony Capital since December 2007, where he is responsible for the identification, evaluation, consummation and management of new debt and equity investments in North America. Prior to becoming a Principal of Colony Capital, Mr. Tangen served as a Senior Vice President (December 2006-December 2007), Vice President (July 2004-December 2006) and Associate of Colony Capital (August 2002-July 2004).

Prior to joining Colony Capital in August 2002, Mr. Tangen was an associate in the Investment Banking Division of Credit Suisse First Boston in Los Angeles. From 1993 to 1999, Mr. Tangen worked in the Investment Division of Colliers International in Vancouver, Canada specializing in the acquisition and disposition of major commercial properties including office and industrial buildings, shopping centers and development lands. Mr. Tangen received his B. Comm. from McGill University in Montreal, Canada and his M.B.A. in Finance and Real Estate at The Wharton School, University of Pennsylvania where he was recognized as a Palmer Scholar. Mr. Tangen currently sits on the board of Fairmont Raffles Hotels International, or FRHI, and serves as a member of FRHI’s Audit and Compensation Committees.

Biographical Summaries of Directors and Director Nominees

See “Our Manager and the Management Agreement—Officers of Our Manager” for biographical information regarding Messrs. Barrack and Saltzman.

George G. C. Parker, Ph.D. is one of our director nominees and will serve as chairman of our audit committee. Professor Parker has been a distinguished member of the faculty of Stanford University’s Graduate School of Business since 1973 and is currently the Dean Witter Distinguished Professor of Finance (Emeritus). He is also Director of the Financial Management Program and the Finance and Accounting for Non-financial Executives Program. At Stanford, Professor Parker has held a series of senior positions, including Senior Associate Dean for Academic Affairs, Director of the M.B.A. Program, Director for Executive Education, and Director of the Stanford Sloan Program for Executives.

Professor Parker is a member of the Board of Directors of iShares Exchange Traded Funds, an investment company; Tejon Ranch Company, a publicly traded real estate development company, where he also serves as Chairman of their Audit Committee; Threshold Pharmaceuticals, Inc., a publicly traded biotechnology company; and Netgear, a publicly traded consumer technology company, where he also serves as a member of their Audit Committee.

Professor Parker holds a B.S. degree from Haverford College and an M.B.A. and Ph.D. degree from the Stanford Graduate School of Business.

John A. Somers is one of our director nominees and will serve as chairman of our compensation committee. Mr. Somers has been a private investor since June 2006. From 1996 to June 2006, Mr. Somers was Head of Fixed Income and Real Estate for Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), and served there as an Executive Vice President from 1996 to 2004. From 1981 to 1996, Mr. Somers served as Senior Vice President and Head of Commercial Mortgages and Real Estate for TIAA-CREF. Prior to joining TIAA-CREF, from 1972 to 1981, Mr. Somers held several positions in the Real Estate Investment Department, including Vice President, for Prudential Insurance Company of America.

Mr. Somers had been a member of the board of directors of Guardian Life Insurance Company of America since 1996 and currently serves as chairman of its investment committee. Mr. Somers was a member of the board of directors of The Community Preservation Corporation, a not-for-profit corporation founded in 1974 dedicated to providing housing in New York City for moderate to low income families, from 1989-2005, and was a member of the board of directors of Emigrant Savings Bank from 1990-2003.

Mr. Somers received his B.S. in Economics from Villanova University in 1966 and an M.B.A. in Finance from the University of Connecticut in 1972.

John L. Steffens is one of our director nominees and will serve as chairman of our nominating and corporate governance committee. Mr. Steffens is the founder of Spring Mountain Capital, L.P., which was founded in 2001. Prior to establishing Spring Mountain Capital, Mr. Steffens spent 38 years at Merrill Lynch & Co., Inc., where he held numerous senior management positions, including President of Merrill Lynch Consumer Markets (which was later named the Private Client Group) from July 1985 until April 1997, and both Vice Chairman of Merrill Lynch & Co., Inc. (the parent company) and Chairman of its U.S. Private Client Group from April 1997 until July 2001.

Mr. Steffens served on the Board of Directors of Merrill Lynch & Co., Inc. from April 1986 until July 2001. He also served as a member of the Board of Directors of Merrill Lynch Ventures, LLC (a $1.8 billion private equity fund for key employees). Mr. Steffens has served as Chairman of the Securities Industry Association, as a Trustee of the Committee for Economic Development, and is currently National Chairman Emeritus of the Alliance for Aging Research. Mr. Steffens currently serves on the Advisory Board of StarVest Partners, the Advisory Board of Wicks Communication & Media Partners, L.P., the Board of Directors of HealthPoint Capital, a global medical device company, Chairman of the Board of Directors of Cicero, Inc., a publicly traded provider of business integration software, and as a Director of Perquest, an online payroll service.

Mr. Steffens graduated from Dartmouth University in 1963 with a B.A. in Economics. He also attended the Advanced Management Program of the Harvard Business School in 1979.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not staggered, with each of our directors subject to re-election annually;

•

of the five persons who will serve on our board of directors immediately after the completion of this offering, three, or 60%, of our directors, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act, as amended;

•	we anticipate that at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition statutes in the MGCL; and

•	we do not have a stockholder rights plan.

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under “Business—Our Investment Guidelines” for our Manager to follow in its day-to-day management of our business. Our directors will stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board Committees

Upon the completion of this offering, our board of directors will establish three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees will consist solely of independent directors, the principal functions of which are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Upon completion of this offering, our audit committee will consist of all of our independent directors. Mr. Parker will chair our audit committee. We expect that the chairman of our audit committee will qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. We expect that our board of directors will determine that each of the audit committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Prior to the completion of this offering, we expect to adopt an audit committee charter, which will detail the principal functions of the audit committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The audit committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual proxy statement.

Compensation Committee

Upon completion of this offering, our compensation committee will consist of all of our independent directors. Mr. Somers will chair our compensation committee. Prior to the completion of this offering, we expect to adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	overseeing plans and programs related to the compensation of the Manager, including fees payable to the Manager pursuant to the management agreement with our Manager;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee

Upon completion of this offering, our nominating and corporate governance committee will consist of all of our independent directors. Mr. Steffens will chair our nominating and corporate governance committee. Prior to the completion of this offering, we expect to adopt a nominating and corporate governance committee charter, which will detail the principal functions of the compensation committee, including:

•	identifying and recommending to the full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the board of directors corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•	recommending to the board of directors nominees for each committee of the board of directors;

•

annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the board of directors’ evaluation of management.

Code of Business Conduct and Ethics

Upon completion of this offering, our board of directors will establish a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Executive Compensation

Executive Officer Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our chief executive officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the management fees described in “Our Manager and the Management Agreement—Management Agreement—Base Management Fee, Incentive Fees and Expense Reimbursements.” Our chief financial officer will be seconded exclusively to us by Colony Capital under the terms of an agreement with Colony Capital pursuant to which we will be charged by Colony Capital for its expenses incurred in employing our chief financial officer, including annual base salary, bonus potential, any related withholding taxes and employee benefits. The annual base salary of our chief financial officer is $350,000 and he is eligible to receive an annual bonus at the discretion of and in an amount determined by our compensation committee. In addition to their capacities as officers or personnel of Colony Capital, persons other than our chief financial officer will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

We will adopt an equity incentive plan for our officers, our non-employee directors, our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—2009 Equity Incentive Plan” for detailed description of our Equity Incentive Plan. Concurrently with the closing of this offering, we will grant 637,500 shares of restricted common stock to certain of our officers and officers of our Manager and Colony Capital, which shares will vest ratably on each of the first, second and third anniversaries of this offering.

2009 Equity Incentive Plan

Prior to the completion of this offering, our board of directors will adopt, and our stockholder will approve, our Equity Incentive Plan for the purpose of attracting and retaining non-employee directors, executive officers and other key employees and service providers, including officers and employees of our Manager and its affiliates and any joint venture affiliates of ours, and to stimulate their efforts toward our continued success, long-term growth and profitability. The Equity Incentive Plan provides for the grant of options to purchase shares of common stock, share awards (including restricted stock and stock units), stock appreciation rights, performance awards and annual incentive awards dividend, equivalent rights and other equity-based awards. We have reserved a total of 1,275,000 shares of common stock for issuance pursuant to the Equity Incentive Plan (including the 637,500 shares of restricted common stock to be granted to certain of our officers and officers of our Manager and Colony Capital in connection with this offering), subject to certain adjustments set forth in the plan. This summary is qualified in its entirety by the detailed provisions of the Equity Incentive Plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

The Equity Incentive Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the ownership limits contained in our charter or bylaws or would impair our status as a REIT. The Equity Incentive Plan is not designed to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code.

Administration of the Equity Incentive Plan.    The Equity Incentive Plan will be administered by our compensation committee, and the compensation committee will determine all terms of awards under the Equity Incentive Plan. Our compensation committee will also determine who will receive awards under the Equity Incentive Plan, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity based. The compensation committee will also interpret the provisions of the Equity Incentive Plan. During any period of time in which we do not have a compensation committee, the Equity Incentive Plan will be administered by our board of directors or another committee appointed by the board of directors. References below to the compensation committee include a reference to the board of directors or another committee appointed by the board of directors for those periods in which the board of directors or such other committee is acting.

Eligibility.    All of our employees, our officers, our Manager and its affiliates and any employees of our Manager and its affiliates are eligible to receive awards under the Equity Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the Equity Incentive Plan. Incentive stock options, however, are only available to our employees. Each member of our compensation committee that administers the Equity Incentive Plan will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Share Authorization.    The number of shares of common stock that may be issued under the Equity Incentive Plan, consisting of authorized but unissued shares, is equal to 1,275,000. In connection with share splits, dividends, recapitalizations and certain other events, our board of directors will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan and the terms of outstanding awards. If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any share awards, performance awards, annual incentive awards or other equity-based awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock or are settled in cash, the shares subject to such awards will again be available for purposes of the Equity Incentive Plan.

No awards under the Equity Incentive Plan were outstanding prior to completion of this offering. The initial awards described above will become effective upon completion of this offering.

Options.    The Equity Incentive Plan authorizes our compensation committee to grant incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the compensation committee, provided that the price cannot be less than 100% of the fair market value of shares of our common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged without stockholder approval.

The exercise price for any option or the purchase price for restricted stock is generally payable (i) in cash, (ii) by certified check, (iii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised, of the exercise price, or (iv) to the extent the award agreement provides, by payment through a broker in accordance with procedures established by the Federal Reserve Board.

Share Awards.    The Equity Incentive Plan also provides for the grant of share awards. A share award is an award of shares of common stock or stock units that may be subject to restrictions on transferability and other restrictions as our compensation committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our compensation committee may determine. A participant who receives a restricted stock award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the board of directors may require any dividends to be reinvested in shares. In addition, participants who receive restricted stock units or other stock awards may also be granted the right to receive dividend equivalent payments. During the period, if any, when restricted stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her award shares, the company either will retain custody of the certificates and require a participant to deliver a stock power to the company for each share award or the certificates will be delivered to a participant bearing legends reflecting these restrictions.

Stock Appreciation Rights.    The Equity Incentive Plan authorizes our compensation committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our compensation committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed 10 years from the date of grant.

Performance Awards.    The Equity Incentive Plan also authorizes our compensation committee to grant performance awards. Performance awards represent the participant’s right to receive an amount, which may be based on the value of shares of our common stock, if performance goals established by the compensation committee are met. Our compensation committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award. Performance goals may relate to our financial performance, the participant’s performance or such other criteria determined by the compensation committee. If the performance goals are met, performance awards will be paid in cash, common stock or a combination thereof.

Bonuses.    Cash performance bonuses payable under the Equity Incentive Plan may be based on the attainment of performance goals that are established by the compensation committee and relate to one or more performance criteria described in the plan. Cash performance bonuses must be based upon objectively determinable bonus formulas established in accordance with the plan.

Dividend Equivalents.    Our compensation committee may grant dividend equivalents in connection with the grant of any equity-based award. Dividend equivalents may be paid currently or may be deemed reinvested in additional shares of stock and may be payable in cash, common stock or a combination of the two. Our compensation committee will determine the terms of any dividend equivalents.

Other Equity-Based Awards.    Our compensation committee may grant other types of share-based awards under the Equity Incentive Plan. Other equity-based awards are payable in cash, common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our compensation committee. The terms and conditions that apply to other equity-based awards are determined by the compensation committee.

Change in Control.    If we experience a change in control in which outstanding options, stock appreciation rights, and share awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (i) all restricted stock will vest, and all share units will vest and the underlying shares delivered immediately before the change in control, and (ii) at the board of directors’ discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, stock appreciation rights, restricted stock and stock units will be cashed out or redeemed for securities of equivalent value before the change in control. In the case of performance awards denominated in stock, if more than half of the performance period has lapsed, the performance award will be converted into restricted stock based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance award will be converted into restricted shares assuming target performance has been achieved.

In summary, a change in control under the Equity Incentive Plan occurs if:

•

a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of (a) the total combined voting power of our outstanding securities or (b) the then outstanding shares of our common stock;

•

we experience a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (i) the holders of our voting shares immediately prior to the merger have at least 50% of the then outstanding shares of our common stock and the combined voting power of the securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (ii) no person owns 35% or more of the shares of the surviving entity unless such ownership existed before the transaction, and (iii) at least a majority of the members of the board of the surviving entity were members of the incumbent board when the transaction was approved;

•	we are liquidated or dissolved; or

•

individuals who, when the plan is adopted, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

Amendment; Termination.    Our board of directors may amend or terminate the Equity Incentive Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by our board of directors or extended with stockholder approval, the Equity Incentive Plan will terminate on the tenth anniversary of the adoption of the plan.

Director Compensation

Compensation of Directors

A member of our board of directors who is also an employee of Colony Capital is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Each non-executive director will receive an annual base fee for his or her services of $25,000, payable in quarterly installments in conjunction with quarterly meetings of the board of directors and an annual award of 1,000 restricted shares of our common stock, which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on our board of directors. In addition, each non-executive director who serves on the audit, compensation and nominating and corporate governance committees will receive an annual cash retainer of $10,000, $5,000 and $5,000, respectively, and the chairs of the audit, compensation and nominating and corporate governance committees will receive an additional annual cash retainer of $10,000, $5,000 and $5,000, respectively. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings. We have not made any payments to any of our directors or director nominees to date.

Concurrently with the closing of this offering, we will grant 2,000 restricted shares of our common stock to each of our three director nominees, each of whom will be non-executive directors, pursuant to our Director Stock Plan. See “—2009 Non-Executive Director Stock Plan.” These awards of restricted stock will vest ratably over a two-year period (i.e., 50% on the one-year anniversary of this offering and the remaining 50% on the two-year anniversary of this offering), subject to the director’s continued service on our board of directors.

2009 Non-Executive Director Stock Plan

We will adopt the Colony Financial, Inc. 2009 Non-Executive Director Stock Plan (referred to below as the Director Stock Plan), which will provide for the issuance of restricted or unrestricted shares of our common stock or restricted stock units and other stock-based awards, including dividend equivalent rights. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation described above under “Executive and Director Compensation—Compensation of Directors.” We will reserve a total of 100,000 shares for issuance under the Director Stock Plan. If any awards under the Director Stock Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan. Shares issued under the Director Stock Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Stock Plan, then the compensation committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Director Stock Plan are intended to either be exempt from, or comply with, Code Section 409A.

Each award of restricted stock or restricted stock units will be subject to such restrictions as will be set forth in the applicable award agreement. Unless otherwise determined by the board, upon a non-executive director’s removal or resignation from our board, the director will forfeit any as yet unvested awards granted under the Director Stock Plan. Upon a change in control of us (as defined under the Director Stock Plan) in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted shares and all restricted stock units will vest and the underlying shares will be delivered immediately before the change in control, and (ii) the board of directors may elect, in its sole discretion, to cancel any outstanding awards of restricted stock or restricted stock units and to pay or have paid to the award holder an amount in cash or securities having a value equal to the formula or fixed price per share paid to stockholders in the change in control transaction.

Limitation of Liability and Indemnification

We intend to enter into indemnification agreements with each of our executive officers and directors that will obligate us to indemnify them to the maximum extent permitted by Maryland law. The form of indemnification agreement provides that:

•

if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our bylaws, our charter, a resolution of the board of directors or an agreement approved by the board of directors. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received.

Upon application by one of our directors or executive officers to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines that such director or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to the 180th-day anniversary of the date of this prospectus (subject to potential extension or early termination), the sale of any shares under such plan would be subject to the lock-up agreement that the director or officer has entered into with the underwriters.

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 1,000 shares of our common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, the address of each named person is c/o Colony Financial, Inc., 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(2)
Beneficial Owner	Shares Owned	Percentage	Shares Owned	Percentage
Colony Capital, LLC (1)	1,000	100%		%
Thomas J. Barrack, Jr.(1)	1,000	100%		%
Richard B. Saltzman	—	—%		%
Ronald M. Sanders	—	—%		%
Darren J. Tangen	—	—%		%
Kevin P. Traenkle	—	—%		%
David A. Palamé	—	—%		%
George G. C. Parker	—	—%		%
John A. Somers	—	—%		%
John L. Steffens	—	—%		%
All directors, director nominees and executive officers as a group ( persons)	—%			%

*	Represents less than 1.0% of the common stock outstanding upon the closing of this offering.
(1)	Represents the 1,000 shares of our common stock purchased by Colony Capital Acquisitions, LLC, a Delaware limited liability company, in connection with our initial capitalization on June 24, 2009. Colony Capital is the sole member of Colony Capital Acquisitions, LLC, and may be deemed to be the beneficial owner of the shares owned by Colony Capital Acquisitions, LLC. As the sole managing member of Colony Capital, Mr. Barrack is deemed to be the beneficial owner of the shares owned by Colony Capital Acquisitions, LLC.
(2)	Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Upon completion of this offering, we will enter into a management agreement with Colony Financial Manager, LLC, our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager, including our Manager’s payment to the underwriters of $0.20 per share for each share sold in this offering under the circumstances described in “Our Manager and the Management Agreement—Management Agreement—Base Management Fee, Incentive Fees and Expense Reimbursement.”

Our Manager is entitled to receive from us a base management fee and incentive fees. Each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the ownership limits set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant in the future. See “Our Manager and the Management Agreement—Management Agreement.”

Each of our officers is also an employee of Colony Capital and certain of its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Our Management—Our Directors, Director Nominees and Executive Officers” and “Risk Factors—Risks Related to Our Management and Our Relationship With Our Manager—There are various conflicts of interest in our relationship with Colony Capital and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.”

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. All of our officers are also employees of Colony Capital and certain of its affiliates. However, our chief financial officer will be seconded exclusively to us pursuant to a secondment agreement with Colony Capital.

Related Party Transaction Policies

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-third of the capital to be funded by such investment vehicles in assets that are substantially similar to our target assets (increasing to one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral that are substantially similar to our target assets from and after the termination of the commitment period of CDCF, which terminates in July 2010), subject to change if agreed upon by a majority of our independent directors. To the extent that we do not have sufficient capital to contribute at least one-third (or one-half, as applicable) of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also will apply to any existing Co-Investment Funds. Our board of directors will re-evaluate the allocation agreement from time to time.

Our Manager and Colony Capital have also agreed that, for so long as the management agreement is in effect, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, the allocation agreement provides for a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

In addition, to avoid any actual or perceived conflicts of interest with Colony Capital and its affiliates, other than in connection with co-investments in accordance with our investment allocation agreement, prior to an acquisition of any security structured or issued by an entity managed by Colony Capital or its affiliates or the purchase or sale of any asset from or to an entity managed by Colony Capital or its affiliates (including any investments in Legacy Loans PPIFs established and managed by Colony Capital or its affiliates, to the extent applicable) such transaction must be approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

In addition to the policies described above with respect to co-investments and other transactions between us and Colony Capital or any of its affiliates, we also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our chief compliance officer any related person transaction and all material facts about the transaction. Our chief compliance officer would then assess and promptly communicate that information to the Audit Committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Restricted Common Stock and Other Equity-Based Awards

Our Equity Incentive Plan and our Director Stock Plan provide for grants of shares of restricted common stock and other equity-based awards. Concurrently with the closing of this offering, we will grant (a) 637,500 shares of restricted common stock under our Equity Incentive Plan to certain of our officers and officers of our Manager and Colony Capital, which shares will vest ratably on each of the first, second and third anniversaries of this offering, and (b) 6,000 shares of restricted common stock under our Director Stock Plan to our three director nominees, which shares will vest ratably on each of the first and second anniversaries of this offering, subject to the director’s continued service on our board of directors.

Purchases of Common Stock by Affiliates

Concurrently with the completion of this offering, certain of our executive officers and certain officers of Colony Capital and its affiliates will acquire 500,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share. Each of our executive officers and certain officers of Colony Capital and its affiliates may sell the shares of our common stock that it purchases in the concurrent private placement at any time following the expiration of the lock-up period, which expires one year after the date of this prospectus. To the extent such persons sell some or all of these shares, our Manager’s interests may be less aligned with our interests.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our executive officers and directors that will obligate us to indemnify them to the maximum extent permitted by Maryland law. The form of indemnification agreement provides that:

•

if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors.

Registration Rights Agreement

Upon completion of this offering, we will enter into a registration rights agreement with regard to (i) the common stock acquired by certain of our executive officers and certain officers of Colony Capital and its affiliates in the private placement occurring simultaneously with the completion of this offering, (ii) any shares of common stock that our Manager may receive in the future in connection with equity-based awards granted under our Equity Incentive Plan, and (iii) any shares of common stock that our Manager may receive in the future pursuant to the incentive fee provisions of the management agreement, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we will grant our Manager and certain of our executive officers and certain officers of Colony Capital and its affiliates and their direct and indirect transferees:

•	unlimited demand registration rights to have the registrable shares registered for resale; and

•

in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our Manager under the management agreement;

provided, however, that these registration rights will only begin to apply one year after the completion of this offering.

Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods, referred to as “blackout periods.”

We will bear all of the costs and expenses incident to our registration requirements under the registration rights agreement, including, without limitation, all registration, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses, and all fees and disbursements of counsel and independent public accountants retained by us. We have also agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Investment Advisory Agreement

Our Manager will enter into an investment advisory agreement with Colony Capital effective upon the closing of this offering. Pursuant to this agreement, our Manager will have access to, among other things, Colony Capital’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

“Colony” License Agreement

Concurrently with the completion of this offering, we will enter into a license agreement pursuant to which we have a non-exclusive, royalty-free license to use the name and trademark “Colony.” Under this agreement, we have a right to use this name and trademark for so long as Colony Financial Manager, LLC serves as our Manager pursuant to the management agreement. This license and trademark will terminate concurrently with any termination of the management agreement.

Co-Investment Rights

Certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our target assets, subject to us and each fund having capital available for investment and the determination by our Manager and the general partner of each fund, which is or will be an affiliate of Colony Capital, that the proposed investment is suitable for us and such fund, respectively. Currently, the Co-Investment Funds may have the right to co-invest with us under certain circumstances. In the event that we co-invest with a Co-Investment Fund, we will not incur any additional fees payable to Colony Capital, our Manager or any of their affiliates. We would be required to pay our pro rata portion (based upon percentage of equity) of transaction and other investment-level expenses incurred in connection with such co-investment.

Depending on the circumstances, we may co-invest in a particular asset with one or any combination of the Co-Investment Funds. To the extent that a Co-Investment Fund has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. Certain existing Co-Investment Funds have a significant amount of capital available for co-investment in our target assets, including CDCF, Colony VIII and Colyzeo II, which currently have approximately $785 million, $675 million and €258 million, respectively, of uncalled capital commitments. To the extent that we acquire assets with the Co-Investment Funds, our ability to invest the proceeds from this offering and the concurrent private placement in revenue-generating assets in the near term may be hindered, which would have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Colony Capital also manage the Co-Investment Funds, and fees payable to such affiliates by the Co-Investment Funds may be more advantageous than fees payable to our Manager, our interests in such investments may conflict with the interests of the Co-Investment Funds, and our Manager or its affiliates may take actions that may not be most favorable to us, including in the event of a default or restructuring of co-investments.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of common stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus, 26,143,500 shares of common stock will be issued and outstanding on a fully diluted basis (29,893,500 shares if the underwriters’ overallotment option is exercised in full), and no preferred shares will be issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Colony Capital or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the FDIC, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guarantee association coverage or any similar protection.

Shares of Common Stock

All shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Distributions, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and liabilities of our company.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning 10% or more of the ownership interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our shares of common stock to be American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

After giving effect to the transactions described in this prospectus, we will have 26,143,500 shares of common stock outstanding on a fully diluted basis. Of these shares, the 25,000,000 shares sold in this offering (28,750,000 shares if the underwriters’ overallotment option is exercised in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our declaration of trust, and except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Our shares of common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors—Risks Related to Our Common Stock.”

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Rule 144

After giving effect to this offering and the concurrent private placement, 1,143,500 shares of our outstanding shares of common stock will be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of shares of our common stock then outstanding; or

•	the average weekly trading volume of shares of our common stock on the NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Registration Rights Agreement

Upon completion of this offering, we will enter into a registration rights agreement with regard to (i) the common stock acquired by certain of our executive officers and certain officers of Colony Capital and its affiliates in the private placement occurring simultaneously with the completion of this offering, (ii) any shares of common stock that our Manager may receive in the future in connection with equity-based awards granted under our Equity Incentive Plan, and (iii) any shares of common stock that our Manager may receive in the future pursuant to the incentive fee provisions of the management agreement, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we will grant our Manager and certain of our executive officers and certain officers of Colony Capital and its affiliates and their direct and indirect transferees:

•	unlimited demand registration rights to have the registrable shares registered for resale; and

•

in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our Manager under the management agreement;

provided, however, that these registration rights will only begin to apply one year after the completion of this offering.

Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods, referred to as “blackout periods.”

We will bear all of the costs and expenses incident to our registration requirements under the registration rights agreement, including, without limitation, all registration, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses, and all fees and disbursements of counsel and independent public accountants retained by us. We have also agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Grants Under 2009 Equity Incentive Plan and 2009 Non-Executive Director Stock Plan

We intend to adopt our equity incentive plan immediately prior to the completion of this offering. The equity incentive plan provides for the grant of incentive awards to our employees, officers, our Manager’s personnel and other service providers. Concurrently with the closing of this offering, we will grant an aggregate of 637,500 shares of restricted common stock under our Equity Incentive Plan to certain of our officers and officers of our Manager and Colony Capital, and intend to reserve an additional 637,500 shares of our common stock for issuance under such plan. In addition, upon completion of this offering, we will grant an aggregate of 6,000 shares of our restricted common stock under our Director Stock Plan to our three director nominees, and intend to reserve an additional 94,000 shares of our common stock for issuance under such plan.

We intend to file with the SEC a Registration Statement on Form S-8 covering the shares of common stock issuable under our Equity Incentive Plan and our Director Stock Plan. Shares of our common stock covered by this registration statement, including any shares of our common stock issuable upon the exercise of options or shares of restricted common stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-Up Agreements

In addition to the limits placed on the sale of our common stock by operation of Rule 144 and other provisions of the Securities Act, our directors and executive officers have agreed with the underwriters of this offering, subject to certain exceptions, not to sell or otherwise transfer or encumber any shares of common stock or securities convertible or exchangeable into shares of common stock owned by them at the completion of this offering and the concurrent private placement or thereafter acquired by them for a period of 180 days after the completion of this offering, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

However, each of our directors and executive officers may transfer or dispose of our shares during this 180-day lock-up period in the case of gifts or for estate planning purposes where the transferee agrees to a similar lock-up agreement for the remainder of the this 180-day lock-up period, provided that no report is required to be filed by the transferor under the Exchange Act as a result of the transfer. In addition, the individuals acquiring our common stock in the concurrent private placement have agreed with the underwriters not to sell or transfer the shares of common stock that they purchase in the concurrent private placement for a period of one year after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15. Initially, we expect to have five directors. Our charter and bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Our bylaws provide that at least a majority of our directors will be “independent,” with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any affect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and fill vacancies and (3) require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Upon completion of this offering, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ownership Limit

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may actually or constructively own more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For more information regarding these restrictions and the constructive ownership rules, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only Colony Financial, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders;”

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”

•	trusts and estates; or

•	U.S. expatriates.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Colony Financial, Inc.

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Hogan & Hartson LLP has acted as our tax counsel in connection this offering. We have received an opinion of Hogan & Hartson LLP to the effect that, commencing with our taxable year ending December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Hogan & Hartson LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan & Hartson LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Hogan & Hartson LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan & Hartson LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Hogan & Hartson LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan & Hartson LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify as a REIT.”

Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders.

For tax years through 2010, most stockholders who are individual U.S. stockholders (as defined below) are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to federal income tax in the following circumstances:

•

We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or our stockholders) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a TRS) if certain arrangements between us and any TRSs we may own do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the subchapter C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to U.S. federal corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the record-keeping requirements of the Internal Revenue Code and the Treasury regulations promulgated thereunder;

(9)	that meets other tests described below, including with respect to the nature of its income and assets; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, will be 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

For purposes of condition (8), we intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification as a REIT—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.     In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s pro rata share of the capital interests in the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions. See “—Requirements for Qualification as a REIT—Gross Income Tests,” “Requirements for Qualification as a REIT—Asset Tests” and “—Failure to Qualify as a REIT,” below, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our common stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed below and result in a greater portion of our distribution being taxable as a dividend.

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation, other than a TRS that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a QRS. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

Taxable REIT Subsidiaries.    In general, a REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to a REIT is an asset in the hands of the REIT, and the REIT generally treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements” and “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders.”

Current restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest paid or accrued by a TRS to its parent REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. It is possible that the TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, a TRS generally will mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, a TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. It is possible that, based on future financing structures, we would have a QRS that is a TMP or a subsidiary that is a REIT and a TMP.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:

•	interest income derived from mortgage loans secured by real property (including certain types of MBSs);

•	“rents from real property;”

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers; and

•

income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of either or both of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income. In addition, income and gain from certain hedging transactions will be disregarded as gross income for purposes of both the 75% and 95% gross income tests. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions.”

Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. We may invest in loans secured by real property that is under construction or being significantly improved, in which case the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% REIT gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. See below under “—Asset Tests” for a discussion of the effect of investments in REMICs and other types of CMBS on our qualification as a REIT.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that allows us to comply with the applicable REIT qualification requirements. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans. To the extent we make mezzanine loans that do not qualify as real estate assets, the interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We intend to hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification as a REIT—Asset Tests” and “—Failure to Qualify as a REIT.”

We may invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

Fee Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income.    We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions.    From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified.” In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 25 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property.    Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

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First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

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Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant.

•

Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, as long as our income from the services does not exceed 1% of our total gross income from the property. For purposes of this test, we are deemed to have received income from non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

Unless we determine that the resulting non-qualifying income under any of the following circumstances, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we currently do not and we do not intend to:

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease;

•	rent any property to a related party tenant, including a TRS;

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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above; or

•	directly perform services considered to be non-customary or provided for the tenant’s convenience.

Income from Prohibited Transactions.    Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Income from Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph, if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBSs acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders or pursuant to the Legacy Loans Program to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following six tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of MBSs and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

(2)	not more than 25% of our total assets may be represented by securities other than those described in (1) above;

(3)	except for securities described in (1) above and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

(4)	except for securities described in (1) above and securities in TRSs or QRSs we may not own more than 10% of any one issuer’s outstanding voting securities;

(5)	except for securities described in (1) above, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(6)	not more than 25% of our total assets may be represented by securities of one or more TRSs.

The 5% and 10% asset tests do not apply to securities of TRSs and QRSs. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Internal Revenue Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

As discussed above, we intend to invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or MBSs that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Although the issue is not free from doubt, we may be required to treat a portion of a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% REIT asset test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan.

As discussed above, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Requirements for Qualification as a REIT—Gross

Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We may not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. Moreover, values of some assets that we intend to own may not be susceptible to a precise determination, and values are subject to change in the future. There can be no assurance that the IRS will not disagree with our determinations as to value and the IRS could assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We may enter into repurchase agreements under which we will normally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests.    The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

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the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net income, if any, (after tax) from foreclosure property; minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains and (2) cannot be passed through or used by our stockholders. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Gross Income Tests.”

Taxable Mortgage Pools and Excess Inclusion Income

A portion of the REIT’s income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax;

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

•

is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Requirements for Qualification as a REIT—Gross Income Tests” and “Requirements for Qualification as a REIT—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

Distributions Generally.    So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. stockholders as long-term capital gains without regard to the period for which the U.S. stockholder that receives such distribution has held its stock. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 15% (through 2010), and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares of our common stock, the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Colony Financial, Inc.” and “—Requirements for

Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Qualified Dividend Income.    With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any TRS in which we may own an interest);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a U.S. corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Common Stock.    In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted basis will equal the U.S. stockholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns on capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum federal income tax rate of 15% (through 2010), if our common stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains.

Capital losses recognized by a U.S. stockholder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our common stock generally should not give rise to UBTI to a U.S. tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a U.S. tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such stockholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These stockholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our common stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Certain restrictions on ownership and transfer of our common stock contained in our charter generally should prevent a person from owning more than 10% of the value of our common stock, and thus we are not likely to become a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, “non-U.S. stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “—Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally.    As described in the discussion below, distributions paid by us with respect to our common stock will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends.    A distribution paid by us to a non-U.S. stockholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•

the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. stockholder owns 5% or less of the value of our common stock at all times during the taxable year during which the distribution is paid.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. stockholder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced treat rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. stockholder and attributable to that stockholder’s share of our excess inclusion income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our non-U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Return of Capital Distributions.    Unless (A) our stock constitutes a USRPI or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits, and (2) the non-U.S. stockholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends.    A distribution paid by us to a non-U.S. stockholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. stockholder owns more than 5% of the value of common stock at any point during the taxable year in which the distribution is paid.

Long-term capital gain that a non-U.S. stockholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. stockholder unless:

•

the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sales by us of USRPIs and paid to a non-U.S. stockholder that owns more than 5% of the value of shares of common stock at any time during the taxable year during which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. stockholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. stockholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability or refundable when the non-U.S. stockholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our common stock held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. stockholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Common Stock.    Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our common stock will constitute a USRPI. However, we cannot assure you that our common stock will not become a USRPI.

Even if the foregoing 50% test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe we will be a domestically controlled qualified investment entity, and that a sale of our common stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market following this offering.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL. Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares of common stock on behalf of such a plan should consider whether the acquisition or the continued holding of the shares of common stock might violate any such similar restrictions.

The DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provided that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or violate any Similar Laws.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Calyon Securities (USA) Inc.
HSBC Securities (USA) Inc.
JMP Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets Corporation

Total

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$20.00	$	$
Underwriting discounts and commissions(1)	$1.20	$	$
Proceeds, before expenses, to us	$18.80	$	$

(1)	The underwriters will be entitled to receive $.60 per share from us at closing. In addition, our Manager will pay to the underwriters $.20 per share for such shares sold in the offering at closing and the underwriters will forego the receipt of payment of $.40 per share, subject to the following. We will agree to reimburse the $.20 per share to our Manager and pay the $.40 per share to the underwriters if, during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discounts and commissions paid by us, based on $.60 per share (or 3% of the public offering price), and by our Manager, based on $.20 per share (or 1% of the public offering price), would be $20.0 million. The following presents this information both assuming that the 8% performance hurdle rate is met and assuming that it is not met:

Performance Hurdle Rate Is Not Met	Per Share
Public offering price	$20.00

Underwriting discounts and commissions paid by us at closing (3%)	$.60
Underwriting discounts and commissions paid by our Manager at closing (1%)	$.20

Total underwriting discounts and commissions paid by us and our Manager if performance hurdle rate is not met (4%)	$.80

Performance Hurdle Rate Is Met	Per Share
Public offering price	$20.00

Underwriting discounts and commissions paid by us at closing (3%)	$.60
Underwriting discounts and commissions paid by our Manager at closing and reimbursed by us if performance hurdle rate is met (1%)	$.20
Additional underwriting discounts and commissions paid by us to underwriters if performance hurdle rate is met (2%)	$.40

Total underwriting discounts and commissions paid by us if performance hurdle rate is met (6%)	$ 1.20

The performance hurdle rate will be met if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%.

Payment by our Manager of a portion of the underwriting discounts and commissions at the time of closing reduces the amount immediately payable by us. However, if (and only if) the performance hurdle is met, we will reimburse our Manager for the underwriting discounts and commissions it previously paid to the underwriters. By using this performance hurdle as a trigger for the reimbursement, this ensures that the payment will only occur when and if we have reached a certain level of performance, instead of at the closing of this offering when we have not yet invested any of the proceeds raised in this offering. If this performance hurdle is not met, we will not have an obligation to reimburse our Manager for the 1% underwriting discounts and commissions paid by our Manager at the closing of this offering (unless the management agreement is terminated under circumstances in which we are required to pay the termination fee). It is in our Manager’s interest to pay a portion of the underwriting discounts and commissions because our Manager will earn fees based on its management of us only in the event that this offering is successfully completed.

Deferral by the underwriters of a portion of the underwriting discounts and commissions further reduces the amount payable by us at closing. However, if (and only if) the performance hurdle described above is met, we will pay to the underwriters the deferred portion of their underwriting discounts and commissions. If the performance hurdle is not met, we will not have an obligation to pay the underwriters the deferred 2% underwriting discounts and commissions.

The expenses of the offering, not including the initial and additional underwriting discounts and commissions, are estimated at $2.0 million and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 3,750,000 additional shares at the public offering price, less the initial and additional underwriting discounts and commissions. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Directed Share Program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 1,250,000 shares of common stock offered by this prospectus for sale to our directors and officers or employees or other affiliates of our Manager or persons who are otherwise associated with us. Only reserved shares purchased by our directors and officers will be subject to the lock-up provisions described below. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. Any reserved shares of our common stock which are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of our common stock offered by this prospectus.

No Sales of Similar Securities

We, each of our executive officers, directors, director nominees, our Manager and Colony Capital have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated. The individuals acquiring our common stock in the concurrent private placement have agreed with the underwriters not to sell or transfer the shares of common stock that they purchase in the concurrent private placement for a period of one year after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lockup provisions described above apply to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the 180-day or one-year periods referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the 180-day or one-year periods, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day or one-year periods, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

New York Stock Exchange Listing

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “CLNY.” In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares of common stock to a minimum number of beneficial owners as required by that exchange.

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiation between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

•	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

•	our financial information,

•	the prospects for our company and the industry in which we compete,

•	an assessment of our officers and Colony Financial Manager, LLC, as our Manager, their past and present operations, and the prospects for, and timing of, our future revenues,

•	the present state of our development, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares of common stock may not develop. It is also possible that after the offering the shares of common stock will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commissions received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. These underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus may be made available on the Internet web site maintained by certain underwriters. Other than any prospectus in electronic format, the information on an underwriter’s web site is not part of this prospectus.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and/or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of shares of common stock shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares of common stock within the European Economic Area should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression of an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares of common stock contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the shares which are the subject of the offering contemplated by this Prospectus (the “Shares”) do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time.

This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this Prospectus (the “Shares”) may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of common stock offered hereby and certain tax matters, will be passed upon for us by Hogan & Hartson LLP, and certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP.

EXPERTS

The balance sheet of Colony Financial, Inc. at June 24, 2009, appearing in this prospectus and registration statement, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website at www.colonyfinancial.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock we propose to sell in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov.

As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of

Colony Financial, Inc.

We have audited the accompanying balance sheet of Colony Financial, Inc. (the “Company”) as of June 24, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Colony Financial, Inc. at June 24, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, California

June 25, 2009

COLONY FINANCIAL, INC.

BALANCE SHEET

June 24, 2009

ASSETS
Cash	$1,000

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value, 100,000 shares authorized, 1,000 shares issued and outstanding	$10
Additional paid in capital	990

Total stockholder’s equity	$1,000

Please see accompanying notes to the Balance Sheet.

COLONY FINANCIAL, INC.

NOTES TO BALANCE SHEET

June 24, 2009

1. Organization

Colony Financial, Inc. (the “Company”) was organized in the state of Maryland on June 23, 2009. Under the Company’s charter, the Company is authorized to issue up to 100,000 shares of common stock. The Company has not commenced operations.

2. Formation of the Company and Initial Public Offering

The Company intends to conduct an initial public offering of common stock (the “IPO”), which is anticipated to be finalized in 2009. Proceeds from the IPO will be used to invest in certain of the Company’s target assets, including commercial mortgage loans, other commercial real estate-related debt investments, CMBS, REO properties and other real estate and real estate-related assets.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

The sole stockholder of the Company is Colony Capital Acquisitions, LLC, a Delaware limited liability company. On June 24, 2009, Colony Capital Acquisitions, LLC made a $1,000 initial capital contribution to the Company.

The Company will be managed by Colony Financial Manager, LLC, a Delaware limited liability company, and an affiliate of the sole stockholder.

3. Significant Accounting Policies

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Costs

Underwriting commissions and costs to be incurred in connection with the Company’s common share offerings will be reflected as a reduction of additional paid-in-capital.

Organization and Offering Costs

Costs incurred to organize the Company will be expensed as incurred. Estimated costs are not yet determinable.

Until                     , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

25,000,000 Shares

Common Stock

PROSPECTUS

BofA Merrill Lynch

Goldman, Sachs & Co.

Morgan Stanley

UBS Investment Bank

Calyon Securities (USA) Inc.

HSBC

JMP Securities

Keefe, Bruyette & Woods

RBC Capital Markets

                    , 2009

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC registration fee	$27,900
FINRA filing fee	50,500
NYSE listing fee	150,000
Printing and engraving fees	150,000
Legal fees and expenses (including Blue Sky fees)	1,400,000
Accounting fees and expenses	150,000
Transfer agent and registrar fees	3,500
Miscellaneous expenses	68,100

Total	$2,000,000

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

On June 24, 2009, Colony Capital Acquisitions, LLC purchased 1,000 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers.

The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Upon completion of this offering, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

None of the proceeds of this offering will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index to the financial statements included in registration statement.

(b) Exhibits. The following exhibits are filed as part of, this registration statement on Form S-11:

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1*	Form of Articles of Amendment and Restatement of Colony Financial, Inc.

3.2*	Form of Amended and Restated Bylaws of Colony Financial, Inc.

4.1*	Specimen Common Stock Certificate of Colony Financial, Inc.

5.1*	Opinion of Hogan & Hartson LLP regarding the validity of the securities being registered

8.1*	Opinion of Hogan & Hartson LLP regarding certain tax matters

10.1*	Form of Private Placement Purchase Agreement

10.2*	Form of Registration Rights Agreement by and among Colony Financial, Inc. and the persons listed on Schedule 1 thereto

10.3*	Form of Management Agreement between Colony Financial Manager, LLC and Colony Financial, Inc.

10.4*	Form of Investment Allocation Agreement among Colony Financial, Inc., Colony Capital, LLC and Colony Financial Manager, LLC

10.5*	Form of 2009 Equity Incentive Plan of Colony Financial, Inc.

10.6*	Form of Restricted Common Stock Award Agreement

10.7*	Form of Stock Option Award Agreement

10.8*	Form of License Agreement between Colony Financial, Inc. and Colony Capital, LLC regarding use of the Colony name

10.9*	Form of Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC

10.10*	Form of Indemnification Agreement with officers and directors

10.11*	Form of 2009 Non-Executive Director Stock Plan of Colony Financial, Inc.

10.12*	Form of Restricted Stock Award Agreement for Non-Executive Directors

21.1*	List of Subsidiaries of the Company

23.1	Consent of Ernst & Young LLP

23.2*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)

23.3*	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)

24.1**	Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on June 30, 2009)

99.1**	Consent of John A. Somers to be named as a proposed director

99.2**	Consent of George G. C. Parker to be named as a proposed director

99.3**	Consent of John L. Steffens to be named as a proposed director

*	To be filed by amendment.
**	Previously filed.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Los Angeles, State of California, on September 8, 2009.

By:	/S/ RICHARD B. SALTZMAN
Richard B. Saltzman Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas J. Barrack, Jr.	Executive Chairman	September 8, 2009

/S/ RICHARD B. SALTZMAN Richard B. Saltzman	Chief Executive Officer, President and Director (principal executive officer)	September 8, 2009

* Darren J. Tangen	Chief Financial Officer (principal financial and accounting officer)	September 8, 2009

* By:	/S/ RICHARD B. SALTZMAN
Richard B. Saltzman Attorney-in-fact

Exhibit List

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1*	Form of Articles of Amendment and Restatement of Colony Financial, Inc.

3.2*	Form of Amended and Restated Bylaws of Colony Financial, Inc.

4.1*	Specimen Common Stock Certificate of Colony Financial, Inc.

5.1*	Opinion of Hogan & Hartson LLP regarding the validity of the securities being registered

8.1*	Opinion of Hogan & Hartson LLP regarding certain tax matters

10.1*	Form of Private Placement Purchase Agreement

10.2*	Form of Registration Rights Agreement by and among Colony Financial, Inc. and the persons listed on Schedule 1 thereto

10.3*	Form of Management Agreement between Colony Financial Manager, LLC and Colony Financial, Inc.

10.4*	Form of Investment Allocation Agreement among Colony Financial, Inc., Colony Capital, LLC and Colony Financial Manager, LLC

10.5*	Form of 2009 Equity Incentive Plan of Colony Financial, Inc.

10.6*	Form of Restricted Common Stock Award Agreement

10.7*	Form of Stock Option Award Agreement

10.8*	Form of License Agreement between Colony Financial, Inc. and Colony Capital, LLC regarding use of the Colony name

10.9*	Form of Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC

10.10*	Form of Indemnification Agreement with officers and directors

10.11*	Form of 2009 Non-Executive Director Stock Plan

10.12*	Form of Restricted Stock Award Agreement for Non-Executive Directors

21.1*	List of Subsidiaries of the Company

23.1	Consent of Ernst & Young LLP

23.2*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)

23.3*	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)

24.1**	Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on June 30, 2009)

99.1**	Consent of John A. Somers to be named as a proposed director

99.2**	Consent of George G. C. Parker to be named as a proposed director

99.3**	Consent of John L. Steffens to be named as a proposed director

*	To be filed by amendment.
**	Previously filed.